FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$1,103,004,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE10
Issuing Entity

Asset-Backed Certificates, Series 2006-HE10

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the base prospectus:

Class	Original Certificate Principal Balance	Pass-Through Rate	Class	Original Certificate Principal Balance	Pass-Through Rate
Class I-A-1	$143,796,000	(1)(2)	Class II-1A-1	$165,072,000	(1)(2)
Class I-A-2	$68,410,000	(1)(2)(3)	Class II-1A-2	$100,107,000	(1)(2)(4)
Class I-A-3	$12,143,000	(1)(2)(3)	Class II-1A-3	$19,674,000	(1)(2)(4)
Class I-M-1	$17,013,000	(1)(2)(3)	Class II-2A	$212,152,000	(1)(2)(4)
Class I-M-2	$19,080,000	(1)(2)(3)	Class II-3A	$143,075,000	(1)(2)(4)
Class I-M-3	$6,201,000	(1)(2)(3)	Class II-M-1	$43,680,000	(1)(2)(4)
Class I-M-4	$7,473,000	(1)(2)(3)	Class II-M-2	$29,820,000	(1)(2)(4)
Class I-M-5	$5,724,000	(1)(2)(3)	Class II-M-3	$16,800,000	(1)(2)(4)
Class I-M-6	$4,611,000	(1)(2)(3)	Class II-M-4	$15,120,000	(1)(2)(4)
Class I-M-7	$5,565,000	(1)(2)(3)	Class II-M-5	$15,120,000	(1)(2)(4)
Class I-M-8	$3,339,000	(1)(2)(3)	Class II-M-6	$13,020,000	(1)(2)(4)
Class I-M-9	$4,929,000	(1)(2)(3)	Class II-M-7	$12,600,000	(1)(2)(4)
			Class II-M-8	$7,140,000	(1)(2)(4)
			Class II-M-9	$11,340,000	(1)(2)(4)

(1)	The pass-through rates on these classes of certificates are adjustable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2)	Subject to a cap as described in this free writing prospectus.
(3)	Subject to a step-up if the group I optional termination right is not exercised.
(4)	Subject to a step-up if the group II optional termination right is not exercised.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:
•	excess spread generated from the related loan group;
•	overcollateralization with respect to the related loan group;
•	cross-collateralization with respect to subgroup II-1, subgroup II-2 and subgroup II-3;
•	with respect to each group of offered certificates, the related interest rate swap agreement;
•
with respect to the Class I-A Certificates, subordination of the Class I-M Certificates, and with respect to the Class I-M Certificates, subordination of the Class I-M Certificates with a higher numerical designation; and

•
with respect to the Class II-A Certificates, subordination of the Class II-M Certificates, and with respect to the Class II-M Certificates, subordination of the Class II-M Certificates with a higher numerical designation.

The interest rate swap agreements will each be between the related supplemental interest trust trustee and Wachovia Bank, N.A. for the benefit of the related certificateholders.

The group I certificates and group II certificates will not be cross-collateralized.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriters will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about December 29, 2006.

Bear, Stearns & Co. Inc.
Société Générale Corporate & Investment Banking

The date of this free writing prospectus is December 18, 2006
For use with the base prospectus dated December 18, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY

TRANSACTION STRUCTURE

RISK FACTORS

THE MORTGAGE POOL

STATIC POOL INFORMATION

THE ISSUING ENTITY

THE DEPOSITOR

THE SPONSOR

SERVICING OF THE MORTGAGE LOANS

DESCRIPTION OF THE CERTIFICATES

THE GROUP I INTEREST RATE SWAP AGREEMENT

THE GROUP II INTEREST RATE SWAP AGREEMENT

THE SWAP ADMINISTRATION AGREEMENT

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

STATE AND OTHER TAXES

ERISA CONSIDERATIONS

LEGAL MATTERS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

RATINGS

LEGAL INVESTMENT

AVAILABLE INFORMATION

INDEX OF DEFINED TERMS

SCHEDULE A

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS

RISK FACTORS

DESCRIPTION OF THE SECURITIES

THE TRUST FUNDS

CREDIT ENHANCEMENT

SERVICING OF LOANS

THE AGREEMENTS

MATERIAL LEGAL ASPECTS OF THE LOANS

THE SPONSOR

THE DEPOSITOR

USE OF PROCEEDS

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

REPORTABLE TRANSACTION

STATE AND LOCAL TAX CONSIDERATIONS

ERISA CONSIDERATIONS

METHOD OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

RATINGS

LEGAL INVESTMENT CONSIDERATIONS

PLAN OF DISTRIBUTION

GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

  SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2006-HE10, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

Approximately 45.80% of the mortgage loans in loan group I were originated by Encore Credit Corp. Approximately 39.38% of the mortgage loans in loan group I were purchased by EMC Mortgage Corporation from various originators through the conduit correspondent channel and were originated pursuant to EMC’s underwriting guidelines as described in this free writing prospectus. Approximately 14.82% of the mortgage loans in loan group I were originated by Bear Stearns Residential Mortgage Corporation.

Approximately 81.58,%, 84.77% and 91.02% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 84.75% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, were originated by Encore Credit Corp. The remainder of the mortgage loans in loan group II were originated by various originators, none of which have originated more than 10% of the mortgage loans in loan group II.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Mortgage Loan Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2006-HE10, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among EMC as seller, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on December 1, 2006.

Closing Date

On or about December 29, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $1,207,619,302. The aggregate principal balance of the mortgage loans in loan group I as of the cut-off date is approximately $330,940,273. The aggregate principal balance of the mortgage loans in subgroup II-1 as of the cut-off date is approximately $390,146,355. The aggregate principal balance of the mortgage loans in subgroup II-2 as of the cut-off date is approximately $290,571,443. The aggregate principal balance of the mortgage loans in subgroup II-3 as of the cut-off date is approximately $195,961,231. The aggregate principal balance of the mortgage loans in loan group II as of the cut-off date is approximately $876,679,029. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups, loan group I and loan group II. We refer to each group of mortgage loans as a loan group. Loan group II will be further divided into three subgroups, subgroup II-1, subgroup II-2 and subgroup II-3. The mortgage loans that we have allocated to loan group I and subgroup II-1 are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae limits. The mortgage loans that we have allocated to subgroup II-2 are comprised of mortgage loans that conform to Fannie Mae limits. The mortgage loans that we have allocated to subgroup II-3 are comprised of mortgage loans that conform to Freddie Mac.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans in loan group I will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans in loan group I that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The adjustable rate mortgage loans in loan group II will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans in loan group II that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years.

The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 14.21% of the mortgage loans in loan group I will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Approximately 22.77%,of the mortgage loans in subgroup II-1 will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years. Approximately 12.89% of the mortgage loans in subgroup II-2 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 12.79%,of the mortgage loans in subgroup II-3 will receive interest only for the initial period set forth in the related mortgage note, ranging from two to five years. Approximately 17.26% of the mortgage loans in loan group II in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

Loan Group I

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans	1,591
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	2.51%
Aggregate principal balance	$330,940,273
Average principal balance	$208,008
Range of principal balances	$15,092 to $792,000
Range of mortgage rates	5.900% to 13.800%
Weighted average mortgage rate	8.289%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.68%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	81.52%
Weighted average stated remaining term to maturity	356 months
Range of stated remaining terms to maturity	119 months to 359 months
Type of mortgaged properties
Single-family dwellings	75.34%
2-4 family dwellings	5.68%
Planned unit developments	13.12%
Condominiums	4.37%
Townhouse	1.48%
Owner-occupied	93.95%
State concentrations (greater than 5%)
California	25.99%
Florida	12.70%
Maryland	7.62%
Illinois	6.21%
First lien	98.23%
Second lien	1.77%
Balloon Loans	40.60%
Fixed Rate Loans	17.59%
Adjustable Rate Loans	82.41%
Weighted Average Gross Margin (per annum)*	5.611%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.560%
Weighted Average Periodic Cap (per annum)*	1.005%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	14.326%
Weighted Average Months to First Interest Adjustment Date*	23 months

*Adjustable Rate Loans only

Loan Group II

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans	3,843
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	5.71%
Aggregate principal balance	$876,679,029
Average principal balance	$228,124
Range of principal balances	$12,489 to $1,500,000
Range of mortgage rates	5.700% to 14.250%
Weighted average mortgage rate	8.310%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	81.23%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	84.33%
Weighted average stated remaining term to maturity	353 months
Range of stated remaining terms to maturity	119 months to 359 months
Type of mortgaged properties
Single-family dwellings	74.45%
2-4 family dwellings	9.85%
Planned unit developments	10.52%
Condominiums	4.50%
Townhouse	0.68%
Owner-occupied	94.38%
State concentrations (greater than 5%)
California	35.75%
Florida	11.09%
Illinois	9.99%
New York	7.85%
Maryland	5.14%
First lien	96.01%
Second lien	3.99%
Balloon Loans	39.87%
Fixed Rate Loans	25.45%
Adjustable Rate Loans	74.55%
Weighted Average Gross Margin (per annum)*	5.573%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.108%
Weighted Average Periodic Cap (per annum)*	1.053%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	13.579%
Weighted Average Months to First Interest Adjustment Date*	24 months

*Adjustable Rate Loans only

Subgroup II-1

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-1 as of the cut-off date:

Number of mortgage loans	1,496
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	10.02%
Aggregate principal balance	$390,146,355
Average principal balance	$260,793
Range of principal balances	$12,489 to $1,500,000
Range of mortgage rates	5.700% to 14.250%
Weighted average mortgage rate	8.390%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	84.00%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	89.29%
Weighted average stated remaining term to maturity	350 months
Range of stated remaining terms to maturity	171 months to 359 months
Type of mortgaged properties
Single-family dwellings	73.59%
2-4 family dwellings	8.78%
Planned unit developments	11.87%
Condominiums	4.97%
Townhouse	0.79%
Owner-occupied	95.96%
State concentrations (greater than 5%)
California	48.89%
New York	8.65%
Florida	8.31%
Illinois	6.24%
First lien	91.85%
Second lien	8.15%
Balloon Loans	41.51%
Fixed Rate Loans	23.87%
Adjustable Rate Loans	76.13%
Weighted Average Gross Margin (per annum)*	5.566%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.162%
Weighted Average Periodic Cap (per annum)*	1.065%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	13.504%
Weighted Average Months to First Interest Adjustment Date*	24 months

*Adjustable Rate Loans only

Subgroup II-2

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-2 as of the cut-off date:

Number of mortgage loans	1,409
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	2.82%
Aggregate principal balance	$290,571,443
Average principal balance	$206,225
Range of principal balances	$24,979 to $539,856
Range of mortgage rates	5.990% to 12.990%
Weighted average mortgage rate	8.260%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	78.39%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	79.63%
Weighted average stated remaining term to maturity	356 months
Range of stated remaining terms to maturity	119 months to 359 months
Type of mortgaged properties
Single-family dwellings	74.34%
2-4 family dwellings	11.26%
Planned unit developments	9.67%
Condominiums	4.03%
Townhouse	0.69%
Owner-occupied	94.52%
State concentrations (greater than 5%)
California	25.26%
Florida	13.36%
Illinois	12.78%
New York	8.99%
Maryland	6.40%
First lien	98.90%
Second lien	1.10%
Balloon Loans	37.74%
Fixed Rate Loans	27.87%
Adjustable Rate Loans	72.13%
Weighted Average Gross Margin (per annum)*	5.621%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.132%
Weighted Average Periodic Cap (per annum)*	1.034%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	13.624%
Weighted Average Months to First Interest Adjustment Date*	24 months

*Adjustable Rate Loans only

Subgroup II-3

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-3 as of the cut-off date:

Number of mortgage loans	938
Percentage of mortgage loans with 100% loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	1.40%
Aggregate principal balance	$195,961,231
Average principal balance	$208,914
Range of principal balances	$49,083 to $624,910
Range of mortgage rates	5.890% to 12.440%
Weighted average mortgage rate	8.225%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.89%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	81.43%
Weighted average stated remaining term to maturity	357 months
Range of stated remaining terms to maturity	172 months to 359 months
Type of mortgaged properties
Single-family dwellings	76.30%
2-4 family dwellings	9.89%
Planned unit developments	9.07%
Condominiums	4.27%
Townhouse	0.46%
Owner-occupied	91.01%
State concentrations (greater than 5%)
California	26.64%
Illinois	13.30%
Florida	13.28%
Maryland	6.48%
First lien	100.00%
Balloon Loans	39.76%
Fixed Rate Loans	24.99%
Adjustable Rate Loans	75.01%
Weighted Average Gross Margin (per annum)*	5.520%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	1.965%
Weighted Average Periodic Cap (per annum)*	1.053%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	13.668%
Weighted Average Months to First Interest Adjustment Date*	23 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

The trust will issue the certificates in two certificate groups. No collections or recoveries from the mortgage loans in loan group I will be used to support the certificates in subgroup II-1, the certificates in subgroup II-2 or the certificates in subgroup II-3. No collections or recoveries from the mortgage loans in subgroup II-1, subgroup II-2 or subgroup II-3 will be used to support the group I certificates. Collections or recoveries from the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3 may be used to support the certificates related to the other subgroups of group II certificates.

General

Description of the Group I Certificates

With respect to the mortgage loans in loan group I, the trust will issue senior and subordinate certificates. We sometimes refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates in this free writing prospectus collectively as the Class I-A Certificates or the group I senior certificates. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates will each represent subordinated interests in loan group I, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class I-M Certificates or the group I subordinated certificates. We sometimes refer to the Class I-A Certificates and Class I-M Certificates in this free writing prospectus collectively as the group I offered certificates.

With respect to the mortgage loans in loan group I, the trust will also issue the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates (also referred to in this free writing prospectus collectively as the Class I-R Certificates or the group I residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class I-P Certificates and the Class I-CE Certificates, all of which we are not offering by this free writing prospectus. We sometimes refer to the Class I-A, Class I-M, Class I-R, Class I-P and Class I-CE Certificates in this free writing prospectus collectively as the group I certificates.

The last scheduled distribution date for the group I offered certificates (other than the Class I-A-1 Certificates and Class I-A-2 Certificates) is the distribution date in December 2036. The last scheduled distribution date for the Class I-A-1 Certificates and Class I-A-2 Certificates is the distribution date in June 2032 and October 2036, respectively.

The aggregate principal balance of the group I mortgage loans reflected in this free writing prospectus may be greater than the sum of the aggregate certificate principal balance of the group I offered certificates and the related overcollateralization amount because the certificate principal balance of the group I offered certificates are based on an expected aggregate stated principal balance of the group I mortgage loans as of the cut-off date.

However, the final certificate principal balances of the group I offered certificates will be based on the final aggregate principal balance of the group I mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool with respect to loan group I such that the aggregate principal balance of the group I mortgage loans will be equal to the sum of the aggregate certificate principal balance of the group I offered certificates and the related overcollateralization amount.

Description of the Group II Certificates

With respect to the mortgage loans in loan group II, the trust will issue senior and subordinate certificates. The Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates will represent interests principally in subgroup II-1, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class II-1A Certificates. The Class II-2A Certificates will represent interests principally in subgroup II-2. The Class II-3A Certificates will represent interests principally in subgroup II-3. We sometimes refer to the Class II-1A, Class II-2A and Class II-3A Certificates collectively in this free writing prospectus as the Class II-A Certificates or the group II senior certificates. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates will each represent subordinated interests in subgroup II-1, subgroup II-2 and subgroup II-3, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class II-M Certificates or the group II subordinated certificates. We sometimes refer to the Class II-A Certificates and Class II-M Certificates in this free writing prospectus collectively as the group II offered certificates.

With respect to the mortgage loans in loan group II, the trust will also issue the Class II-R-1 Certificates and Class II-RX Certificates (also referred to in this free writing prospectus together as the Class II-R Certificates or the group II residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class II-P Certificates and the Class II-CE Certificates, all of which we are not offering by this free writing prospectus. We sometimes refer to the Class II-A, Class II-M, Class II-R, Class II-P and Class II-CE Certificates in this free writing prospectus collectively as the group II certificates.

The last scheduled distribution date for the group II offered certificates (other than the Class II-1A-1 Certificates and Class II-1A-2 Certificates) is the distribution date in December 2036. The last scheduled distribution date for the Class II-1A-1 Certificates and Class II-1A-2 Certificates is the distribution date in August 2031 and October 2036, respectively.

The aggregate principal balance of the group II mortgage loans reflected in this free writing prospectus may be greater than the sum of the aggregate certificate principal balance of the group II offered certificates and the related overcollateralization amount because the certificate principal balance of the group II offered certificates are based on an expected aggregate stated principal balance of the group II mortgage loans as of the cut-off date.

However, the final certificate principal balances of the group II offered certificates will be based on the final aggregate principal balance of the group II mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool with respect to loan group II such that the aggregate principal balance of the group II mortgage loans will be equal to the sum of the aggregate certificate principal balance of the group II offered certificates and the related overcollateralization amount.

The Certificates

We sometimes refer to the Class I-A Certificates and Class II-A Certificates in this free writing prospectus collectively as the senior certificates or the Class A Certificates. We sometimes refer to the Class I-M Certificates and Class II-M Certificates in this free writing prospectus collectively as the subordinated certificates or the Class M Certificates. We sometimes refer to the group I offered certificates and group II offered certificates collectively in this free writing prospectus as the offered certificates. We sometimes refer to the Class I-R Certificates and Class II-R Certificates in this free writing prospectus collectively as the residual certificates or Class R Certificates. We sometimes refer to the Class I-CE Certificates and Class II-CE Certificates together in this free writing prospectus as the Class CE Certificates. We sometimes refer to the Class I-P Certificates and Class II-P Certificates together in this free writing prospectus as the Class P Certificates. We sometimes refer to the group I certificates and group II certificates collectively in this free writing prospectus as the certificates.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date with respect to the related loan group, a specified margin as follows:

•	Class I-A-1 Certificates: ____% per annum.

•	Class I-A-2 Certificates: ____% per annum.

•	Class I-A-3 Certificates: ____% per annum.

•	Class I-M-1 Certificates: ____% per annum.

•	Class I-M-2 Certificates: ____% per annum.

•	Class I-M-3 Certificates: ____% per annum.

•	Class I-M-4 Certificates: ____% per annum.

•	Class I-M-5 Certificates: ____% per annum.

•	Class I-M-6 Certificates: ____% per annum.

•	Class I-M-7 Certificates: ____% per annum.

•	Class I-M-8 Certificates: ____% per annum.

•	Class I-M-9 Certificates: ____% per annum.

•	Class II-1A-1 Certificates: ____% per annum.

•	Class II-1A-2 Certificates: ____% per annum.

•	Class II-1A-3 Certificates: ____% per annum.

•	Class II-2A Certificates: ____% per annum.

•	Class II-3A Certificates: ____% per annum.

•	Class II-M-1 Certificates: ____% per annum.

•	Class II-M-2 Certificates: ____% per annum.

•	Class II-M-3 Certificates: ____% per annum.

•	Class II-M-4 Certificates: ____% per annum.

•	Class II-M-5 Certificates: ____% per annum.

•	Class II-M-6 Certificates: ____% per annum.

•	Class II-M-7 Certificates: ____% per annum.

•	Class II-M-8 Certificates: ____% per annum.

•	Class II-M-9 Certificates: ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the offered certificates will be subject to an interest rate cap which we describe below.

After the first possible group I optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class I-A-3 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%. ____% and ____% per annum, respectively; after the first possible group II optional termination date, we will increase the margin applicable to the pass-through rate for the Class II-1A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-1A-3 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-2A Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-3A Certificates as described above, to ____% per annum, and the margin applicable to the pass-through rate for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the group I offered certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in loan group I, adjusted for any related net swap payments and certain related swap termination payments payable to the group I swap provider as described in this free writing prospectus.

The interest rate cap for the Class II-1A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-1, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this free writing prospectus.

The interest rate cap for the Class II-2A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-2, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this free writing prospectus.

The interest rate cap for the Class II-3A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-3, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this free writing prospectus.

The interest rate cap for the Class II-M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, weighted in proportion to the results of subtracting from the aggregate stated principal balance of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, the certificate principal balance of the related group II senior certificates, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the group I offered certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the group I offered certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are related available funds remaining after certain other distributions on the group I offered certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the group I interest rate swap agreement to pay amounts as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the group II offered certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the group II offered certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are related available funds remaining after certain other distributions on the group II offered certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the group II interest rate swap agreement to pay amounts as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in January 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

For each class of subordinate certificates, any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from excess cashflow and from amounts in the related supplemental interest trust, in each case as and to the extent described in this free writing prospectus.

The group I offered certificates may receive additional interest distributions from payments under the group I interest rate swap agreement as described below under “The Group I Interest Rate Swap Agreement”.

The group II offered certificates may receive additional interest distributions from payments under the group II interest rate swap agreement as described below under “The Group II Interest Rate Swap Agreement”.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal from related available funds. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans in the related loan group, and

•
until a specified overcollateralization level has been reached, interest payments on the mortgage loans in the related loan group not needed to pay interest on the related certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans in the related loan group. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that related senior certificateholders will receive regular payments of interest and principal.

The group I senior certificates will have a payment priority over the certificates designated as group I subordinated certificates. Among the classes of group I subordinated certificates:

•	the Class I-M-1 Certificates will have payment priority over the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-2 Certificates will have payment priority over the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-3 Certificates will have payment priority over the Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-4 Certificates will have payment priority over the Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-5 Certificates will have payment priority over the Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-6 Certificates will have payment priority over the Class I-M-7, Class I-M-8 and Class I-M-9 Certificates,

•	the Class I-M-7 Certificates will have payment priority over the Class I-M-8 Certificates and Class I-M-9 Certificates, and

•	the Class I-M-8 Certificates will have payment priority over the Class I-M-9 Certificates.

The group II senior certificates will have a payment priority over the certificates designated as group II subordinated certificates. Among the classes of group II subordinated certificates:

•	the Class II-M-1 Certificates will have payment priority over the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-2 Certificates will have payment priority over the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-3 Certificates will have payment priority over the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-4 Certificates will have payment priority over the Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-5 Certificates will have payment priority over the Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-6 Certificates will have payment priority over the Class II-M-7, Class II-M-8 and Class II-M-9 Certificates,

•	the Class II-M-7 Certificates will have payment priority over the Class II-M-8 Certificates and Class II-M-9 Certificates, and

•	the Class II-M-8 Certificates will have payment priority over the Class II-M-9 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans in the related loan group, first to reduce the amount of excess spread for the related loan group, second to reduce the related overcollateralization amount, and third among the related certificates, beginning with the related class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses on the mortgage loans in a loan group to the next most junior class of related subordinated certificates, until the certificate principal balance of each class of related subordinated certificates is reduced to zero. If none of the related Class M Certificates are outstanding, all such losses will be allocated to the related Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans in each loan group to generate more interest than is needed to pay interest on the related offered certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans in the related loan group, adjusted for related net swap payments and swap termination payments payable to the related swap provider, to be higher than the weighted average pass-through rate on the related offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans in the related loan group that is larger than the certificate principal balance of the related offered certificates. Interest payments received in respect of the mortgage loans in the related loan group in excess of the amount that is needed to pay interest on the related offered certificates and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization for each loan group will be met.

We refer you to “Description of the Certificates —Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Cross-Collateralization. The payment rules require that after the group II senior certificates relating to a subgroup receive certain payments on each distribution date, available funds from that subgroup otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other subgroup as described in this free writing prospectus. This feature is called “cross-collateralization.”

No collections or recoveries from the mortgage loans in loan group I will be used to support the mortgage loans in loan group II. No collections or recoveries from the mortgage loans in loan group II will be used to support the mortgage loans in loan group I.

Interest Rate Swap Agreements. LaSalle Bank National Association, in its capacity as group I supplemental interest trust trustee of the group I supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group I with Wachovia Bank, N.A., in such capacity, the group I swap provider. LaSalle Bank National Association, in its capacity as group II supplemental interest trust trustee of the group II supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group II with Wachovia Bank, N.A., in such capacity, the group II swap provider. Each supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to each interest rate swap agreement on behalf of the related supplemental interest trust, whether payable by or to the related swap provider pursuant to the related interest rate swap agreement. On or before each distribution date commencing with the distribution date in January 2007 and ending with the distribution date in December 2011, the swap administrator will be obligated to make a fixed payment to the related swap provider, and the related swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the related supplemental interest trust, in each case as set forth in the related interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under each interest rate swap agreement exceeds the related floating payment in respect of any distribution date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the swap administrator for payment to the related swap provider. To the extent that the floating payment under each interest rate swap agreement exceeds the related fixed payment in respect of any distribution date, the related swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the offered certificates an amount necessary for certain distributions as described in this free writing prospectus.

Upon early termination of each interest rate swap agreement, the swap administrator or the related swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the swap administrator in the same amount from the related loan group (to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which amount will be paid by the trust with respect to the related loan group on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the related Class A and Class M certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this free writing prospectus, in which event payment of such amount by the trust with respect to the related loan group to the swap administrator will be subordinated to all distributions to the related Class A and Class M certificateholders. The obligations of the swap administrator to make a swap termination payment to the related swap provider will be limited to the extent of funds received from the trust with respect to the related loan group for such purpose.

Except as described in the second preceding sentence, amounts payable by the trust with respect to a loan group to the swap administrator for payment to the related swap provider will be deducted from related available funds before distributions to related certificateholders.

We refer you to“The Group I Interest Rate Swap Agreement and The Group II Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans in the related loan group. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Trustee Fee

The trustee will be entitled to any amounts earned on funds in the distribution account.

Optional Termination

Group I Offered Certificates

At its option, the majority holder of the Class I-CE Certificates may purchase all of the remaining assets in the trust fund relating to loan group I when the principal balance of the mortgage loans in loan group I and any related foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans in loan group I as of the cut-off date. If the majority holder of the Class I-CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in loan group I when the principal balance of the mortgage loans in loan group I and any related foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans in loan group I as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the group I certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any group II certificates are outstanding, as described below).

Group II Offered Certificates

At its option, the majority holder of the Class II-CE Certificates may purchase all of the remaining assets in the trust fund relating to loan group II when the principal balance of the mortgage loans in loan group II and any related foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans in loan group II as of the cut-off date. If the majority holder of the Class II-CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in loan group II when the principal balance of the mortgage loans in loan group II and any related foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans in loan group II as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the group II certificates.

The Class I-R-2 Certificates and Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all of the group II certificates and (ii) the retirement of all the group I certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates).

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve funds and, for the avoidance of doubt, the supplemental interest trusts, the swap administration agreement, the swap accounts and the interest rate swap agreements) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-M-1	AA+	Aaa
I-M-2	AA	Aa1
I-M-3	AA-	Aa2
I-M-4	A+	Aa3
I-M-5	A	A1
I-M-6	A-	A1
I-M-7	BBB+	A2
I-M-8	BBB	A3
I-M-9	BBB-	Baa1
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-1A-3	AAA	Aaa
II-2A	AAA	Aaa
II-3A	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA	Aa2
II-M-3	AA-	Aa3
II-M-4	A+	A1
II-M-5	A	A2
II-M-6	A-	A3
II-M-7	BBB+	Baa1
II-M-8	BBB	Baa2
II-M-9	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

  TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
EMC Mortgage Corporation
Master Servicer
Aggregates collections
purchase loans
loan purchase price
EMC Mortgage Corporation
Sponsor
Purchases loans
Forms pool
Master Funding LLC
Seller
Purchase loans
asset pool
net offering proceeds
net offering proceeds
Bear, Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Bear Stearns Asset Backed
Securities I LLC
Depositor
Creates issuing entity
certificates
offering proceeds
asset pool
certificates
LaSalle Bank National Association
Trustee, Group I Supplemental
Interest Trust Trustee and Group II
Supplemental Interest Trust Trustee
Represents investors interests
Calculates cashflows
Remits to investors
monthly distributions
Bear Stearns Asset Backed
Securities I Trust 2006-HE10
Issuing entity
Holds pool
Issues certificates
Monthly distributions/ Certain proceeds payable under the related Interest Rate Swap Agreement
Investors
certificates

  RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

•	with respect to the group I senior certificates: the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-1 Certificates: the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-2 Certificates: the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-3 Certificates: the Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-4 Certificates: the Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-5 Certificates: the Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-6 Certificates: the Class I-M-7, Class I-M-8 and Class I-M-9 Certificates;
•	with respect to the Class I-M-7 Certificates: the Class I-M-8 Certificates and Class I-M-9 Certificates; and
•	with respect to the Class I-M-8 Certificates: the Class I-M-9 Certificates.
•	with respect to the group II senior certificates: the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-1 Certificates: the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-2 Certificates: the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-3 Certificates: the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-4 Certificates: the Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-5 Certificates: the Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-6 Certificates: the Class II-M-7, Class II-M-8 and Class II-M-9 Certificates;
•	with respect to the Class II-M-7 Certificates: the Class II-M-8 Certificates and Class II-M-9 Certificates; and
•	with respect to the Class II-M-8 Certificates: the Class II-M-9 Certificates.

We will provide credit enhancement for the related certificates, first, by the right of the holders of the related certificates to receive certain payments of interest and principal prior to the related subordinated classes and, second, by the allocation of realized losses on the mortgage loans in the related loan group to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the related more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans in the related loan group will be allocated, first, to reduce the amount of excess spread for the related loan group, second, to reduce the overcollateralization amount for the related loan group, third, to each class of related subordinated certificates, beginning with the class of related subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero, and fourth, to the related Class A Certificates as described below. This means that with respect to the group I offered certificates, realized losses on the mortgage loans in loan group I would first be allocated to the Class I-M-9 Certificates, and then to the other classes of Class I-M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class I-M Certificates is reduced to zero, then to the Class I-A Certificates, on a pro rata basis, based on the certificate principal balance of each such class, each as described in this free writing prospectus. This means that with respect to the group II offered certificates, realized losses on the mortgage loans in loan group II would first be allocated to the Class II-M-9 Certificates, and then to the other classes of Class II-M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class II-M Certificates is reduced to zero, and then to the related classes of Class II-A Certificates, on a pro rata basis, based on the certificate principal balance of each such class, and then to the non-related classes of Class II-A Certificates, each as described in this free writing prospectus. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate principal balance of all the related subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans in the related loan group.
See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the subordinated certificates in a loan group will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. If the actual rate and severity of losses on the mortgage loans in the related loan group are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group will also affect an investor’s actual yield to maturity on the related subordinated certificates, even if the rate of defaults and severity of losses over the life of the mortgage loans in the related loan group are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group, to the extent they exceed the amount of excess spread for the related loan group for the related distribution date and the overcollateralization following distributions of principal on the related loan group on the related distribution date, will reduce the certificate principal balance of each of the related subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least January 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. As a result, the weighted average lives of the related subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans in the related loan group. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans in the related loan group experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans in the related loan group and the timing thereof, to the extent such losses are not covered by excess spread with respect to such loan group, overcollateralization with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.
Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the related subordinate certificates on and after the related stepdown date, the most subordinate class of related subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most related subordinate class or classes of subordinate certificates may be reduced to zero prior to the related more senior class or classes of related subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related offered certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans in a loan group to be higher than the weighted average pass-through rate on the related offered certificates. If the mortgage loans in a loan group generate more interest than is needed to pay interest on the related offered certificates and related trust fund expenses, adjusted for any related net swap payments and related swap termination payments, we will use such “excess spread” to make additional principal payments on those related offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the mortgage loans in the related loan group, until the required level of overcollateralization has been met. In addition, amounts payable to the trust with respect to each loan group under the related interest rate swap agreement may be used to restore and maintain the required level of overcollateralization with respect to such loan group. Overcollateralization is intended to provide limited protection to related certificateholders by absorbing the certificate’s share of losses from related liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans in the related loan group or that amounts payable under the related interest rate swap agreement will be sufficient to maintain the required level of overcollateralization from any group of certificates. As of the closing date it is expected that the required level of overcollateralization for each loan group will be met.

The excess spread for the related loan group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans in the related loan group.

If the protection afforded by overcollateralization for the related loan group is insufficient, then you could experience a loss on your investment.
The related interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the applicable interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are related available funds remaining after certain other distributions on the related offered certificates and the payment of certain related fees and expenses of the trust and to the extent there are amounts available under the related interest rate swap agreement to pay such amounts as described in this free writing prospectus.
See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the applicable interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans in the related loan group with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the related offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the related offered certificates will be funded to the extent of payments, if any, received from the related swap provider under the related interest rate swap agreement. However, if payments under the related interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the related optional termination date.

In addition, although the offered certificates are entitled to payments under the related interest rate swap agreement during periods of increased One-Month LIBOR rates, the related swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Group I Interest Rate Swap Agreement” and “The Group II Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the related swap provider’s obligations to make payments under the related interest rate swap agreement.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:

•	the mortgaged properties fail to provide adequate security for the mortgage loans in the related loan group, and
•	the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.
Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

•	general economic conditions,
•	the level of prevailing interest rates,
•	the availability of alternative financing, and
•	homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 72.12% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 71.35%, 64.02% and 57.64% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 65.86% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans in the related loan group, which may fluctuate significantly from time to time.

You are encouraged to note that:

•	if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group slower than you anticipate, then your yield may be lower than you anticipate;
•	if you purchase your certificates at a premium and principal is repaid on the mortgage loans in the related loan group faster than you anticipate, then your yield may be lower than you anticipate;
•	if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;
•
since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

•
the overcollateralization provisions, whenever overcollateralization for a loan group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the related classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans in the related loan group will influence the yield on the related offered certificates; and

•	you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans in the related loan group, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans in the related loan group were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 25.99% and 12.70% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the states of California and Florida, respectively. Approximately 48.89%, 24.26% and 26.64% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 35.75% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the state of California. Approximately 8.31%, 13.36% and 13.28% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 11.09% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the state of Florida. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

•	economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;
•	declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and
•
any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.
Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 40.60% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are balloon loans. Approximately 41.51%, 37.74% and 39.76% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 39.87% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriters intend to make a secondary market in the offered certificates, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreements and the swap providers
Net swap payments payable to the swap administrator by each swap provider under the related interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans in the related loan group or subgroup, to reimburse for certain interest shortfalls previously allocated to such certificates and any related basis risk shortfalls, and, to the extent not covered by excess spread with respect to the related loan group, amounts necessary to restore and maintain the required level of overcollateralization for such group of certificates, each as described in this free writing prospectus. However, no net amounts will be payable by either swap provider unless the floating amount owed by either such swap provider on a distribution date exceeds the fixed amount owed to such swap provider on such distribution date. This will not occur with respect to the group I interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the group I interest rate swap agreement) generally exceeds 4.935% per annum (subject to a variance of plus or minus 1.00%). This will not occur with respect to the group II interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the group II interest rate swap agreement) generally exceeds 4.9315% per annum (subject to a variance of plus or minus 1.00%). No assurance can be made that any amounts will be received under either interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls, in each case, with respect to the related loan group. Any net swap payment payable to a swap provider under the terms of the related interest rate swap agreement will reduce amounts available for distribution to related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the mortgage loans in the related loan group is substantially faster than anticipated, the schedule on which payments due under the related interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the related swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any swap termination payment payable to a swap provider in the event of early termination of the related interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain related termination events with respect to the related swap provider, as described in this free writing prospectus, and to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee) will reduce amounts available for distribution to the related offered certificateholders.

Upon early termination of either interest rate swap agreement, the swap administrator or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the swap administrator in the same amount from the related loan group (to the extent not paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the related offered certificateholders (other than certain swap termination payments resulting from an event of default or certain related termination events with respect to the related swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the related offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the related available funds, the related subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust with respect to a loan group before such effects are borne by the related senior certificates, and one or more classes of related subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the related swap provider under the related interest rate swap agreement will be used to pay any necessary related interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the related loan group, to reimburse for certain interest shortfalls previously allocated to such certificates and any related basis risk shortfalls and, to the extent not covered by the related excess spread, to restore and maintain the required level of overcollateralization for such group of certificates as described in this free writing prospectus. However, if the related swap provider defaults on its obligations under the related interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread for such loan group may be reduced. To the extent that distributions on the related offered certificates depend in part on payments to be received by the swap administrator, on behalf of the related supplemental interest trust trustee, under the related interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the related swap provider.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans
Approximately 1.77% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are secured by second liens, rather than first liens. Approximately 8.15% and 1.10% of the mortgage loans in subgroup II-1 and subgroup II-2, respectively, and approximately 3.99% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 99.66% of the mortgage loans in loan group I. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 99.52% and 99.02% of the mortgage loans in subgroup II-1 and subgroup II-2, respectively and approximately 99.47% of the mortgage loans in loan group II in the aggregate. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 9.80% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 80.45% of the mortgage loans in loan group I, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 99.21% with respect to such mortgage loans in loan group I. With respect to approximately 27.70%, 6.63% and 8.66% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 16.46% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 80.31%, 80.09% and 80.30% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 80.28% of the mortgage loans in loan group II in the aggregate, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 99.40%, 98.75% and 98.06% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 99.15% of the mortgage loans in loan group II in the aggregate. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

  THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of December 29, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is December 1, 2006. Percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first and/or second lien on the related mortgaged property and will be assigned to one of the two loan groups, each of which constitutes a separate sub-trust and is referred respectively to as Loan Group I and Loan Group II in this free writing prospectus. Loan Group II will be further divided into three subgroups, which are referred respectively to as Subgroup II-1, Subgroup II-2 and Subgroup II-3. We sometimes refer to Subgroup II-1, Subgroup II-2 and Subgroup II-3 collectively in this free writing prospectus as Loan Group II. The mortgage loans in Loan Group I and Subgroup II-1 are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans in Subgroup II-2 are comprised of mortgage loans that conform to Fannie Mae loan limits. The mortgage loans in Subgroup II-3 are comprised of mortgage loans that conform to Freddie Mac loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment. The mortgage loans have original terms to maturity of not greater than 30 years, except with respect to approximately 0.71%, 2.26%, 3.01% and 2.94% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 2.66% of the mortgage loans in Loan Group II in the aggregate, that amortize based on a 40-year scheduled maturity for the first ten years, and thereafter require reamortized mortgage payments which are scheduled to be paid over the remaining 20 years as described in the related mortgage note.

Approximately 82.41% of the mortgage loans in Loan Group I are adjustable rate mortgage loans. Approximately 76.13%, 72.13% and 75.01% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 74.55% of the mortgage loans in Loan Group II in the aggregate, are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans in Loan Group I that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The interest rate borne by these adjustable rate mortgage loans in Loan Group II that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 14.21% of the mortgage loans in Loan Group I will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Approximately 22.77%,of the mortgage loans in Subgroup II-1 will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years. Approximately 12.89% of the mortgage loans in Subgroup II-2 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 12.79%,of the mortgage loans in Subgroup II-3 will receive interest only for the initial period set forth in the related mortgage note, ranging from two to five years. Approximately 17.26% of the mortgage loans in loan group II in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

Approximately 46.46%, 68.97%, 66.72% and 73.17% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 69.16% of the mortgage loans in Loan Group II in the aggregate, are assumable in accordance with the terms of the related mortgage note. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to“Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

Six-Month LIBOR. Approximately 82.41%, 76.13%, 72.13% and 75.01% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 74.55% of the mortgage loans in Loan Group II in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%	4.71%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	5.13	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39	5.14
May 1	5.04	6.73	4.30	2.12	1.29	1.38	3.41	5.22
June 1	5.25	7.11	3.98	2.08	1.21	1.60	3.54	5.39
July 1	5.65	7.00	3.91	1.95	1.12	1.89	3.73	5.59
August 1	5.71	6.89	3.69	1.87	1.21	1.93	3.95	5.51
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00	5.42
October 1	5.96	6.76	2.52	1.71	1.14	2.20	4.27	5.38
November 1	6.12	6.72	2.15	1.60	1.23	2.32	4.47	5.37
December 1	6.06	6.64	2.03	1.47	1.27	2.63	4.63

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC. We refer you to“The Mortgage Pool—General Underwriting Guidelines”, “The Mortgage Pool—Encore Underwriting Guidelines” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $1,207,619,302 which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to Loan Group I on the closing date will consist of 1,591 mortgage loans with an aggregate principal balance of approximately $330,940,273. The mortgage loans to be transferred by the depositor to Subgroup II-1 on the closing date will consist of 1,496 mortgage loans with an aggregate principal balance of approximately $390,146,355. The mortgage loans to be transferred by the depositor to Subgroup II-2 on the closing date will consist of 1,409 mortgage loans in with an aggregate principal balance of approximately $240,571,443. The mortgage loans to be transferred by the depositor to Subgroup II-3 on the closing date will consist of 938 mortgage loans in with an aggregate principal balance of approximately $195,961,231. The mortgage loans to be transferred by the depositor to Loan Group II on the closing date will consist of 3,843 mortgage loans with an aggregate principal balance of approximately $876,679,028.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans in the related loan group.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans in the related loan group.

Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 72.12% of the mortgage loans in Loan Group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination. Approximately 71.35%, 64.02% and 57.64% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 65.86% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class I-P Certificates will be entitled to all prepayment charges received on the mortgage loans in Loan Group I, and these amounts will not be available for distribution on the other classes of Group I Certificates. The holders of the Class II-P Certificates will be entitled to all prepayment charges received on the mortgage loans in Loan Group II, and these amounts will not be available for distribution on the other classes of Group II Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans in the related loan group. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the related pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2, Subgroup II-3 and Loan Group II in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2, Subgroup II-3 or in Loan Group II in the aggregate, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3 will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement) with Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3 separately identified. Such schedule will include information as to the principal balance of each related mortgage loan group as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed in blank, or without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE10” with all intervening endorsements that show a complete chain of endorsement from the originators to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage in blank, or to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE10”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  with respect to any first or second lien mortgage loan (other than any Piggyback Loan), the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and with respect to any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien mortgage loan or, in lieu thereof, a lien search on the related property that was conducted in connection with the related first lien mortgage loan.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement is, true and correct in all material respects;

2.  immediately prior to the conveyance of the mortgage loans by the related seller to the depositor pursuant to the mortgage loan purchase agreement, the related seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3.  the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

4.  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5.  with respect to any first lien mortgage loan, a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns; and the related originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property ;

6.  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee, on behalf of the certificateholders; and

7.  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the related certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the trust fund within 90 days from the date of notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

Originators

Approximately 45.80% of the mortgage loans in Loan Group I were originated by Encore Credit Corp. Approximately 39.38% of the mortgage loans in Loan Group I were purchased by EMC Mortgage Corporation from various originators through the conduit correspondent channel and were originated pursuant to EMC’s underwriting guidelines as described in this free writing prospectus. Approximately 14.82% of the mortgage loans in Loan Group I were originated by Bear Stearns Residential Mortgage Corporation.

Approximately 81.58%, 84.77% and 91.02% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 84.75% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, were originated by Encore Credit Corp. The remainder of the mortgage loans in Loan Group II were originated by various originators, none of which have originated more than 10% of the mortgage loans in Loan Group II.

General Underwriting Guidelines

The following discussion provides a general description of the underwriting guidelines applicable to all of the mortgage loans, other than the mortgage loans originated by Encore Credit Corp.

The underwriting guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the related mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the mortgage loans bear higher rates of interest than mortgages loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the underwriting guidelines’ full/alternative documentation, stated income documentation and limited documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio, if required, to determine the applicant’s ability to repay the loan, and reviews the appraisal. In determining the ability of the applicant to repay the loan a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property. With respect to purchase money, rate/term and cash out refinance loans secured by single family primary residences the following loan to value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 100% for A+ credit grade mortgage loans with original principal balances of up to $750,000, up to 100% for A credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 95% for A- and B credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 80% for C credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $450,000 and up to 70% for C- credit grade mortgage loans secured by single family, primary residences with original principal balances up to $400,000. The maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

With respect to mortgage loans secured by investment properties, owner occupied loan-to-value ratios are reduced 10% for one-to-two family residences and by 15% for three-to-four family residences. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner if the LTV is less than or equal to 95%. If the LTV is greater than 95%, the lower of both of the borrower’s credit scores will be used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator’s various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower’s federal tax returns. Under the limited documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds to close the loan, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

Encore Credit Corp.

The following discussion provides a general description of the underwriting guidelines applicable to the mortgage loans originated by Encore Credit Corp.

Encore Credit Corp. (“Encore”), a California corporation, is a mortgage finance company that originates and invests in one-to-four-family residential mortgage loans offered to borrowers with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. Encore is owned directly by ECC Capital Corporation, a Maryland corporation, which is a real estate investment trust that invests in residential mortgage loans financed by the issuance of non-recourse debt. ECC Capital Corporation (“ECC Capital”) is a public company, the common stock of which currently trades on the New York Stock Exchange under the ticker symbol “ECR”. On October 10, 2006, ECC Capital announced that it had entered into an agreement to sell certain operating assets used in its subprime wholesale mortgage banking division to Bear Stearns Residential Mortgage Corporation (“BSRM”), a wholly owned subsidiary of The Bear Stearns Companies, Inc., in exchange for cash and the assumption of certain liabilities by BSRM. ECC Capital anticipates that this transaction will be completed by the end of 2006 and at that time it will exit the mortgage origination business.

Encore was incorporated in October 2001 and commenced wholesale lending operations in March 2002. Encore began originating retail mortgage loans during the third quarter of 2004. During the first quarter of 2005, the retail operation was transitioned from Encore to Bravo Credit Corporation, a wholly owned subsidiary of Encore. Since the second quarter of 2006, all of Encore’s retail operations have been conducted by Encore solely out of its Irvine location. As of June 30, 2006, Encore operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business.

Encore currently outsources the servicing of all the loans it originates to third party servicers or sub-servicers. Encore currently utilizes Option One Mortgage Corporation as its sub-servicer for loans held in its portfolio pending sale or transfer to a securitization. Loans included in the securitizations completed in 2005 are also being sub-serviced by Option One, and Countrywide Home Loan Servicing LP and CitiMortgage, Inc. act as the master servicers. Encore’s principal executive offices are located presently at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

As of the dates set forth below, Encore’s total portfolio of nonconforming mortgage loans was as follows:

	31-Dec-03		31-Dec-04		31-Dec-05
Loan Type	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number

Nonconforming	$4,584,619,982	24,823	$9,114,332,309	45,948	$14,040,631,625	65,863

Encore Underwriting Guidelines

Encore underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. Encore has developed internal underwriting processes and criteria that it believes generate quality loans and give it the ability to approve and fund loans quickly. Encore’s internal underwriting guidelines are designed to help it evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. Encore reviews the borrower’s credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, Encore reviews credit scores derived from the borrower’s credit history by one or more nationally recognized credit scoring models.

Underwriting Personnel. All of Encore’s loans are underwritten by its on-site underwriting personnel. Encore does not delegate underwriting authority to any broker or third party. Encore adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. Encore regularly trains its operation managers, who supervise their underwriters, on emerging trends in production. Encore believes that these managers and underwriters are highly qualified and experienced and are familiar with Encore’s underwriting guidelines. Encore believes that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and its rigorous quality control process ensure the continued quality of its loans.

Underwriting Guidelines. Encore’s internal underwriting guidelines are established by its credit committee. Encore’s credit committee meets regularly with its production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet Encore’s formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower’s obligations, Encore’s underwriters can make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of Encore’s loan programs have tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

Encore’s guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. The underwriting of a mortgage loan to be originated or purchased by Encore generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Encore for purchase must be approved by Encore in accordance with its underwriting criteria. Encore regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

Encore requires satisfactory title insurance coverage on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Encore against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Credit Scores. Credit scores are obtained by Encore in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower’s credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. Encore’s current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

Verification of Borrower’s Income. Encore’s mortgage programs include several levels of documentation used to verify the borrower’s income.

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Full income documentation. Encore’s highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower’s most recent Wage and Tax Statement, or W-2; the borrower’s two most recent IRS Form 1040s; or for higher credit score borrowers, the borrower’s personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower’s credit score.

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Limited income documentation. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower’s qualifying income.

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Stated income documentation. The borrower’s income used to qualify for the loan is taken from the borrower’s signed application and compared to the borrower’s line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As lenders that generally specialize in loans made to credit impaired borrowers, Encore has implemented an appraisal review process to support the value used to determine the LTV ratio. Encore uses a variety of steps in its appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that it originates. Encore’s review process requires a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. Encore employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. Encore also employs an appraisal review staff consisting mostly of staff appraisers. As part of their review process, the review department where available, verifies the subject property’s sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio is reduced where it has been determined by Encore’s staff appraisers that the original appraised value cannot be supported.

Quality Control. Encore’s quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by its retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with Encore’s underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

•	the accuracy of all credit and legal information;
•	a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;
•	employment and/or income verification; and
•	legal document review to ensure that the necessary documents are in place.

Loan Programs and Risk Categories. Encore has established loan programs and risk categories, which identify the types of loans that they originate. A majority of Encore’s loan originations are underwritten using the “Credit Score Advantage” program. This program makes loans available to a broad group of borrowers who fit a more traditional non-conforming profile. However, there are borrowers who request LTV ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, Encore has established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. Encore established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program’s criteria quickly and efficiently. The criteria for each of these programs are guidelines only. All of Encore’s loan programs have tiered exception levels whereby approval of an exception is escalated to a higher loan approval authority. Although Encore generally does not make adjustments to the credit category of any applicant, Encore may determine on a case-by-case basis that an applicant warrants a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. Encore may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. Encore may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant’s aggregate monthly debt service payments. Encore expects that a substantial number of the mortgage loans they originate will represent such underwriting exceptions.

Determining a Borrower’s Credit Categories

Under its internal underwriting guidelines, Encore has established several different credit categories within each loan program, and Encore assigns a credit category to each applicant based on the applicant’s credit history. These credit categories establish the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant’s mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

Because the industry does not use standard credit categories, the definitions and credit categories of the loans Encore originates may differ from those used by its competitors. As a result, the credit categories and other data with respect to its loan production that Encore provides in this Prospectus may not be comparable to similar data of its competitors. Also, Encore may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Encore’s underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

Credit Score Programs

This program offers loan to individuals with a wide range of credit backgrounds and offers Encore’s widest range of underwriting criteria. The Credit Score Advantage Program has five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interest rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

“AA” Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 24 months if the borrowers credit score is less that 550. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,500,000 in California and $1,200,000 elsewhere for loans with full, limited or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“A+” Risk Category: In order to qualify under the A+ risk category the applicant must generally have no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to 90% and no more than one 30 day mortgage or rental late within the past 12 months for LTV up to 95%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 18 months if the borrower’s credit score is less than 550. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,000,000 for loans with full, limited or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 95% for first mortgages. The allowable debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“B” Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months. 30 day mortgage or rental late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 12 months if the borrower’s credit score is less than 550. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $750,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 85% for first mortgages. The allowable debt to income ratio is 55% for LTV’s less than or equal to 80% and 50% for LTV’s greater than 80%.

“C” Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. 30 and 60-day late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 6 months if the borrower’s credit score is less than 550. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $650,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 80% for first mortgages. The allowable debt to income ratio is 55%.

“C-” Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months. 30, 60 and 90-day late payments are acceptable. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full, limited or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

Specialty Advantage Program

For those borrowers seeking Encore’s highest allowable LTVs, Encore offers a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full, limited or stated income documentation. This program offer loans to borrowers in Encore’s highest credit category, AA. Because of the additional risk associated with loans with LTV ratios at the high end of what Encore offers, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher LTV ratios.

Interest-Only Option

This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower’s loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is available to borrowers in Encore’s two highest credit categories, AA and A+.

  STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-he10/.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

  THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2006-HE10 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-HE10 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2006-HE10 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2006-HE10’s fiscal year end is December 31.

  THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of June 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,757,963,571. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

  THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and Bear, Stearns & Co. Inc. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		June 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	45,516	$12,690,441,830.33
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	9,735	$2,365,141,449.49
HELOC	-	$-	-	$-	9,309	$509,391,438.93	4,360	$310,097,520.60
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	4,203	$2,168,057,808.87
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	39,946	$15,102,521,877.81
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	68,788	$3,755,330,847.76
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	34,396	$6,069,878,975.92
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	209,831	$43,061,525,370.96

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

  SERVICING OF THE MORTGAGE LOANS

General

EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006, among the depositor, EMC, in its capacity as master servicer and seller, and the trustee.

In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

The Master Servicer

EMC Mortgage Corporation (“EMC”) will act as master servicer under the Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2006 the loan count of EMC’s servicing portfolio grew by approximately 95.9%, and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 132.5%.

As of June 30, 2006, EMC was acting as servicer for approximately 250 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $64.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,868.93	1.40%	4.75%	19,498	$4,427,820,707.76	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,056.79	11.14	26.51	25,539	4,578,725,473.28	10.43	16.48
PrimeArm	7,978	868,798,347.46	4.58	6.31	8,311	1,045,610,015.30	3.39	3.76
PrimeFixed	16,377	1,601,411,491.35	9.40	11.63	14,560	1,573,271,574.42	5.95	5.66
Seconds	25,290	690,059,168.80	14.52	5.01	39,486	1,381,961,155.08	16.13	4.98
Subprime	76,166	5,058,932,125.93	43.73	36.73	114,436	13,706,363,249.78	46.74	49.34
Other	26,523	1,249,014,372.71	15.23	9.07	23,010	1,063,682,459.11	9.40	3.83
Total	174,169	$13,773,599,431.97	100.00%	100.00%	244,840	$27,777,434,634.73	100.00%	100.00%

	As of December 31, 2005				As of June 30, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,321.62	12.69%	23.00%	45,369	$11,945,448,033.57	9.46%	18.50%
Alt-A Fixed	17,680	3,569,563,859.33	3.90	6.03	26,199	5,240,887,578.52	5.46	8.11
Prime Arm	7,428	1,010,068,678.92	1.64	1.71	7,050	935,151,471.50	1.47	1.45
Prime Fixed	15,975	2,140,487,565.90	3.52	3.61	15,683	2,139,403,359.36	3.27	3.31
Seconds	155,510	7,164,515,426.20	34.31	12.10	179,330	8,547,703,139.94	37.38	13.24
Subprime	142,890	20,373,550,690.52	31.53	34.40	139,890	20,361,085,084.49	29.16	31.53
Other	56,216	11,347,144,055.57	12.40	19.16	66,235	15,414,138,024.47	13.81	23.87
Total	453,209	$59,231,264,598.06	100.00%	100.00%	479,756	$64,583,816,691.85	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Collection and Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the certificateholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated realized loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on mortgage loans in the related loan group resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges with respect to the mortgage loans in Loan Group I and penalties will be distributed to the holders of the Class I-P Certificates and prepayment charges with respect to the mortgage loans in Loan Group II and penalties will be distributed to the holders of the Class II-P Certificates.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Account

The master servicer will establish and maintain a custodial account, an account referred to in this free writing prospectus as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement with respect to each loan group all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

With respect to each loan group, the master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans with respect to the mortgage loans.

On the second business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above with respect to each loan group and will remit them to the trustee for deposit in the Distribution Account.

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Distribution Account, into which on the second business day prior to each distribution date it will deposit all amounts with respect to each loan group transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties with respect to each loan group transferred in connection with the optional termination of such loan group. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the trustee will withdraw available funds with respect to each loan group from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this free writing prospectus.

The master servicer will discontinue making advances with respect to any second lien mortgage loan that becomes 60 days delinquent. If the master servicer determines that a net recovery is possible through foreclosure proceedings or other disposition of the related second lien mortgage loan that becomes 60 days delinquent, the master servicer may continue making advances on such second lien mortgage loan.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 15 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

  DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. We refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates collectively in this free writing prospectus as the Class I-A Certificates or the group I senior certificates; and we refer to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates collectively in this free writing prospectus as the Class I-M Certificates or the group I subordinated certificates. We refer to the Class I-A Certificates and Class I-M Certificates collectively in this free writing prospectus as the group I offered certificates (“Group I Offered Certificates”). We refer to the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates collectively in this free writing prospectus as the Class I-R Certificates or the group I residual certificates. We refer to the Class I-A, Class I-M, Class I-R, Class I-CE and Class I-P Certificates collectively in this free writing prospectus as the Group I Certificates. We refer to the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates collectively in this free writing prospectus as the Class II-1A Certificates. We refer to the Class II-1A, Class II-2A and Class II-3A Certificates collectively in this free writing prospectus as the Class II-A Certificates or the group II senior certificates; and we refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates collectively in this free writing prospectus as the Class II-M Certificates or the group II subordinated certificates. We refer to the Class II-A Certificates and Class II-M Certificates collectively in this free writing prospectus as the group II offered certificates (“Group II Offered Certificates”). We refer to the Class II-R-1 Certificates and Class II-RX Certificates collectively in this free writing prospectus as the Class II-R Certificates or the group II residual certificates. We refer to the Class II-A, Class II-M, Class II-R, Class II-CE and Class II-P Certificates collectively in this free writing prospectus as the Group II Certificates. We refer to the Class I-A Certificates and Class II-A Certificates in this free writing prospectus collectively as the senior certificates or the Class A Certificates. We refer to the Class I-M Certificates and Class II-M Certificates in this free writing prospectus collectively as the subordinated certificates or the Class M Certificates. We refer to the Class A Certificates and Class M Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class I-R Certificates and Class II-R Certificates in this free writing prospectus collectively as the residual certificates or Class R Certificates. We refer to the Class I-CE Certificates and Class II-CE Certificates together in this free writing prospectus as the Class CE Certificates. We refer to the Class I-P Certificates and Class II-P Certificates together in this free writing prospectus as the Class P Certificates.

The initial owner of the Class R Certificates is expected to be Bear, Stearns & Co. Inc.

The Group I Certificates and Group II Certificates are not cross-collateralized.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

The aggregate principal balance of the group I mortgage loans reflected in this free writing prospectus may be greater than the sum of the aggregate certificate principal balance of the Group I Offered Certificates and the related overcollateralization amount because the certificate principal balance of the Group I Offered Certificates are based on an expected aggregate stated principal balance of the group I mortgage loans as of the cut-off date. However, the final certificate principal balances of the Group I Offered Certificates will be based on the final aggregate principal balance of the group I mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final group I mortgage pool, such that the aggregate principal balance of the group I mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Group I Offered Certificates and the related overcollateralization amount.

The aggregate principal balance of the group II mortgage loans reflected in this free writing prospectus may be greater than the sum of the aggregate certificate principal balance of the Group II Offered Certificates and the related overcollateralization amount because the certificate principal balance of the Group II Offered Certificates are based on an expected aggregate stated principal balance of the group II mortgage loans as of the cut-off date. However, the final certificate principal balances of the Group II Offered Certificates will be based on the final aggregate principal balance of the group II mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final group II mortgage pool, such that the aggregate principal balance of the group II mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Group II Offered Certificates and the related overcollateralization amount.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Applied Realized Loss Amount” with respect to any class of offered certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans in the related loan group, which have been applied in reduction of the Certificate Principal Balance of such class, minus any related Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the offered certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Certificate Principal Balance” with respect to any class of offered certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans in the related loan group not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class I-A Certificates” means any of the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

“Class I-A Principal Distribution Amount” with respect to the Class I-A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the related Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 41.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M Certificates” means any of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates.

“Class I-M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 51.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 63.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 67.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount and the Class I-M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 72.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount and the Class I-M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 76.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount and the Class I-M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 78.90% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount and the Class I-M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class I-M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 82.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount and the Class I-M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 84.50% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class I-M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount, the Class I-M-7 Principal Distribution Amount and the Class I-M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class I-M-8 Certificates (after taking into account the payment of the Class I-M-8 Principal Distribution Amount on such distribution date)and (10) the Certificate Principal Balance of the Class I-M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 87.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $1,590,000 (subject to a variance of plus or minus 10%).

“Class II-1A Principal Distribution Amount” with respect to the Class II-1A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-1 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-2A Principal Distribution Amount” with respect to the Class II-2A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-2 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-3A Principal Distribution Amount” with respect to the Class II-3A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-3 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-A Principal Distribution Amount” with respect to the Class II-A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the related Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 52.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the related Due Period), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the prior calendar month with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M Certificates” means any of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates.

“Class II-M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 62.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 69.90% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 73.90% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the related Due Period), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the prior calendar month with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount and the Class II-M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 77.50% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount and the Class II-M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 81.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount and the Class II-M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 84.20% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount and the Class II-M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 87.20% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, the Class II-M-6 Principal Distribution Amount and the Class II-M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class II-M-7 Certificates (after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 88.90% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Class II-M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, the Class II-M-6 Principal Distribution Amount, the Class II-M-7 Principal Distribution Amount and the Class II-M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class II-M-7 Certificates (after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class II-M-8 Certificates (after taking into account the payment of the Class II-M-8 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class II-M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 91.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $4,200,000 (subject to a variance of plus or minus 10%).

“Current Interest” with respect to each class of offered certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of offered certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date and any loan group is the sum of (i) the Remaining Excess Spread with respect to such loan group for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date and any loan group is the excess, if any, of the Interest Funds with respect to the related loan group for such distribution date, over the Current Interest on the related offered certificates and Interest Carry Forward Amounts on the related Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” means any of the Group I Extra Principal Distribution Amount or Group II Extra Principal Distribution Amount.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Group I Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-M Certificates and (ii) the Group I Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month).

“Group I Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Group I Overcollateralization Target Amount for such distribution date, over the Group I Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Group I Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Group I Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates on such distribution date (after taking into account the payment of principal other than any Group I Extra Principal Distribution Amount on such certificates).

“Group I Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds with respect to Loan Group I for such distribution date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group I Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group I Overcollateralization Amount is less than or equal to the Group I Overcollateralization Target Amount on that distribution date).

“Group I Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Group I Stepdown Date, approximately 6.20% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 6.20% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date and (2) approximately 12.40% (subject to a variance of plus or minus 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) and (ii) approximately $1,590,000 (subject to a variance of plus or minus 10%) or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding distribution date.

“Group I Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in January 2010 and

(b)	the first distribution date for which the Group I Current Specified Enhancement Percentage is greater than or equal to approximately 58.90% (subject to a variance of plus or minus 1.00%).

A “Group I Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans in Loan Group I that are 60 or more days delinquent (including for this purpose any such mortgage loans in Loan Group I in bankruptcy or foreclosure and mortgage loans in Loan Group I with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), exceeds 27.00% (subject to a variance of plus or minus 1.00%) of the Group I Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans in Loan Group I since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date exceeds the applicable percentage set forth below:

January 2010 through December 2010	3.75% with respect to January 2010, plus an additional 1/12th of the difference between 5.90% and 3.75% for each month thereafter
January 2011 through December 2011	5.90% with respect to January 2011, plus an additional 1/12th of the difference between 7.65% and 5.90% for each month thereafter
January 2012 through December 2012	7.65% with respect to January 2012, plus an additional 1/12th of the difference between 8.55% and 7.65% for each month thereafter
January 2013 and thereafter	8.55%

“Group II Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-M Certificates and (ii) the Group II Overcollateralization Amount, in each case prior to the distribution of the Group II Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month).

“Group II Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Group II Overcollateralization Target Amount for such distribution date, over the Group II Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Group II Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Group II Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the Group II Offered Certificates on such distribution date (after taking into account the payment of principal other than any Group II Extra Principal Distribution Amount on such certificates).

“Group II Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds with respect to Loan Group II for such distribution date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group II Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group II Overcollateralization Amount is less than or equal to the Group II Overcollateralization Target Amount on that distribution date).

“Group II Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Group II Stepdown Date, approximately 4.20% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 4.20% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date and (2) approximately 8.40% (subject to a variance of plus or minus 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) and (ii) approximately $4,200,000 (subject to a variance of plus or minus 10%) or (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding distribution date.

“Group II Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in January 2010 and

(b)	the first distribution date for which the Group II Current Specified Enhancement Percentage is greater than or equal to approximately 47.60% (subject to a variance of plus or minus 1.00%).

A “Group II Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans in Loan Group II that are 60 or more days delinquent (including for this purpose any such mortgage loans in Loan Group II in bankruptcy or foreclosure and mortgage loans in Loan Group II with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), exceeds 33.50% (subject to a variance of plus or minus 1.00%) of the Group II Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans in Loan Group II since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date exceeds the applicable percentage set forth below:

January 2010 through December 2010	3.70% with respect to January 2010, plus an additional 1/12th of the difference between 5.85% and 3.70% for each month thereafter
January 2011 through December 2011	5.85% with respect to January 2011, plus an additional 1/12th of the difference between 7.55% and 5.85% for each month thereafter
January 2012 through December 2012	7.55% with respect to January 2012, plus an additional 1/12th of the difference between 8.50% and 7.55% for each month thereafter
January 2013 and thereafter	8.50%

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of offered certificates and any distribution date, is the sum of:

•	the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to each loan group or subgroup and any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the mortgage loans in the related loan group or subgroup, less the related servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustees and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans in the related loan group or subgroup,

•	all Compensating Interest on the mortgage loans in the related loan group or subgroup,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related loan group or subgroup,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group or subgroup, and

•
the interest portion of the purchase price of the assets of the trust in the related loan group or subgroup upon exercise by the majority holder of the related Class CE Certificates or the master servicer, as applicable, of the related optional termination right, minus

•
any related Net Swap Payments or related Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Swap Administrator for payment to the related Swap Provider for such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Interest Rate Swap Agreement” means any of the Group I Interest Rate Swap Agreement or Group II Interest Rate Swap Agreement.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to Loan Group I and any distribution date on or prior to the first possible group I optional termination date and (i) with respect to the Class I-A-1 Certificates, ___% per annum, (ii) with respect to the Class I-A-2 Certificates, ___% per annum, (iii) with respect to the Class I-A-3 Certificates, ___% per annum, (iv) with respect to the Class I-M-1 Certificates, ___% per annum, (v) with respect to the Class I-M-2 Certificates, ___% per annum, (vi) with respect to the Class I-M-3 Certificates, ___% per annum, (vii) with respect to the Class I-M-4 Certificates, ___% per annum, (viii) with respect to the Class I-M-5 Certificates, ___% per annum, (ix) with respect to the Class I-M-6 Certificates, ___% per annum, (x) with respect to the Class I-M-7 Certificates, ___% per annum, (xi) with respect to the Class I-M-8 Certificates, ___% per annum, and (xii) with respect to the Class I-M-9 Certificates, ___% per annum; and any distribution date after the first possible group I optional termination date, the Margin will increase to (i) with respect to the Class I-A-2 Certificates, ___% per annum, (ii) with respect to the Class I-A-3 Certificates, ___% per annum, (iii) with respect to the Class I-M-1 Certificates, ___% per annum, (iv) with respect to the Class I-M-2 Certificates, ___% per annum, (v) with respect to the Class I-M-3 Certificates, ___% per annum, (vi) with respect to the Class I-M-4 Certificates, ___% per annum, (vii) with respect to the Class I-M-5 Certificates, ___% per annum, (viii) with respect to the Class I-M-6 Certificates, ___% per annum, (ix) with respect to the Class I-M-7 Certificates, ___% per annum, (x) with respect to the Class I-M-8 Certificates ____% per annum, and (xi) with respect to the Class I-M-9 Certificates ____% per annum; With respect to Loan Group II and any distribution date on or prior to the first possible group II optional termination date and (i) with respect to the Class II-1A-1 Certificates, ___% per annum, (ii) with respect to the Class II-1A-2 Certificates, ___% per annum, (iii) with respect to the Class II-1A-3 Certificates, ___% per annum, (iv) with respect to the Class II-2A Certificates, ___% per annum, (v) with respect to the Class II-3A Certificates, ___% per annum, (vi) with respect to the Class II-M-1 Certificates, ___% per annum, (vii) with respect to the Class II-M-2 Certificates, ___% per annum, (viii) with respect to the Class II-M-3 Certificates, ___% per annum, (ix) with respect to the Class II-M-4 Certificates, ___% per annum, (x) with respect to the Class II-M-5 Certificates, ___% per annum, (xi) with respect to the Class II-M-6 Certificates, ___% per annum, (xii) with respect to the Class II-M-7 Certificates, ___% per annum, (xiii) with respect to the Class II-M-8 Certificates, ___% per annum, and (xiv) with respect to the Class II-M-9 Certificates, ___% per annum; and any distribution date after the first possible group II optional termination date, the Margin will increase to (i) with respect to the Class II-1A-2 Certificates, ___% per annum, (ii) with respect to the Class II-1A-3 Certificates, ___% per annum, (iii) with respect to the Class II-2A Certificates, ___% per annum, (iv) with respect to the Class II-3A Certificates, ___% per annum, (v) with respect to the Class II-M-1 Certificates, ___% per annum, (vi) with respect to the Class II-M-2 Certificates, ___% per annum, (vii) with respect to the Class II-M-3 Certificates, ___% per annum, (viii) with respect to the Class II-M-4 Certificates, ___% per annum, (ix) with respect to the Class II-M-5 Certificates, ___% per annum, (x) with respect to the Class II-M-6 Certificates, ___% per annum, (xi) with respect to the Class II-M-7 Certificates, ___% per annum, (xii) with respect to the Class II-M-8 Certificates ____% per annum, and (xiii) with respect to the Class II-M-9 Certificates ___% per annum.

“Net Rate Cap” with respect to any distribution date and the Group I Offered Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of the Group I Net Swap Payment payable to the Group I Swap Provider and any Group I Swap Termination Payment not due to a Group I Swap Provider Trigger Event payable to the Group I Swap Provider on such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

With respect to any distribution date and (A)(1) the Class II-1A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) the Class II-2A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-2 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (3) the Class II-3A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-3 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (4) the Class II-M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of Subgroup II-1, Subgroup II-2 and Subgroup II-3 the aggregate Certificate Principal Balance of the related group II senior certificates, in each case over (B) a per annum rate equal to the sum of the Group II Net Swap Payment payable to the Group II Swap Provider and any Group II Swap Termination Payment not due to a Group II Swap Provider Trigger Event payable to the Group II Swap Provider on such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

The Net Rate Caps will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

“Pass-Through Rate” with respect to each class of offered certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the related Net Rate Cap.

“Piggyback Loan” is a second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

“Prepayment Period” with respect to a distribution date and each principal prepayment in full, is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs. With respect to a distribution date and each partial principal prepayment, the calendar month prior to the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each loan group and distribution date is equal to:

•	the related Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for the related loan group for such distribution date, less

•	any Overcollateralization Release Amount for the related loan group for such distribution date.

“Principal Funds” with respect to each loan group or subgroup and any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date,

•	prepayments in respect of the mortgage loans in the related loan group or subgroup, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the master servicer,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup is less than the aggregate unpaid principal balance of any deleted mortgage loans in the related loan group or subgroup delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group or subgroup, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•
the principal portion of the purchase price of the assets of the trust related to such loan group or subgroup upon the exercise by the majority holder of the related Class CE Certificates or the master servicer, as applicable, of the related optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustees or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any related Net Swap Payments or Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Swap Administrator for payment to the related Swap Provider for such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by Interest Funds.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified upon a default or a reasonably foreseeable default, (a)(1) the amount by which the monthly payment of such mortgage loan has been reduced, (2) the sum of any other amounts owing under the mortgage loan that were forgiven and (3) servicing advances that are forgiven and are reimbursable to the master servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a principal prepayment or the purchase price of such mortgage loan is received or is deemed to have been received and not paid due to such modification. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date and each loan group is the Excess Spread for such loan group less any Extra Principal Distribution Amount for such loan group, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subgroup II-1 Principal Distribution Amount” with respect to the Class II-1A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-1 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-1 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subgroup II-2 Principal Distribution Amount” with respect to the Class II-2A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-2 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-2 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subgroup II-3 Principal Distribution Amount” with respect to the Class II-3A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-3 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-3 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

“Unpaid Realized Loss Amount” with respect to the related Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the related Class A Certificates in respect of any related Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

  Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the related available funds from the Distribution Account for such distribution date and apply Interest Funds for each loan group in the following manner and order of priority:

1.      From Interest Funds in respect of Loan Group I:

(a)  To the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  From remaining related Interest Funds sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, the Current Interest for each such class.

2.  From Interest Funds in respect of Loan Group II:

(a)  From Interest Funds related to Subgroup II-1, to the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  From Interest Funds related to Subgroup II-2, to the Class II-2A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class;

(c)  From Interest Funds related to Subgroup II-3, to the Class II-3A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class;

(i)
From remaining Interest Funds in respect of Subgroup II-1, to the Class II-2A Certificates and Class II-3A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(ii)
From remaining Interest Funds in respect of Subgroup II-2, to the Class II-1A Certificates and Class II-3A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(iii)
From remaining Interest Funds in respect of Subgroup II-3, to the Class II-1A Certificates and Class II-2A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(d)  From remaining Interest Funds in respect of Loan Group II, sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act for the related loan group and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest for the related loan group will be allocated, first, in reduction of amounts otherwise distributable to the related Class CE Certificates, and thereafter, to the accrued interest payable to the related offered certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the related offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the related offered certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread in respect of Loan Group I to the extent necessary to meet a level of overcollateralization equal to the Group I Overcollateralization Target Amount will be the Group I Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for the Group I Offered Certificates and distributed as described below under “—Principal Distributions”. Any Excess Spread in respect of Loan Group I remaining after the distribution of the Group I Extra Principal Distribution amount will be the Remaining Excess Spread for Loan Group I and, together with any Group I Overcollateralization Release Amount, will be applied as Excess Cashflow for Loan Group I as described under “—Excess Spread and Overcollateralization Provisions”.

Any Excess Spread in respect of Loan Group II to the extent necessary to meet a level of overcollateralization equal to the Group II Overcollateralization Target Amount will be the Group II Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for the Group II Offered Certificates and distributed as described below under “—Principal Distributions”. Any Excess Spread in respect of Loan Group II remaining after the distribution of the Group II Extra Principal Distribution Amount will be the Remaining Excess Spread for Loan Group II and, together with any Group II Overcollateralization Release Amount, will be applied as Excess Cashflow for Loan Group II as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions.

Loan Group I

On each distribution date, the trustee will apply the Principal Distribution Amount for Loan Group I for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Group I Stepdown Date or (ii) on which a Group I Trigger Event is in effect:

1. To the Class I-A Certificates, the related Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class I-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class I-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class I-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class I-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class I-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class I-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10. To the Class I-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Group I Stepdown Date, so long as a Group I Trigger Event is not in effect:

1. To the Class I-A Certificates, the Class I-A Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero:

2. To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class I-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class I-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class I-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class I-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class I-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class I-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10. To the Class I-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group I Net Swap Payment or Group I Swap Termination Payment is payable from principal collections related to Loan Group I, Principal Distribution Amounts with respect to Loan Group I will be deemed paid to the most subordinate class of related certificates (other than the Class I-R Certificates and Class I-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Loan Group II

On each distribution date, the trustee will apply the Principal Distribution Amount for Loan Group II for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Group II Stepdown Date or (ii) on which a Group II Trigger Event is in effect:

1.  To the Class II-A Certificates, the related Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  From the Subgroup II-1 Principal Distribution Amount for such distribution date, sequentially to the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  From the Subgroup II-2 Principal Distribution Amount for such distribution date, to the Class II-2A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  From the Subgroup II-3 Principal Distribution Amount for such distribution date, to the Class II-3A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

2.  To the Class II-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class II-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class II-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class II-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class II-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class II-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class II-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class II-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10.  To the Class II-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B) For each distribution date on or after the Group II Stepdown Date, so long as a Group II Trigger Event is not in effect:

1. To the Class II-A Certificates, the related Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  From the Subgroup II-1 Principal Distribution Amount for such distribution date, sequentially to the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates, in that order, the Class II-1A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  From the Subgroup II-2 Principal Distribution Amount for such distribution date, to the Class II-2A Certificates, the Class II-2A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  From the Subgroup II-3 Principal Distribution Amount for such distribution date, to the Class II-3A Certificates, the Class II-3A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class II-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class II-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class II-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class II-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class II-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class II-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class II-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class II-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10. To the Class II-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(C)  Notwithstanding the provisions of clauses (A) and (B) above with respect to Loan Group II, if on any distribution date the Class II-A Certificates related to a subgroup are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class II-A Principal Distribution Amount, as applicable, otherwise allocable to such Class II-A Certificates will be allocated to the remaining subgroup of Class II-A Certificates in the same manner and order of priority described above.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group II Net Swap Payment or Group II Swap Termination Payment is payable from principal collections from Loan Group II, Principal Distribution Amounts with respect to Loan Group II will be deemed paid to the most subordinate class of related certificates (other than the Class II-R Certificates and Class II-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

Group I Certificates

Excess Spread for Loan Group I will be required to be applied as a Group I Extra Principal Distribution Amount and distributed as part of the related Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Group I Offered Certificates whenever the Group I Overcollateralization Amount is less than the Group I Overcollateralization Target Amount. Any Remaining Excess Spread with respect to Loan Group I, together with any Group I Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class I-A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow with respect to Loan Group I, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow with respect to Loan Group I, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow with respect to Loan Group I, to the Swap Administrator for payment to the Group I Swap Provider, the amount of any Group I Swap Termination Payment resulting from a Group I Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Group I Offered Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Group II Certificates

Excess Spread for Loan Group II will be required to be applied as a Group II Extra Principal Distribution Amount and distributed as part of the related Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Group II Offered Certificates whenever the Group II Overcollateralization Amount is less than the Group II Overcollateralization Target Amount. Any Remaining Excess Spread with respect to Loan Group II, together with any Group II Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class II-A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow with respect to Loan Group II, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow with respect to Loan Group II, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow with respect to Loan Group II, to the Swap Administrator for payment to the Group II Swap Provider, the amount of any Group II Swap Termination Payment resulting from a Group II Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Group II Offered Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum	mortgage loan interest collections
(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the related mortgage loans, prior to distributions to related certificateholders.

Allocation of Losses

Any Realized Losses on the mortgage loans in Loan Group I will be applied on any distribution date as follows: first, to Excess Spread for Loan Group I through an increased distribution of the Group I Extra Principal Distribution Amount, second, in reduction of any Group I Overcollateralization Amount, third, to the Class I-M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class I-M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class I-M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class I-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class I-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class I-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and twelfth, to the Class I-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Any Realized Losses on the mortgage loans in Loan Group II will be applied on any distribution date as follows: first, to Excess Spread for Loan Group II through an increased distribution of the Group II Extra Principal Distribution Amount, second, in reduction of any Group II Overcollateralization Amount, third, to the Class II-M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class II-M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class II-M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class II-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class II-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class II-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class II-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class II-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class II-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the related class or classes of Class II-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and thirteenth, to the unrelated class or classes of Class II-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the related Class A Certificates from Remaining Excess Spread for the related loan group, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates will be made on any distribution date on account of Realized Losses with respect to a loan group to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of related offered certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans in the related loan group as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any related Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow with respect to such loan group.

In the event that the master servicer receives any Subsequent Recoveries with respect to a loan group, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of related offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries with respect to a loan group that are received during a Prepayment Period will be included as a part of the related Interest Funds or related Principal Funds, as the case may be, for the related distribution date.

Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	with respect to each loan group, the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
with respect to each loan group, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
with respect to each loan group, the amount of such distribution to holders of the offered certificates (by class) allocable to interest and the portion thereof, if any, provided by the related Interest Rate Swap Agreement and the amount of coverage remaining under either credit enhancement with respect to each loan group;

6.	with respect to each loan group, the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the related offered certificates (if any);

7.
with respect to each loan group, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	with respect to each loan group, the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
with respect to each loan group, the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period and the general source of funds for reimbursements;

11.
with respect to each loan group, the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.
with respect to each loan group and any mortgage loan that was liquidated during the prior calendar month, the aggregate Stated Principal Balance of, and Realized Loss on such mortgage loans as of the end of the prior calendar month;

14.
with respect to each loan group, information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

16.	with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

17.
with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans in such loan group,

18.	with respect to each loan group, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	with respect to each loan group, material breaches of pool asset representation or warranties or transaction covenants;

20.	with respect to each loan group, the amount of the prepayment charges remitted by the master servicer and the amount on deposit in the related reserve fund;

21.
with respect to each loan group, the amount of any Net Swap Payment payable to the trust with respect to the related loan group, any related Net Swap Payment payable to the related Swap Provider, any Swap Termination Payment payable to the trust with respect to the related loan group and any related Swap Termination Payment payable to the related Swap Provider;

22.	with respect to each loan group, information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 992-2833. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” in this free writing prospectus.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller and the trustee and with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, if applicable, holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer or the trustee shall enter into any amendment that has a materially adverse effect on the related Swap Provider without the related Swap Provider’s consent, which consent will not be unreasonably withheld.

Voting Rights

As of any date of determination with respect to the Group I Certificates,

•
holders of the Group I Offered Certificates will be allocated 92% of all voting rights with respect to matters relating to Loan Group I, and 46% of all voting rights for matters relating to both loan groups, allocated among such Group I Offered Certificates in proportion to their respective outstanding Certificate Principal Balances,

•
holders of the Class I-CE Certificates will be allocated 3% of all voting rights of all voting rights with respect to matters relating to Loan Group I, and 1.5% of all voting rights for matters relating to both loan groups, and

•
holders of each class of Class I-R Certificates and Class I-P Certificates will be allocated 1% of all voting rights with respect to matters relating to Loan Group I, and 0.5% of all voting rights for matters relating to both loan groups.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

As of any date of determination with respect to the Group II Certificates,

•
holders of the Group II Offered Certificates will be allocated 92% of all voting rights with respect to matters relating to Loan Group II, and 46% of all voting rights for matters relating to both loan groups, allocated among such Group II Offered Certificates in proportion to their respective outstanding Certificate Principal Balances,

•
holders of the Class II-CE Certificates will be allocated 5% of all voting rights with respect to matters relating to Loan Group II, and 2.5% of all voting rights for matters relating to both loan groups, and

•
holders of each class of Class II-R Certificates and Class II-P Certificates will be allocated 1% of all voting rights with respect to matters relating to Loan Group II, and 0.5% of all voting rights for matters relating to both loan groups.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

Loan Group I

The majority holder of the Class I-CE Certificates will have the right to purchase all remaining mortgage loans in Loan Group I and REO properties in Loan Group I and thereby effect early retirement of all the Group I Certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any Group II Certificates are outstanding, as described below), subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group I and REO properties in Loan Group I at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date. If the majority holder of the Class I-CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans in Loan Group I and REO properties in Loan Group I and thereby effect early retirement of all the related certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any Group II Certificates are outstanding, as described below), subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group I and REO properties in Loan Group I at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date. We refer to such date as the group I optional termination date. In the event that the majority holder of the Class I-CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•
100% of the aggregate Stated Principal Balance of each mortgage loan in Loan Group I, other than in respect of REO property in Loan Group I, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in Loan Group I, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
with respect to Loan Group I, any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Group I Swap Termination Payment payable to the Group I Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class I-CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans in Loan Group I and REO properties in Loan Group I will result in an early retirement of the related certificates.

Notwithstanding anything to the contrary herein, the Class I-R-2 Certificates and Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all the Group II Certificates and (ii) the retirement of all the Group I Certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates).

Loan Group II

The majority holder of the Class II-CE Certificates will have the right to purchase all remaining mortgage loans in Loan Group II and REO properties in Loan Group II and thereby effect early retirement of all the Group II Certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group II and REO properties in Loan Group II at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date. If the majority holder of the Class II-CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans in Loan Group II and REO properties in Loan Group II and thereby effect early retirement of all the related certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group II and REO properties in Loan Group II at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date. We refer to such date as the Group II optional termination date. In the event that the majority holder of the Class II-CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•
100% of the aggregate Stated Principal Balance of each mortgage loan in Loan Group II, other than in respect of REO property in Loan Group II, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in Loan Group II, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
with respect to Loan Group II, any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Group II Swap Termination Payment payable to the Group II Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class II-CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans in Loan Group II and REO properties in Loan Group II will result in an early retirement of the related certificates.

  Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

  Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests which determine the level of the related overcollateralization target amount, which may adversely affect the market value of the certificates.

  Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

  Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

  The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 460 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 385 residential mortgage-backed security transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services - Bear Stearns Asset Backed Securities I LLC, Series 2006-HE10 or at such other address as the trustee may designate from time to time.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Distributions on the Certificates” and “Reports to Certificateholders” in this free writing prospectus. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the related Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

  The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and EMC are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for the mortgage loans to be sold by the mortgage loan sellers to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

  THE GROUP I INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group I supplemental interest trust trustee (the “Group I Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group I Interest Rate Swap Agreement”) with Wachovia Bank, N.A. (the “Group I Swap Provider”) for the benefit of the holders of the Group I Offered Certificates. The Group I Interest Rate Swap Agreement will be held in the group I supplemental interest trust (the “Group I Supplemental Interest Trust”). The Group I Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group I Interest Rate Swap Agreement on behalf of the Group I Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group I Supplemental Interest Trust (the “Group I Swap Account”) certain amounts, if any, received from the Group I Swap Provider. The Swap Administrator will withdraw from the Group I Swap Account and distribute to holders of the Group I Offered Certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Group I Supplemental Interest Trust, the Group I Interest Rate Swap Agreement, the Swap Administration Agreement and the Group I Swap Account will not be assets of any REMIC.

Under the Group I Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in January 2007 and ending with the distribution date in December 2011, the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, will be obligated to pay to the Group I Swap Provider a fixed amount for that distribution date, or the Group I Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.935% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Group I Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Group I Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, a floating amount, or the Group I Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group I Interest Rate Swap Agreement, for the related calculation period (as defined in the Group I Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group I Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to the Group I Swap Provider, to the extent that the Group I Fixed Swap Payment for such distribution date exceeds the Group I Floating Swap Payment payable to the Swap Administrator for such distribution date, or (b) by the Group I Swap Provider to the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to the extent that the Group I Floating Swap Payment payable to the trust exceeds the Group I Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group I Net Swap Payment is required to be made to the Group I Swap Provider, the trust will be required to make a payment from funds with respect to Loan Group I, to the Group I Swap Account in the amount of such Group I Net Swap Payment, prior to distributions to the related certificateholders. The Swap Administrator, on behalf of the Group I Supplemental Interest Trust, will only be required to make a Group I Net Swap Payment to the Group I Swap Provider to the extent of funds paid by the trust with respect to Loan Group I to the Group I Swap Account.

The notional amount with respect to the Group I Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Month of Distribution Date	Group I Interest Rate Swap Agreement Notional Amount ($)(the Notional Amount is subject to a variance of plus or minus 10%)
January 2007	3,180,000.0000
February 2007	3,147,711.4478
March 2007	3,105,851.1634
April 2007	3,054,422.3650
May 2007	2,993,509.5570
June 2007	2,923,282.1158
July 2007	2,843,996.9575
August 2007	2,756,000.1673
September 2007	2,659,728.9179
October 2007	2,555,714.9903
November 2007	2,444,605.3815
December 2007	2,336,687.7235
January 2008	2,233,617.9957
February 2008	2,135,178.8220
March 2008	2,041,159.3262
April 2008	1,951,358.3283
May 2008	1,865,583.8956
June 2008	1,783,652.9150
July 2008	1,705,390.6841
August 2008	1,630,630.5235
September 2008	1,559,213.4049
October 2008	1,490,987.5977
November 2008	1,425,808.3314
December 2008	1,363,659.1207
January 2009	1,304,287.7723
February 2009	1,247,556.0533
March 2009	1,193,344.7198
April 2009	1,141,539.9779
May 2009	1,092,033.2316
June 2009	1,044,720.8445
July 2009	999,505.6006
August 2009	956,291.2677
September 2009	914,987.7679
October 2009	875,509.1295
November 2009	837,773.2983
December 2009	801,704.6125
January 2010	767,225.6404
February 2010	734,264.8183
March 2010	702,754.0593
April 2010	672,628.3716
May 2010	643,825.7172
June 2010	616,286.9861
July 2010	589,955.5437
August 2010	564,777.4056
September 2010	540,701.0545
October 2010	517,677.3071
November 2010	495,659.2100
December 2010	474,601.9526
January 2011	137,349.7989
February 2011	133,024.2274
March 2011	128,834.0829
April 2011	124,775.1437
May 2011	120,843.3194
June 2011	117,034.6469
July 2011	113,345.2859
August 2011	109,771.5158
September 2011	106,309.7312
October 2011	102,956.4391
November 2011	99,708.2550
December 2011	96,561.8997

The Group I Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group I Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group I Swap Event of Default, a Group I Early Termination Event or a Group I Swap Additional Termination Event, such as described below.

The respective obligations of the Group I Swap Provider and the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to pay specified amounts due under the Group I Interest Rate Swap Agreement (other than any Group I Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group I Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group I Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group I Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group I Interest Rate Swap Agreement (each a “Group I Swap Event of Default”) include the following:

•	failure to make a payment due under the Group I Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group I Swap Provider to comply with or perform certain agreements or obligations required under the Group I Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group I Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Group I Interest Rate Swap Agreement if a second rating trigger downgrade has occurred for a period specified in the Group I Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Group I Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group I Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Group I Supplemental Interest Trust Trustee and the Group I Swap Provider and specified for this purpose in the Group I Interest Rate Swap Agreement,

•
cross-default by the Group I Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group I Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group I Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group I Interest Rate Swap Agreement,

each as further described in the Group I Interest Rate Swap Agreement.

Group I Termination Events under the Group I Interest Rate Swap Agreement (each a “Group I Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group I Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group I Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Swap Administrator, certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group I Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group I Interest Rate Swap Agreement.

Group I Additional termination events under the Group I Interest Rate Swap Agreement (each a “Group I Swap Additional Termination Event”), include the following:

•	failure of the Group I Swap Provider to comply with the first rating trigger collateral posting requirements of the Group I Interest Rate Swap Agreement,

•
if a second rating trigger downgrade has occurred and been continuing for a period specified in the Group I Interest Rate Swap Agreement and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Group I Swap Provider to comply with the Regulation AB provisions of the Group I Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group I Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Group I Interest Rate Swap Agreement,

each as further described in the Group I Interest Rate Swap Agreement.

If the Group I Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Group I Interest Rate Swap Agreement and for a period specified in the Group I Interest Rate Swap Agreement, the Group I Swap Provider fails either to transfer the Group I Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the, the Group I Swap Provider will be required, at its own expense, to post collateral in accordance with the Group I Interest Rate Swap Agreement.

If the Group I Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Group I Interest Rate Swap Agreement, the Group I Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group I Swap Provider under the Group I Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Group I Swap Provider under the Group I Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Group I Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group I Early Termination Date”). Upon the occurrence of a Group I Swap Termination Event or a Group I Swap Additional Termination Event, a Group I Early Termination Date may be designated by one of the parties as specified in the Group I Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group I Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group I Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group I Interest Rate Swap Agreement. The occurrence of a Group I Early Termination Date under the Group I Interest Rate Swap Agreement will constitute a “Group I Swap Early Termination.”

Upon a Group I Swap Early Termination, the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, or the Group I Swap Provider may be liable to make a swap termination payment (the “Group I Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group I Swap Termination Payment will be based on the value of the Group I Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group I Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group I Swap Termination Payment to the Group I Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group I Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee). In the case of a Group I Swap Termination Payment not triggered by a Group I Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the related certificateholders, and in the case of a Group I Swap Termination Payment triggered by a Group I Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the related offered certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Group I Swap Early Termination other than in connection with the optional termination of the trust relating to Loan Group I, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group I Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Group I Swap Termination Payment from the Group I Swap Provider in connection with such Group I Swap Early Termination, the Swap Administrator will apply such Group I Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group I Swap Termination Payment to the Group I Swap Provider in connection with such Group I Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group I Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group I Swap Early Termination, then the Swap Administrator will deposit any Group I Swap Termination Payment received from the original Group I Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group I Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group I Swap Provider calculated in accordance with the terms of the original Group I Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Group I Swap Early Termination in connection with the optional termination of the trust with respect to Loan Group I, if the Swap Administrator is required to make a Group I Swap Termination Payment to the Group I Swap Provider, the party exercising such optional termination of the trust with respect to Loan Group I will be required to include in its payment an amount equal to such Group I Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Group I Swap Termination Payment from the Group I Swap Provider in connection with such Group I Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group I Swap Provider Trigger Event” shall mean: (i) a Group I Event of Default under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is a Defaulting Party (as defined in the Group I Interest Rate Swap Agreement), (ii) a Group I Termination Event under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party (as defined in the Group I Interest Rate Swap Agreement) or (iii) a Group I Additional Termination Event under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party.

The Group I Swap Provider

The Group I Swap Provider is a national banking association that has, as of the date of this free writing prospectus, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-”, “AA-” and “Aa2”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Group I Swap Provider and may be subject to revision or withdrawal at any time by the rating agencies. The Group I Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Group I Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Group I Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraph.

The significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Group I Interest Rate Swap Agreement is less than 10%. As set forth in the Group I Interest Rate Swap Agreement, the Group I Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Group I Interest Rate Swap Agreement is equal to or greater than 10%.

  THE GROUP II INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group II supplemental interest trust trustee (the “Group II Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group II Interest Rate Swap Agreement”, and together with the Group I Interest Rate Swap Agreement, the Interest Rate Swap Agreements) with Wachovia Bank, N.A. (the “Group II Swap Provider”, and together with the Group I Swap Provider, the “Swap Providers”) for the benefit of the holders of the Group II Offered Certificates. The Group II Interest Rate Swap Agreement will be held in the group II supplemental interest trust (the “Group II Supplemental Interest Trust”, and together with the Group I Supplemental Interest Trust, the “Supplemental Interest Trusts”). The Group II Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group II Interest Rate Swap Agreement on behalf of the Group II Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group II Supplemental Interest Trust (the “Group II Swap Account”, and together with the Group I Swap Account, the “Swap Accounts”) certain amounts, if any, received from the Group II Swap Provider. The Swap Administrator will withdraw from the Group II Swap Account and distribute to holders of the Group II Offered Certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Group II Supplemental Interest Trust, the Group II Interest Rate Swap Agreement, the Swap Administration Agreement and the Group II Swap Account will not be assets of any REMIC.

Under the Group II Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in January 2007 and ending with the distribution date in December 2011, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will be obligated to pay to the Group II Swap Provider a fixed amount for that distribution date, or the Group II Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.9315% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Group II Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Group II Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, a floating amount, or the Group II Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group II Interest Rate Swap Agreement, for the related calculation period (as defined in the Group II Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group II Net Swap Payment, and together with a Group I Net Swap Payment, the Net Swap Payments, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the Group II Swap Provider, to the extent that the Group II Fixed Swap Payment for such distribution date exceeds the Group II Floating Swap Payment payable to the Swap Administrator for such distribution date, or (b) by the Group II Swap Provider to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the extent that the Group II Floating Swap Payment payable to the trust exceeds the Group II Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group II Net Swap Payment is required to be made to the Group II Swap Provider, the trust, will be required to make a payment from funds with respect to Loan Group II, to the Group II Swap Account in the amount of such Group II Net Swap Payment, prior to distributions to the related certificateholders. The Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will only be required to make a Group II Net Swap Payment to the Group II Swap Provider to the extent of funds paid by the trust with respect to Loan Group II to the Group II Swap Account.

The notional amount with respect to the Group II Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Month of Distribution Date	Group II Interest Rate Swap Agreement Notional Amount ($)(the Notional Amount is subject to a variance of plus or minus 10%)
January 2007	8,400,000.0000
February 2007	8,316,228.3048
March 2007	8,207,931.5682
April 2007	8,075,124.1154
May 2007	7,918,024.2056
June 2007	7,737,125.0548
July 2007	7,533,173.4693
August 2007	7,307,086.7230
September 2007	7,059,994.4117
October 2007	6,793,354.3952
November 2007	6,510,189.4714
December 2007	6,231,161.0118
January 2008	5,964,394.8079
February 2008	5,709,342.1970
March 2008	5,465,478.6136
April 2008	5,232,303.3267
May 2008	5,009,338.3462
June 2008	4,796,128.2575
July 2008	4,592,237.9322
August 2008	4,397,250.9866
September 2008	4,210,769.6256
October 2008	4,032,415.0629
November 2008	3,861,831.4582
December 2008	3,698,917.4385
January 2009	3,543,114.4739
February 2009	3,394,060.4576
March 2009	3,251,456.1343
April 2009	3,115,016.0668
May 2009	2,984,468.6692
June 2009	2,859,570.0150
July 2009	2,740,057.5759
August 2009	2,625,688.2011
September 2009	2,516,235.1740
October 2009	2,411,481.9947
November 2009	2,311,225.2220
December 2009	2,215,280.1130
January 2010	2,123,441.8067
February 2010	2,035,528.3679
March 2010	1,951,367.7633
April 2010	1,870,795.6507
May 2010	1,793,655.8614
June 2010	1,719,800.4083
July 2010	1,649,083.1567
August 2010	1,581,366.8523
September 2010	1,516,520.7041
October 2010	1,454,419.7418
November 2010	1,394,944.5682
December 2010	1,337,981.1143
January 2011	523,066.9396
February 2011	506,598.4958
March 2011	490,645.6505
April 2011	475,192.3288
May 2011	460,222.9553
June 2011	445,722.4389
July 2011	431,676.1571
August 2011	418,069.9428
September 2011	404,890.0683
October 2011	392,123.2337
November 2011	379,751.7905
December 2011	367,752.1348

The Group II Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group II Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group II Swap Event of Default, a Group II Early Termination Event or a Group II Swap Additional Termination Event, such as described below.

The respective obligations of the Group II Swap Provider and the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to pay specified amounts due under the Group II Interest Rate Swap Agreement (other than any Group II Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group II Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group II Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group II Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group II Interest Rate Swap Agreement (each a “Group II Swap Event of Default”) include the following:

•	failure to make a payment due under the Group II Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group II Swap Provider to comply with or perform certain agreements or obligations required under the Group II Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group II Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Group II Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and been continuing for a period specified in the Group II Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Group II Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group II Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Group II Supplemental Interest Trust Trustee and the Group II Swap Provider and specified for this purpose in the Group II Interest Rate Swap Agreement,

•
cross-default by the Group II Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group II Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group II Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group II Interest Rate Swap Agreement,

each as further described in the Group II Interest Rate Swap Agreement.

Group II Termination Events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group II Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Swap Administrator, certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group II Interest Rate Swap Agreement.

Group II Additional termination events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Additional Termination Events”), include the following:

•	failure of the Group II Swap Provider to comply with the first rating trigger collateral posting requirements of the Group II Interest Rate Swap Agreement,

•
if a second rating trigger downgrade has occurred and been continuing for a period specified in the Group II Interest Rate Swap Agreement and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Group II Swap Provider to comply with the Regulation AB provisions of the Group II Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group II Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Group II Interest Rate Swap Agreement,

each as further described in the Group II Interest Rate Swap Agreement.

If the Group II Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Group II Interest Rate Swap Agreement and within for a period specified in the Group II Interest Rate Swap Agreement, the Group II Swap Provider fails either to transfer the Group II Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the, the Group II Swap Provider will be required, at its own expense, to post collateral in accordance with the Group II Interest Rate Swap Agreement.

If the Group II Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Group II Interest Rate Swap Agreement, the Group II Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group II Swap Provider under the Group II Interest Rate Swap Agreement and which meets all applicable eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Group II Swap Provider under the Group II Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Group II Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group II Early Termination Date”). Upon the occurrence of a Group II Swap Termination Event or a Group II Swap Additional Termination Event, a Group II Early Termination Date may be designated by one of the parties as specified in the Group II Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group II Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group II Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group II Interest Rate Swap Agreement. The occurrence of a Group II Early Termination Date under the Group II Interest Rate Swap Agreement will constitute a “Group II Swap Early Termination.”

Upon a Group II Swap Early Termination, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, or the Group II Swap Provider may be liable to make a swap termination payment (the “Group II Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group II Swap Termination Payment will be based on the value of the Group II Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group II Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group II Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee). In the case of a Group II Swap Termination Payment not triggered by a Group II Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the related certificateholders, and in the case of a Group II Swap Termination Payment triggered by a Group II Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the related offered certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Group II Swap Early Termination other than in connection with the optional termination of the trust relating to Loan Group II, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group II Interest Rate Swap Agreement, with a successor swap provider meeting all eligibility requirements. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply such Group II Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group II Swap Termination Payment to the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group II Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group II Swap Early Termination, then the Swap Administrator will deposit any Group II Swap Termination Payment received from the original Group II Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group II Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group II Swap Provider calculated in accordance with the terms of the original Group II Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Group II Swap Early Termination in connection with the optional termination of the trust with respect to Loan Group II, if the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the party exercising such optional termination of the trust with respect to Loan Group II will be required to include in its payment an amount equal to such Group II Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group II Swap Provider Trigger Event” shall mean: (i) a Group II Event of Default under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is a Defaulting Party (as defined in the Group II Interest Rate Swap Agreement), (ii) a Group II Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party (as defined in the Group II Interest Rate Swap Agreement) or (iii) a Group II Additional Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party.

The Group II Swap Provider

The Group II Swap Provider is a national banking association that has, as of the date of this free writing prospectus, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-”, “AA-” and “Aa2”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Group II Swap Provider and may be subject to revision or withdrawal at any time by the rating agencies. The Group II Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Group II Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Group II Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraph.

The significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Group II Interest Rate Swap Agreement is less than 10%. As set forth in the Group II Interest Rate Swap Agreement, the Group II Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Group II Interest Rate Swap Agreement is equal to or greater than 10%.

  THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the related offered certificates to the extent that it receives the related funds from the related swap provider. The Swap Administrator will only be obligated to make payments to the related swap provider to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Group I Net Swap Payments payable by the Group I Swap Provider to the Swap Administrator under the Group I Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Group I Swap Account in respect of the Group I Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group I Swap Account and distribute such amounts to the Group I Offered Certificates in the following order of priority:

first, to each class of Class I-A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group I, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, to pay Current Interest, to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group I as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class I-A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount with respect to Loan Group I for each such Class, and second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts with respect to Loan Group I for such distribution date; and

fourth, to pay as principal to the Group I Offered Certificates to be applied as part of the Group I Extra Principal Distribution Amount to the extent that the Group I Overcollateralization Amount is reduced below the Group I Overcollateralization Target Amount as a result of Realized Losses with respect to Loan Group I and to the extent not covered by Excess Spread with respect to Loan Group I and to be distributed in the same manner and priority as the Principal Distribution Amount with respect to Loan Group I and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the Group I Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Group I Net Swap Payments payable to the Group I Swap Provider and Group I Swap Termination Payments other than Group I Swap Termination Payments resulting from a Group I Swap Provider Trigger Event payable to the Group I Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Group I Offered Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Group I Swap Provider in the following order of priority:

first, to make any Group I Net Swap Payment owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement for such distribution date, and second, to make any Group I Swap Termination Payment not due to a Group I Swap Provider Trigger Event owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Group I Swap Termination Payment triggered by a Group I Swap Provider Trigger Event owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Group I Offered Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

On or before each distribution date, as applicable, Group II Net Swap Payments payable by the Group II Swap Provider to the Swap Administrator under the Group II Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Group II Swap Account in respect of the Group II Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group II Swap Account and distribute such amounts to the Group II Offered Certificates in the following order of priority:

first, to each class of Class II-A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group II, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, to pay Current Interest, to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group II as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class II-A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount with respect to Loan Group II for each such Class, and second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts with respect to Loan Group II for such distribution date; and

fourth, to pay as principal to the Group II Offered Certificates to be applied as part of the Group II Extra Principal Distribution Amount to the extent that the Group II Overcollateralization Amount is reduced below the Group II Overcollateralization Target Amount as a result of Realized Losses with respect to Loan Group II and to the extent not covered by Excess Spread with respect to Loan Group II and to be distributed in the same manner and priority as the Principal Distribution Amount with respect to Loan Group II and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Group II Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Group II Net Swap Payments payable to the Group II Swap Provider and Group II Swap Termination Payments other than Group II Swap Termination Payments resulting from a Group II Swap Provider Trigger Event payable to the Group II Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Group II Offered Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Group II Swap Provider in the following order of priority:

first, to make any Group II Net Swap Payment owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement for such distribution date, and second, to make any Group II Swap Termination Payment not due to a Group II Swap Provider Trigger Event owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Group II Swap Termination Payment triggered by a Group II Swap Provider Trigger Event owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Group II Offered Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 72.12% of the mortgage loans in Loan Group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 71.35%, 64.02% and 57.64% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 65.86% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the related Class P Certificates will be entitled to all prepayment charges received on the mortgage loans in the related loan group and these amounts will not be available for distribution on the other classes of related certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans in the related loan group. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans in the related loan group.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the mortgage loans in the related loan group is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related offered offered certificates;

•	with respect to the Group I Offered Certificates, the final Group I Overcollateralization Target Amount, Group I Stepdown Date and the final Group I Trigger Event;

•	with respect to the Group II Offered Certificates, the final Group II Overcollateralization Target Amount, Group II Stepdown Date and the final Group II Trigger Event;

•	the delinquency and default experience of the mortgage loans in the related loan group; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the related Class CE Certificates and the related Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels for the related loan groups have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of related offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If an Applied Realized Loss Amount is allocated to a class of the related offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

  Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the related Interest Rate Swap Agreement and any Excess Spread with respect to such loan group is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts with respect to such loan group. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions” , The Group I Interest Rate Swap Agreement” and“The Group II Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the related offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The related Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the related Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the related Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the related Interest Rate Swap Agreement are insufficient to cover all such related Basis Risk Shortfalls, some or all of the related Excess Spread may be used. However, there can be no assurance that the related Excess Spread will be sufficient to cover these related Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

In the case of the related Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the related offered certificates will be reduced by any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a related Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) paid to the related swap provider as described in this free writing prospectus. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on the related offered certificates may be reduced by the requirement of the trust to pay any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a related Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) to the related Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of Group I Offered Certificates (other than the Class I-A-1 Certificates and Class I-A-2 Certificates) is the distribution date in December 2036, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans in Loan Group I, and no Excess Spread with respect to Loan Group I on any distribution date, the last scheduled distribution date for the Class I-A-1 Certificates and Class I-A-2 Certificates is the distribution date in June 2032 and October 2036, respectively. The “last scheduled distribution date” for each class of Group II Offered Certificates (other than the Class II-1A-1 Certificates and Class II-1A-2 Certificates) is the distribution date in December 2036, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans in Loan Group II, and no Excess Spread with respect to Loan Group II on any distribution date, the last scheduled distribution date for the Class II-1A-1 Certificates and Class II-1A-2 Certificates is the distribution date in August 2031 and October 2036, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans in the related loan group are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•
Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the related Class CE Certificates may purchase all the mortgage loans in the related loan group when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans in the related loan group and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the related Class CE Certificates does not exercise such right, the master servicer may purchase all the mortgage loans in the related loan group when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans in the related loan group and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups or subgroups prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in January 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in January 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in December 2006, and include 30 days interest thereon;

•	the level of Six-Month LIBOR and One-Month LIBOR remains constant at 5.36% and 5.36% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods or balloon periods) except in the case of loan numbers 5, 21, 38 and 57 indicated in the table below which amortize for the first ten years based on a 40-year term to maturity, and thereafter amortize based on a 20-year term to maturity;

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is December 29, 2006;

•	with respect to Loan Group I, the Group I Overcollateralization Target Amount, the Group I Stepdown Date and the Group I Trigger Event are described in this free writing prospectus (without variance);

•
with respect to Loan Group II, the Group II Overcollateralization Target Amount, the Group II Stepdown Date and the Group II Trigger Event are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, the majority holder of the related Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the trust fund with respect to the related loan group on the related optional termination date; and

•	each loan group or subgroup consists of mortgage loans having the approximate characteristics described below:

Loan Number	Group/ Subgroup	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	10,142,850.46	8.324	0.500	359	480	479	N/A	N/A
2	I	2,637,731.05	8.206	0.500	359	600	599	N/A	N/A
3	I	36,337,349.90	8.444	0.500	N/A	355	353	N/A	N/A
4	I	1,183,745.23	7.804	0.500	N/A	360	359	N/A	N/A
5	I	2,264,514.12	8.246	0.500	N/A	480	479	5.707	2.000
6	I	98,116,602.39	9.130	0.500	N/A	360	358	5.615	2.586
7	I	100,052,107.56	8.756	0.500	358	480	478	5.647	2.519
8	I	10,759,319.28	7.670	0.500	359	600	599	5.481	2.000
9	I	42,043,593.71	8.468	0.500	N/A	360	358	5.523	2.787
10	I	3,391,953.64	8.682	0.500	N/A	360	358	5.668	2.474
11	I	1,705,951.45	8.631	0.500	358	480	478	5.766	2.653
12	I	1,045,033.04	8.377	0.500	358	600	598	5.853	2.000
13	I	1,962,731.19	8.705	0.500	N/A	360	358	5.803	2.760
14	I	720,001.52	7.125	0.500	N/A	360	359	5.250	2.000
15	I	2,771,889.05	12.031	0.500	178	360	358	N/A	N/A
16	I	2,864,626.41	12.246	0.500	N/A	347	345	N/A	N/A
17	II-1	14,410,160.42	7.879	0.500	358	480	478	N/A	N/A
18	II-1	4,510,661.60	7.123	0.500	359	600	599	N/A	N/A
19	II-1	33,144,215.82	7.945	0.500	N/A	356	354	N/A	N/A
20	II-1	6,698,986.85	7.232	0.500	N/A	360	359	N/A	N/A
21	II-1	8,446,100.71	7.869	0.500	N/A	480	476	5.315	2.000
22	II-1	63,140,418.02	8.609	0.500	N/A	360	358	5.539	2.189
23	II-1	101,513,601.81	8.310	0.500	358	480	478	5.523	2.127
24	II-1	12,483,679.21	7.762	0.500	359	600	599	5.390	2.000
25	II-1	70,437,064.95	7.780	0.500	N/A	360	358	5.466	2.134
26	II-1	11,358,720.05	8.507	0.500	N/A	360	358	6.084	2.303
27	II-1	6,801,967.74	8.601	0.500	358	480	478	6.302	2.409
28	II-1	1,119,416.13	7.147	0.500	359	600	599	5.515	2.000
29	II-1	7,992,790.57	7.762	0.500	N/A	360	357	6.426	2.671
30	II-1	1,013,700.09	7.730	0.500	N/A	360	359	5.361	2.131
31	II-1	289,298.33	6.390	0.500	359	600	599	5.250	2.000
32	II-1	14,040,182.09	11.322	0.500	178	360	358	N/A	N/A
33	II-1	16,422,210.77	11.368	0.500	N/A	336	334	N/A	N/A
34	II-2	11,792,497.93	7.801	0.500	359	480	479	N/A	N/A
35	II-2	6,887,803.30	7.456	0.500	359	600	599	N/A	N/A
36	II-2	49,327,512.12	7.863	0.500	N/A	352	351	N/A	N/A
37	II-2	6,539,547.23	7.436	0.500	N/A	352	350	N/A	N/A
38	II-2	8,371,893.28	8.169	0.500	N/A	480	478	5.592	2.000
39	II-2	67,270,005.66	8.861	0.500	N/A	360	358	5.622	2.149
40	II-2	68,351,887.66	8.518	0.500	358	480	478	5.637	2.124
41	II-2	10,111,024.24	7.381	0.500	359	600	599	5.521	2.000
42	II-2	23,662,700.75	7.692	0.500	N/A	360	359	5.521	2.144
43	II-2	10,172,982.63	8.190	0.500	N/A	360	358	5.697	2.187
44	II-2	4,204,327.71	8.218	0.500	358	480	478	5.894	2.021
45	II-2	1,228,173.65	7.322	0.500	358	600	598	5.349	2.000
46	II-2	4,790,299.06	7.533	0.500	N/A	360	358	5.800	2.373
47	II-2	765,480.06	7.488	0.500	N/A	360	359	5.250	2.000
48	II-2	363,866.54	7.600	0.500	358	480	478	6.100	3.000
49	II-2	634,636.67	6.432	0.500	359	600	599	5.250	2.000
50	II-2	887,496.99	7.627	0.500	N/A	360	358	5.940	2.399
51	II-2	1,491,950.60	11.336	0.500	178	360	358	N/A	N/A
52	II-2	1,560,252.46	11.083	0.500	N/A	352	351	N/A	N/A
53	II-3	10,832,162.64	7.567	0.500	358	480	478	N/A	N/A
54	II-3	4,377,982.13	7.439	0.500	359	600	599	N/A	N/A
55	II-3	27,391,326.65	7.701	0.500	N/A	352	349	N/A	N/A
56	II-3	4,324,853.04	6.965	0.500	N/A	360	358	N/A	N/A
57	II-3	5,514,482.30	8.185	0.500	N/A	480	474	5.455	2.000
58	II-3	49,290,453.61	8.882	0.500	N/A	360	358	5.525	2.020
59	II-3	48,292,951.50	8.270	0.500	359	480	479	5.474	2.016
60	II-3	7,373,937.42	7.514	0.500	359	600	599	5.387	2.000
61	II-3	16,169,631.58	7.432	0.500	N/A	360	358	5.323	2.000
62	II-3	6,896,814.40	9.268	0.500	N/A	360	357	6.064	1.523
63	II-3	3,779,977.61	9.415	0.500	358	480	478	6.021	1.500
64	II-3	3,517,913.42	8.915	0.500	N/A	360	358	5.757	1.576

Loan Number	Group/ Subgroup	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	I	N/A	N/A	N/A	N/A	N/A	N/A	90
5	I	1.000	8.246	13.246	23	6	6 Mo. LIBOR	N/A
6	I	1.009	7.453	14.700	22	6	6 Mo. LIBOR	N/A
7	I	1.002	7.563	14.228	22	6	6 Mo. LIBOR	N/A
8	I	1.000	7.670	12.670	23	6	6 Mo. LIBOR	N/A
9	I	1.007	6.804	14.240	22	6	6 Mo. LIBOR	88
10	I	1.000	8.682	14.156	34	6	6 Mo. LIBOR	N/A
11	I	1.000	8.631	14.285	34	6	6 Mo. LIBOR	N/A
12	I	1.000	8.377	13.377	34	6	6 Mo. LIBOR	N/A
13	I	1.000	8.705	14.466	34	6	6 Mo. LIBOR	78
14	I	1.000	7.125	12.125	59	6	6 Mo. LIBOR	N/A
15	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	II-1	N/A	N/A	N/A	N/A	N/A	N/A	62
21	II-1	1.000	7.869	12.869	20	6	6 Mo. LIBOR	N/A
22	II-1	1.001	8.373	13.903	22	6	6 Mo. LIBOR	N/A
23	II-1	1.076	8.009	13.536	22	6	6 Mo. LIBOR	N/A
24	II-1	1.000	7.762	12.762	23	6	6 Mo. LIBOR	N/A
25	II-1	1.075	7.634	13.005	22	6	6 Mo. LIBOR	62
26	II-1	1.092	7.950	14.552	34	6	6 Mo. LIBOR	N/A
27	II-1	1.521	6.924	15.082	34	6	6 Mo. LIBOR	N/A
28	II-1	1.000	7.147	12.147	35	6	6 Mo. LIBOR	N/A
29	II-1	1.095	7.244	13.676	33	6	6 Mo. LIBOR	63
30	II-1	1.131	7.399	12.992	59	6	6 Mo. LIBOR	N/A
31	II-1	1.000	6.390	11.390	59	6	6 Mo. LIBOR	N/A
32	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	II-2	N/A	N/A	N/A	N/A	N/A	N/A	59
38	II-2	1.000	8.169	13.169	22	6	6 Mo. LIBOR	N/A
39	II-2	1.000	8.766	14.094	22	6	6 Mo. LIBOR	N/A
40	II-2	1.047	8.211	13.694	22	6	6 Mo. LIBOR	N/A
41	II-2	1.000	7.381	12.381	23	6	6 Mo. LIBOR	N/A
42	II-2	1.045	7.617	12.928	23	6	6 Mo. LIBOR	61
43	II-2	1.029	7.970	13.580	34	6	6 Mo. LIBOR	N/A
44	II-2	1.354	6.724	14.393	34	6	6 Mo. LIBOR	N/A
45	II-2	1.000	7.322	12.322	34	6	6 Mo. LIBOR	N/A
46	II-2	1.000	7.301	13.078	34	6	6 Mo. LIBOR	58
47	II-2	1.000	7.488	12.488	59	6	6 Mo. LIBOR	N/A
48	II-2	2.000	6.100	14.600	58	6	6 Mo. LIBOR	N/A
49	II-2	1.000	6.432	11.432	59	6	6 Mo. LIBOR	N/A
50	II-2	1.399	7.207	13.426	58	6	6 Mo. LIBOR	82
51	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	II-3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	II-3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	II-3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	II-3	N/A	N/A	N/A	N/A	N/A	N/A	58
57	II-3	1.000	8.185	13.185	18	6	6 Mo. LIBOR	N/A
58	II-3	1.010	8.838	13.952	22	6	6 Mo. LIBOR	N/A
59	II-3	1.005	8.237	13.295	23	6	6 Mo. LIBOR	N/A
60	II-3	1.000	7.514	12.514	23	6	6 Mo. LIBOR	N/A
61	II-3	1.000	7.432	12.432	22	6	6 Mo. LIBOR	58
62	II-3	1.492	6.064	16.268	33	6	6 Mo. LIBOR	N/A
63	II-3	1.500	6.021	16.415	34	6	6 Mo. LIBOR	N/A
64	II-3	1.424	6.015	15.612	34	6	6 Mo. LIBOR	58

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	99	73	60	47	34	20	6	0
December 25, 2008	98	40	15	0	0	0	0	0
December 25, 2009	97	13	0	0	0	0	0	0
December 25, 2010	96	0	0	0	0	0	0	0
December 25, 2011	95	0	0	0	0	0	0	0
December 25, 2012	94	0	0	0	0	0	0	0
December 25, 2013	93	0	0	0	0	0	0	0
December 25, 2014	91	0	0	0	0	0	0	0
December 25, 2015	89	0	0	0	0	0	0	0
December 25, 2016	87	0	0	0	0	0	0	0
December 25, 2017	85	0	0	0	0	0	0	0
December 25, 2018	82	0	0	0	0	0	0	0
December 25, 2019	79	0	0	0	0	0	0	0
December 25, 2020	76	0	0	0	0	0	0	0
December 25, 2021	71	0	0	0	0	0	0	0
December 25, 2022	67	0	0	0	0	0	0	0
December 25, 2023	62	0	0	0	0	0	0	0
December 25, 2024	58	0	0	0	0	0	0	0
December 25, 2025	52	0	0	0	0	0	0	0
December 25, 2026	46	0	0	0	0	0	0	0
December 25, 2027	40	0	0	0	0	0	0	0
December 25, 2028	32	0	0	0	0	0	0	0
December 25, 2029	24	0	0	0	0	0	0	0
December 25, 2030	15	0	0	0	0	0	0	0
December 25, 2031	5	0	0	0	0	0	0	0
December 25, 2032	0	0	0	0	0	0	0	0
December 25, 2033	0	0	0	0	0	0	0	0
December 25, 2034	0	0	0	0	0	0	0	0
December 25, 2035	0	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	17.88	1.79	1.26	1.00	0.83	0.72	0.64	0.58
Weighted Average Life (in years)(1)(2)	17.88	1.79	1.26	1.00	0.83	0.72	0.64	0.58
__________________
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	82
December 25, 2008	100	100	100	81	36	0	0	0
December 25, 2009	100	100	59	3	0	0	0	0
December 25, 2010	100	80	48	3	0	0	0	0
December 25, 2011	100	62	32	3	0	0	0	0
December 25, 2012	100	49	19	2	0	0	0	0
December 25, 2013	100	38	10	0	0	0	0	0
December 25, 2014	100	28	3	0	0	0	0	0
December 25, 2015	100	20	0	0	0	0	0	0
December 25, 2016	100	14	0	0	0	0	0	0
December 25, 2017	100	8	0	0	0	0	0	0
December 25, 2018	100	4	0	0	0	0	0	0
December 25, 2019	100	*	0	0	0	0	0	0
December 25, 2020	100	0	0	0	0	0	0	0
December 25, 2021	100	0	0	0	0	0	0	0
December 25, 2022	100	0	0	0	0	0	0	0
December 25, 2023	100	0	0	0	0	0	0	0
December 25, 2024	100	0	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	87	0	0	0	0	0	0	0
December 25, 2033	71	0	0	0	0	0	0	0
December 25, 2034	59	0	0	0	0	0	0	0
December 25, 2035	46	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.26	6.60	4.34	2.49	1.91	1.58	1.35	1.17
Weighted Average Life (in years)(1)(2)	28.26	6.60	4.33	2.49	1.91	1.58	1.35	1.17
__________________
 * Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	69	0	0
December 25, 2009	100	100	100	100	0	0	0	0
December 25, 2010	100	100	100	100	0	0	0	0
December 25, 2011	100	100	100	100	0	0	0	0
December 25, 2012	100	100	100	100	0	0	0	0
December 25, 2013	100	100	100	75	0	0	0	0
December 25, 2014	100	100	100	51	0	0	0	0
December 25, 2015	100	100	89	35	0	0	0	0
December 25, 2016	100	100	67	24	0	0	0	0
December 25, 2017	100	100	51	16	0	0	0	0
December 25, 2018	100	100	38	11	0	0	0	0
December 25, 2019	100	100	29	6	0	0	0	0
December 25, 2020	100	83	22	0	0	0	0	0
December 25, 2021	100	67	16	0	0	0	0	0
December 25, 2022	100	55	12	0	0	0	0	0
December 25, 2023	100	45	9	0	0	0	0	0
December 25, 2024	100	37	3	0	0	0	0	0
December 25, 2025	100	30	0	0	0	0	0	0
December 25, 2026	100	24	0	0	0	0	0	0
December 25, 2027	100	20	0	0	0	0	0	0
December 25, 2028	100	16	0	0	0	0	0	0
December 25, 2029	100	13	0	0	0	0	0	0
December 25, 2030	100	10	0	0	0	0	0	0
December 25, 2031	100	5	0	0	0	0	0	0
December 25, 2032	100	1	0	0	0	0	0	0
December 25, 2033	100	0	0	0	0	0	0	0
December 25, 2034	100	0	0	0	0	0	0	0
December 25, 2035	100	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.87	17.59	11.90	8.71	2.53	2.07	1.73	1.47
Weighted Average Life (in years)(1)(2)	29.82	12.66	8.41	6.07	2.53	2.07	1.73	1.47

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	3	0
December 25, 2009	100	100	100	100	0	0	0	0
December 25, 2010	100	100	69	100	0	0	0	0
December 25, 2011	100	84	52	65	0	0	0	0
December 25, 2012	100	70	39	21	0	0	0	0
December 25, 2013	100	58	29	14	0	0	0	0
December 25, 2014	100	48	22	9	0	0	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	4	0	0	0	0
December 25, 2017	100	27	9	3	0	0	0	0
December 25, 2018	100	23	7	2	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	4	0	0	0	0	0
December 25, 2021	100	13	3	0	0	0	0	0
December 25, 2022	100	10	2	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	3	0	0	0	0	0	0
December 25, 2029	100	2	0	0	0	0	0	0
December 25, 2030	100	1	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.27	6.23	5.82	2.83	2.30	1.91	1.63
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.60	5.34	2.83	2.30	1.91	1.63

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	0
December 25, 2009	100	100	100	100	99	0	0	0
December 25, 2010	100	100	69	79	99	0	0	0
December 25, 2011	100	84	52	31	91	0	0	0
December 25, 2012	100	70	39	21	54	0	0	0
December 25, 2013	100	58	29	14	33	0	0	0
December 25, 2014	100	48	22	9	20	0	0	0
December 25, 2015	100	40	17	6	11	0	0	0
December 25, 2016	100	33	12	4	4	0	0	0
December 25, 2017	100	27	9	3	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	4	0	0	0	0	0
December 25, 2021	100	13	3	0	0	0	0	0
December 25, 2022	100	10	1	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	3	0	0	0	0	0	0
December 25, 2029	100	1	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.24	6.19	5.18	6.65	2.66	2.20	1.85
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.58	4.72	4.73	2.66	2.20	1.85

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	64
December 25, 2009	100	100	100	100	100	11	0	0
December 25, 2010	100	100	69	45	100	11	0	0
December 25, 2011	100	84	52	31	17	11	0	0
December 25, 2012	100	70	39	21	10	11	0	0
December 25, 2013	100	58	29	14	6	11	0	0
December 25, 2014	100	48	22	9	4	11	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	4	0	0	0	0
December 25, 2017	100	27	9	2	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	4	0	0	0	0	0
December 25, 2021	100	13	2	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	2	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.22	6.16	4.97	4.98	3.55	2.44	2.04
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.57	4.52	4.63	3.04	2.44	2.04

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	0	0
December 25, 2010	100	100	69	45	100	100	0	0
December 25, 2011	100	84	52	31	17	100	0	0
December 25, 2012	100	70	39	21	10	64	0	0
December 25, 2013	100	58	29	14	6	25	0	0
December 25, 2014	100	48	22	9	4	*	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	4	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	4	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.20	6.15	4.89	4.66	6.46	2.60	2.18
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.57	4.45	4.34	3.74	2.60	2.18

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	0	0
December 25, 2010	100	100	69	45	32	100	0	0
December 25, 2011	100	84	52	31	17	46	0	0
December 25, 2012	100	70	39	21	10	5	0	0
December 25, 2013	100	58	29	14	6	0	0	0
December 25, 2014	100	48	22	9	1	0	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	4	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	3	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	*	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.18	6.13	4.82	4.44	5.06	2.79	2.32
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.57	4.40	4.13	3.74	2.79	2.32

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	0	0
December 25, 2010	100	100	69	45	29	100	0	0
December 25, 2011	100	84	52	31	17	9	0	0
December 25, 2012	100	70	39	21	10	5	0	0
December 25, 2013	100	58	29	14	6	0	0	0
December 25, 2014	100	48	22	9	0	0	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	2	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	5	0	0	0	0	0
December 25, 2020	100	15	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	3	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.15	6.11	4.77	4.31	4.56	2.95	2.45
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.56	4.36	4.01	3.74	2.95	2.45

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	98	0
December 25, 2010	100	100	69	45	29	66	98	0
December 25, 2011	100	84	52	31	17	9	96	0
December 25, 2012	100	70	39	21	10	*	31	0
December 25, 2013	100	58	29	14	6	0	1	0
December 25, 2014	100	48	22	9	0	0	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	0	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	4	0	0	0	0	0
December 25, 2020	100	15	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	5	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.12	6.07	4.72	4.20	4.25	5.73	2.60
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.56	4.33	3.91	3.74	3.07	2.56

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	0
December 25, 2010	100	100	69	45	29	17	100	0
December 25, 2011	100	84	52	31	17	9	0	0
December 25, 2012	100	70	39	21	10	0	0	0
December 25, 2013	100	58	29	14	4	0	0	0
December 25, 2014	100	48	22	9	0	0	0	0
December 25, 2015	100	40	17	6	0	0	0	0
December 25, 2016	100	33	12	0	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	7	0	0	0	0	0
December 25, 2019	100	19	0	0	0	0	0	0
December 25, 2020	100	15	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.08	6.04	4.68	4.11	4.03	4.73	2.76
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.56	4.31	3.84	3.74	3.07	2.57

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	7
December 25, 2010	100	100	69	45	29	17	87	7
December 25, 2011	100	84	52	31	17	9	0	7
December 25, 2012	100	70	39	21	10	0	0	0
December 25, 2013	100	58	29	14	0	0	0	0
December 25, 2014	100	48	22	9	0	0	0	0
December 25, 2015	100	40	17	0	0	0	0	0
December 25, 2016	100	33	12	0	0	0	0	0
December 25, 2017	100	27	9	0	0	0	0	0
December 25, 2018	100	23	3	0	0	0	0	0
December 25, 2019	100	19	0	0	0	0	0	0
December 25, 2020	100	15	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	10	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	2	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	93	0	0	0	0	0	0	0
December 25, 2034	80	0	0	0	0	0	0	0
December 25, 2035	66	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.02	6.00	4.63	4.02	3.87	4.22	3.10
Weighted Average Life (in years)(1)(2)	29.09	8.37	5.56	4.30	3.78	3.67	3.07	2.57

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2) To the first possible group I optional termination date.

.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	99	73	60	47	33	19	5	0
December 25, 2008	98	40	14	0	0	0	0	0
December 25, 2009	97	12	0	0	0	0	0	0
December 25, 2010	96	0	0	0	0	0	0	0
December 25, 2011	96	0	0	0	0	0	0	0
December 25, 2012	94	0	0	0	0	0	0	0
December 25, 2013	92	0	0	0	0	0	0	0
December 25, 2014	91	0	0	0	0	0	0	0
December 25, 2015	89	0	0	0	0	0	0	0
December 25, 2016	86	0	0	0	0	0	0	0
December 25, 2017	84	0	0	0	0	0	0	0
December 25, 2018	81	0	0	0	0	0	0	0
December 25, 2019	78	0	0	0	0	0	0	0
December 25, 2020	75	0	0	0	0	0	0	0
December 25, 2021	64	0	0	0	0	0	0	0
December 25, 2022	60	0	0	0	0	0	0	0
December 25, 2023	55	0	0	0	0	0	0	0
December 25, 2024	50	0	0	0	0	0	0	0
December 25, 2025	45	0	0	0	0	0	0	0
December 25, 2026	38	0	0	0	0	0	0	0
December 25, 2027	32	0	0	0	0	0	0	0
December 25, 2028	24	0	0	0	0	0	0	0
December 25, 2029	16	0	0	0	0	0	0	0
December 25, 2030	7	0	0	0	0	0	0	0
December 25, 2031	0	0	0	0	0	0	0	0
December 25, 2032	0	0	0	0	0	0	0	0
December 25, 2033	0	0	0	0	0	0	0	0
December 25, 2034	0	0	0	0	0	0	0	0
December 25, 2035	0	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	17.01	1.77	1.25	0.99	0.83	0.72	0.64	0.58
Weighted Average Life (in years)(1)(2)	17.01	1.77	1.25	0.99	0.83	0.72	0.64	0.58

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	84
December 25, 2008	100	100	100	83	47	15	0	0
December 25, 2009	100	100	66	21	0	0	0	0
December 25, 2010	100	83	49	21	0	0	0	0
December 25, 2011	100	64	32	11	0	0	0	0
December 25, 2012	100	50	20	1	0	0	0	0
December 25, 2013	100	38	10	0	0	0	0	0
December 25, 2014	100	29	3	0	0	0	0	0
December 25, 2015	100	20	0	0	0	0	0	0
December 25, 2016	100	14	0	0	0	0	0	0
December 25, 2017	100	8	0	0	0	0	0	0
December 25, 2018	100	3	0	0	0	0	0	0
December 25, 2019	100	0	0	0	0	0	0	0
December 25, 2020	100	0	0	0	0	0	0	0
December 25, 2021	100	0	0	0	0	0	0	0
December 25, 2022	100	0	0	0	0	0	0	0
December 25, 2023	100	0	0	0	0	0	0	0
December 25, 2024	100	0	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	94	0	0	0	0	0	0	0
December 25, 2032	76	0	0	0	0	0	0	0
December 25, 2033	65	0	0	0	0	0	0	0
December 25, 2034	53	0	0	0	0	0	0	0
December 25, 2035	41	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.91	6.63	4.38	2.96	2.03	1.68	1.42	1.23
Weighted Average Life (in years)(1)(2)	27.91	6.63	4.38	2.96	2.03	1.68	1.42	1.23

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	27	0
December 25, 2009	100	100	100	100	22	0	0	0
December 25, 2010	100	100	100	100	22	0	0	0
December 25, 2011	100	100	100	100	22	0	0	0
December 25, 2012	100	100	100	100	22	0	0	0
December 25, 2013	100	100	100	71	22	0	0	0
December 25, 2014	100	100	100	48	16	0	0	0
December 25, 2015	100	100	86	32	8	0	0	0
December 25, 2016	100	100	64	21	2	0	0	0
December 25, 2017	100	100	48	14	0	0	0	0
December 25, 2018	100	100	36	9	0	0	0	0
December 25, 2019	100	97	27	3	0	0	0	0
December 25, 2020	100	80	20	0	0	0	0	0
December 25, 2021	100	61	13	0	0	0	0	0
December 25, 2022	100	50	9	0	0	0	0	0
December 25, 2023	100	41	6	0	0	0	0	0
December 25, 2024	100	33	2	0	0	0	0	0
December 25, 2025	100	27	0	0	0	0	0	0
December 25, 2026	100	22	0	0	0	0	0	0
December 25, 2027	100	17	0	0	0	0	0	0
December 25, 2028	100	14	0	0	0	0	0	0
December 25, 2029	100	10	0	0	0	0	0	0
December 25, 2030	100	7	0	0	0	0	0	0
December 25, 2031	100	3	0	0	0	0	0	0
December 25, 2032	100	*	0	0	0	0	0	0
December 25, 2033	100	0	0	0	0	0	0	0
December 25, 2034	100	0	0	0	0	0	0	0
December 25, 2035	100	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.85	17.18	11.66	8.51	4.16	2.37	1.98	1.67
Weighted Average Life (in years)(1)(2)	29.82	12.99	8.65	6.32	3.32	2.37	1.98	1.67

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-2A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	99	85	78	70	63	55	47	39
December 25, 2008	99	66	51	37	25	14	3	0
December 25, 2009	98	50	31	15	3	0	0	0
December 25, 2010	97	37	25	15	3	0	0	0
December 25, 2011	97	30	19	12	3	0	0	0
December 25, 2012	96	25	15	8	3	0	0	0
December 25, 2013	95	21	11	6	3	0	0	0
December 25, 2014	94	17	9	4	2	0	0	0
December 25, 2015	92	15	7	3	2	0	0	0
December 25, 2016	91	12	5	2	1	0	0	0
December 25, 2017	90	10	4	2	*	0	0	0
December 25, 2018	88	9	3	1	0	0	0	0
December 25, 2019	86	7	2	1	0	0	0	0
December 25, 2020	84	6	2	*	0	0	0	0
December 25, 2021	81	5	1	0	0	0	0	0
December 25, 2022	79	4	1	0	0	0	0	0
December 25, 2023	76	3	1	0	0	0	0	0
December 25, 2024	73	3	1	0	0	0	0	0
December 25, 2025	70	2	*	0	0	0	0	0
December 25, 2026	66	2	0	0	0	0	0	0
December 25, 2027	62	2	0	0	0	0	0	0
December 25, 2028	57	1	0	0	0	0	0	0
December 25, 2029	52	1	0	0	0	0	0	0
December 25, 2030	47	1	0	0	0	0	0	0
December 25, 2031	41	1	0	0	0	0	0	0
December 25, 2032	34	*	0	0	0	0	0	0
December 25, 2033	30	0	0	0	0	0	0	0
December 25, 2034	26	0	0	0	0	0	0	0
December 25, 2035	21	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.80	4.67	3.19	2.32	1.60	1.20	1.04	0.91
Weighted Average Life (in years)(1)(2)	21.80	4.32	2.93	2.11	1.48	1.20	1.04	0.91

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-3A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	99	85	77	69	62	54	46	37
December 25, 2008	99	65	50	36	24	12	2	0
December 25, 2009	98	49	30	15	2	0	0	0
December 25, 2010	97	36	24	15	2	0	0	0
December 25, 2011	97	29	18	11	2	0	0	0
December 25, 2012	96	24	14	7	2	0	0	0
December 25, 2013	95	20	10	5	2	0	0	0
December 25, 2014	94	17	8	3	1	0	0	0
December 25, 2015	93	14	6	2	1	0	0	0
December 25, 2016	91	12	5	2	*	0	0	0
December 25, 2017	90	10	3	1	0	0	0	0
December 25, 2018	88	8	3	1	0	0	0	0
December 25, 2019	86	7	2	*	0	0	0	0
December 25, 2020	84	6	1	*	0	0	0	0
December 25, 2021	82	5	1	0	0	0	0	0
December 25, 2022	79	4	1	0	0	0	0	0
December 25, 2023	77	3	1	0	0	0	0	0
December 25, 2024	74	2	*	0	0	0	0	0
December 25, 2025	70	2	0	0	0	0	0	0
December 25, 2026	67	2	0	0	0	0	0	0
December 25, 2027	63	1	0	0	0	0	0	0
December 25, 2028	58	1	0	0	0	0	0	0
December 25, 2029	53	1	0	0	0	0	0	0
December 25, 2030	48	1	0	0	0	0	0	0
December 25, 2031	42	*	0	0	0	0	0	0
December 25, 2032	36	*	0	0	0	0	0	0
December 25, 2033	32	0	0	0	0	0	0	0
December 25, 2034	27	0	0	0	0	0	0	0
December 25, 2035	23	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.99	4.56	3.09	2.22	1.50	1.18	1.01	0.89
Weighted Average Life (in years)(1)(2)	21.97	4.25	2.87	2.06	1.43	1.18	1.01	0.89

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	4
December 25, 2009	100	100	100	100	100	0	0	0
December 25, 2010	100	100	71	72	100	0	0	0
December 25, 2011	100	86	54	32	85	0	0	0
December 25, 2012	100	72	41	22	41	0	0	0
December 25, 2013	100	60	31	15	15	0	0	0
December 25, 2014	100	50	24	11	4	0	0	0
December 25, 2015	100	41	18	7	3	0	0	0
December 25, 2016	100	35	14	5	0	0	0	0
December 25, 2017	100	29	10	4	0	0	0	0
December 25, 2018	100	24	8	2	0	0	0	0
December 25, 2019	100	20	6	0	0	0	0	0
December 25, 2020	100	16	5	0	0	0	0	0
December 25, 2021	100	13	3	0	0	0	0	0
December 25, 2022	100	11	2	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	3	0	0	0	0	0	0
December 25, 2029	100	2	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.45	6.35	5.23	6.01	2.74	2.27	1.91
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.72	4.76	4.90	2.74	2.27	1.91

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	69	0	0
December 25, 2010	100	100	71	48	100	69	0	0
December 25, 2011	100	86	54	32	19	69	0	0
December 25, 2012	100	72	41	22	11	55	0	0
December 25, 2013	100	60	31	15	7	30	0	0
December 25, 2014	100	50	24	11	4	11	0	0
December 25, 2015	100	41	18	7	1	*	0	0
December 25, 2016	100	35	14	5	0	0	0	0
December 25, 2017	100	29	10	4	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	6	0	0	0	0	0
December 25, 2020	100	16	5	0	0	0	0	0
December 25, 2021	100	13	3	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	2	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.42	6.32	5.03	4.88	5.73	2.56	2.15
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.58	4.53	3.62	2.56	2.15

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	0	0
December 25, 2010	100	100	71	48	54	100	0	0
December 25, 2011	100	86	54	32	19	64	0	0
December 25, 2012	100	72	41	22	11	6	0	0
December 25, 2013	100	60	31	15	7	0	0	0
December 25, 2014	100	50	24	11	4	0	0	0
December 25, 2015	100	41	18	7	0	0	0	0
December 25, 2016	100	35	14	5	0	0	0	0
December 25, 2017	100	29	10	1	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	6	0	0	0	0	0
December 25, 2020	100	16	5	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	4	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.39	6.30	4.95	4.56	5.24	2.79	2.33
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.51	4.22	3.91	2.79	2.33

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	18	0
December 25, 2010	100	100	71	48	31	100	18	0
December 25, 2011	100	86	54	32	19	10	18	0
December 25, 2012	100	72	41	22	11	6	18	0
December 25, 2013	100	60	31	15	7	0	9	0
December 25, 2014	100	50	24	11	4	0	0	0
December 25, 2015	100	41	18	7	0	0	0	0
December 25, 2016	100	35	14	5	0	0	0	0
December 25, 2017	100	29	10	0	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	6	0	0	0	0	0
December 25, 2020	100	16	5	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	5	0	0	0	0	0	0
December 25, 2027	100	1	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.37	6.28	4.90	4.41	4.65	3.70	2.48
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.47	4.08	3.91	3.00	2.48

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	0
December 25, 2010	100	100	71	48	31	73	100	0
December 25, 2011	100	86	54	32	19	10	99	0
December 25, 2012	100	72	41	22	11	6	26	0
December 25, 2013	100	60	31	15	7	0	0	0
December 25, 2014	100	50	24	11	0	0	0	0
December 25, 2015	100	41	18	7	0	0	0	0
December 25, 2016	100	35	14	4	0	0	0	0
December 25, 2017	100	29	10	0	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	6	0	0	0	0	0
December 25, 2020	100	16	1	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	6	0	0	0	0	0	0
December 25, 2026	100	3	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.33	6.25	4.85	4.28	4.31	5.69	2.65
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.44	3.97	3.91	3.24	2.63

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	0
December 25, 2010	100	100	71	48	31	19	100	0
December 25, 2011	100	86	54	32	19	10	0	0
December 25, 2012	100	72	41	22	11	2	0	0
December 25, 2013	100	60	31	15	7	0	0	0
December 25, 2014	100	50	24	11	0	0	0	0
December 25, 2015	100	41	18	7	0	0	0	0
December 25, 2016	100	35	14	0	0	0	0	0
December 25, 2017	100	29	10	0	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	4	0	0	0	0	0
December 25, 2020	100	16	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	7	0	0	0	0	0	0
December 25, 2025	100	4	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.29	6.22	4.80	4.18	4.07	4.65	2.83
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.42	3.89	3.83	3.24	2.66

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	54
December 25, 2010	100	100	71	48	31	19	69	54
December 25, 2011	100	86	54	32	19	10	0	51
December 25, 2012	100	72	41	22	11	0	0	5
December 25, 2013	100	60	31	15	4	0	0	0
December 25, 2014	100	50	24	11	0	0	0	0
December 25, 2015	100	41	18	5	0	0	0	0
December 25, 2016	100	35	14	0	0	0	0	0
December 25, 2017	100	29	10	0	0	0	0	0
December 25, 2018	100	24	8	0	0	0	0	0
December 25, 2019	100	20	0	0	0	0	0	0
December 25, 2020	100	16	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	9	0	0	0	0	0	0
December 25, 2024	100	5	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.23	6.17	4.75	4.10	3.90	4.14	4.35
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.41	3.83	3.68	3.24	2.66

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	100
December 25, 2010	100	100	71	48	31	19	11	100
December 25, 2011	100	86	54	32	19	10	0	0
December 25, 2012	100	72	41	22	11	0	0	0
December 25, 2013	100	60	31	15	0	0	0	0
December 25, 2014	100	50	24	11	0	0	0	0
December 25, 2015	100	41	18	0	0	0	0	0
December 25, 2016	100	35	14	0	0	0	0	0
December 25, 2017	100	29	10	0	0	0	0	0
December 25, 2018	100	24	*	0	0	0	0	0
December 25, 2019	100	20	0	0	0	0	0	0
December 25, 2020	100	16	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	11	0	0	0	0	0	0
December 25, 2023	100	8	0	0	0	0	0	0
December 25, 2024	100	0	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.16	6.12	4.69	4.03	3.78	3.87	4.66
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.38	3.80	3.59	3.24	2.66

* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100	100	100	100
December 25, 2008	100	100	100	100	100	100	100	100
December 25, 2009	100	100	100	100	100	100	100	100
December 25, 2010	100	100	71	48	31	19	7	58
December 25, 2011	100	86	54	32	19	5	0	0
December 25, 2012	100	72	41	22	10	0	0	0
December 25, 2013	100	60	31	15	0	0	0	0
December 25, 2014	100	50	24	6	0	0	0	0
December 25, 2015	100	41	18	0	0	0	0	0
December 25, 2016	100	35	14	0	0	0	0	0
December 25, 2017	100	29	5	0	0	0	0	0
December 25, 2018	100	24	0	0	0	0	0	0
December 25, 2019	100	20	0	0	0	0	0	0
December 25, 2020	100	16	0	0	0	0	0	0
December 25, 2021	100	13	0	0	0	0	0	0
December 25, 2022	100	8	0	0	0	0	0	0
December 25, 2023	100	0	0	0	0	0	0	0
December 25, 2024	100	0	0	0	0	0	0	0
December 25, 2025	100	0	0	0	0	0	0	0
December 25, 2026	100	0	0	0	0	0	0	0
December 25, 2027	100	0	0	0	0	0	0	0
December 25, 2028	100	0	0	0	0	0	0	0
December 25, 2029	100	0	0	0	0	0	0	0
December 25, 2030	100	0	0	0	0	0	0	0
December 25, 2031	100	0	0	0	0	0	0	0
December 25, 2032	100	0	0	0	0	0	0	0
December 25, 2033	88	0	0	0	0	0	0	0
December 25, 2034	76	0	0	0	0	0	0	0
December 25, 2035	63	0	0	0	0	0	0	0
December 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	28.96	9.06	6.05	4.63	3.95	3.66	3.67	4.08
Weighted Average Life (in years)(1)(2)	28.95	8.57	5.71	4.38	3.76	3.50	3.24	2.66

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2) To the first possible group II optional termination date.

  USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

  FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve funds and, for the avoidance of doubt, the Swap Accounts, the Supplemental Interest Trusts, the Swap Administration Agreement and the Interest Rate Swap Agreements) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

  Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A Certificate or Class M Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to:

(A) in the case of the Class I-A Certificates or Class I-M Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group I Net Swap Payment, if any, which would be payable to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group I Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of the notional amount set forth in this free writing prospectus with respect to the Group I Interest Rate Swap Agreement and such distribution date, and 100, and assuming for this purpose that the fixed rate used to calculate the Group I Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(B) in the case of the Class II-1A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-1 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(C) in the case of the Class II-2A Certificates, the weighted average of the net mortgage rates of the mortgage loans in the Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-2 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(D) in the case of the Class II-3A Certificates, the weighted average of the net mortgage rates of the mortgage loans in the Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-3 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and

(E) in the case of the Class II-M Certificates, the weighted average of the rates determined pursuant to clauses (B), (C) and (D) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup the aggregate Certificate Principal Balance of the related Class II-A Certificates, and

(ii) any related Swap Termination Payment will be treated as being payable solely from Excess Cashflow with respect to the related loan group. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates relating to a loan group and the related Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

  Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

  Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

  The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the related REMIC regular interest component will be treated as having been received in respect of the related notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificates in any period and over the term of the a Regular Certificate. As a result, the a Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

  Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that a Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

  Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

  No Withholding on Net Swap Payments Payable to Trust by Swap Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate provides to the trustee the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable to the Swap Administrator, on behalf of the related Supplemental Interest Trust, pursuant to the related Interest Rate Swap Agreement by the related Swap Provider (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a transferee of any Class CE Certificate, the trustee will forward such tax certification form provided to it to the related Supplemental Interest Trust Trustee. The related Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the related Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the related Supplemental Interest Trust Trustee forwarding to the related Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of Class CE Certificates would cause the related Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the related Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable to the Swap Administrator, on behalf of the related Supplemental Interest Trust, pursuant to the related Interest Rate Swap Agreement by the related Swap Provider (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) and any updates thereto from the proposed multiple holders of the related class of Class CE Certificates or the related Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement. So long as each holder of Class CE Certificates complies with these restrictions and the related Swap Provider receives the appropriate tax certification forms as described above, under current federal income tax law, there will be no withholding or deduction for taxes from any amounts payable by the related Swap Provider to the Swap Administrator, on behalf of the related Supplemental Interest Trust, pursuant to the related Interest Rate Swap Agreement.

  STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

  ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriters, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

For so long as the holder of an offered certificate also holds an interest in the related Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an offered certificate without the right to receive payments from the related Supplemental Interest Trust and, separately, the right to receive payments from the related Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the related Supplemental Interest Trust. In addition, while the related Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the related Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the related Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the related Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of a subordinate certificate or any interest therein who acquires the certificate following termination of the related Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriters and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc and SG Americas Securities, LLC.

  LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, Encore, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Master Servicer” in this free writing prospectus for a description of the legal proceedings against the sponsor and the master servicer.

  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC, Bear Stearns Residential Mortgage Corporation and the depositor are affiliated parties. There are no affiliations among (a) the sponsor, the depositor, the master servicer, Bear Stearns Residential Mortgage Corporation, Bear, Stearns & Co. Inc. and the issuing entity and (b) any of the Group I Swap Provider, the Group II Swap Provider, Encore or LaSalle. There are no affiliations between Encore and LaSalle.

Except as otherwise described below, there are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. Except as otherwise described below, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

With respect to the mortgage loans originated by Encore, ECC Capital Corporation, which Encore is a wholly owned subsidiary of, announced on October 10, 2006 that it had entered into an agreement to sell certain operating assets used in its subprime wholesale mortgage banking division to BSRM, a wholly owned subsidiary of The Bear Stearns Companies, Inc., in exchange for cash and the assumption of certain liabilities by BSRM. ECC Capital Corporation anticipates that this transaction will be completed by the end of 2006 and at that time it will exit the mortgage origination business.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-M-1	AA+	Aaa
I-M-2	AA	Aa1
I-M-3	AA-	Aa2
I-M-4	A+	Aa3
I-M-5	A	A1
I-M-6	A-	A1
I-M-7	BBB+	A2
I-M-8	BBB	A3
I-M-9	BBB-	Baa1
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-1A-3	AAA	Aaa
II-2A	AAA	Aaa
II-3A	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA	Aa2
II-M-3	AA-	Aa3
II-M-4	A+	A1
II-M-5	A	A2
II-M-6	A-	A3
II-M-7	BBB+	Baa1
II-M-8	BBB	Baa2
II-M-9	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

  LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Certificate Principal Balance
Class I-A Certificates
Class I-A Principal Distribution Amount
Class II-1A Principal Distribution Amount
Class II-2A Principal Distribution Amount
Class II-3A Principal Distribution Amount
Class II-A Principal Distribution Amount
Class II-M Certificates
Class II-M-1 Principal Distribution Amount
Class II-M-2 Principal Distribution Amount
Class II-M-3 Principal Distribution Amount
Class II-M-4 Principal Distribution Amount
Class II-M-5 Principal Distribution Amount
Class II-M-6 Principal Distribution Amount
Class II-M-7 Principal Distribution Amount
Class II-M-8 Principal Distribution Amount
Class II-M-9 Principal Distribution Amount
Class I-M Certificates
Class I-M-1 Principal Distribution Amount
Class I-M-2 Principal Distribution Amount
Class I-M-3 Principal Distribution Amount
Class I-M-4 Principal Distribution Amount
Class I-M-5 Principal Distribution Amount
Class I-M-6 Principal Distribution Amount
Class I-M-7 Principal Distribution Amount
Class I-M-8 Principal Distribution Amount
Class I-M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
DTC
Due Period
EMC
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
Group I Additional Termination Events
Group I Certificates
Group I Current Specified Enhancement Percentage
Group I Early Termination Date
Group I Extra Principal Distribution Amount
Group I Interest Rate Swap Agreement
Group I Offered Certificates
Group I Overcollateralization Amount
Group I Overcollateralization Release Amount
Group I Overcollateralization Target Amount
Group I Stepdown Date
Group I Supplemental Interest Trust
Group I Supplemental Interest Trust Trustee
Group I Swap Account
Group I Swap Default
Group I Swap Provider
Group I Swap Provider Trigger Event
Group I Swap Termination Event
Group I Swap Termination Payment
Group I Termination Events
Group I Trigger Event
Group II Additional Termination Events
Group II Certificates
Group II Current Specified Enhancement Percentage
Group II Early Termination Date
Group II Extra Principal Distribution Amount
Group II Interest Rate Swap Agreement
Group II Offered Certificates
Group II Overcollateralization Amount
Group II Overcollateralization Release Amount
Group II Overcollateralization Target Amount
Group II Stepdown Date
Group II Supplemental Interest Trust
Group II Supplemental Interest Trust Trustee
Group II Swap Account
Group II Swap Default
Group II Swap Provider
Group II Swap Provider Trigger Event
Group II Swap Termination Event
Group II Swap Termination Payment
Group II Termination Events
Group II Trigger Event
HELOCs
Illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LaSalle
LIBOR Business Day
Liquidation Proceeds
Margin
MERS
MERS® System
Moody’s
NCUA
Net Rate Cap
Notional Principal Contract Component
Notional Principal Contract Regulations
OTS
Parity Act
Pass-Through Rate
Piggyback Loan
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Reference Banks
Regular Certificate
Relief Act
Remaining Excess Spread
REMIC regular interest component
REO
Restricted Group
Rules
Stated Principal Balance
Subgroup II-1 Principal Distribution Amount
Subgroup II-1 Swap Notional Allocation Percentage
Subgroup II-2 Principal Distribution Amount
Subgroup II-2 Swap Notional Allocation Percentage
Subgroup II-3 Principal Distribution Amount
Subgroup II-3 Swap Notional Allocation Percentage
Subsequent Recoveries
Supplemental Interest Trust
Swap Account
Swap Administration Agreement
Swap Administrator
Swap Provider
Tax Counsel
Unpaid Realized Loss Amount

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group and each subgroup, and about the mortgage loans in Loan Group II in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the related loan group and related subgroups, or of the mortgage loans in Loan Group II in the aggregate, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in Loan Group I

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	2	$506,703	0.15%	610	64.97%
6.001% - 6.500%	...........	14	3,322,491	1.00	596	67.09
6.501% - 7.000%	...........	53	12,962,681	3.92	606	72.41
7.001% - 7.500%	...........	108	29,058,055	8.78	592	75.24
7.501% - 8.000%	...........	190	45,648,223	13.79	596	78.55
8.001% - 8.500%	...........	222	54,045,900	16.33	586	77.52
8.501% - 9.000%	...........	272	61,902,851	18.71	584	80.43
9.001% - 9.500%	...........	200	40,752,012	12.31	577	81.77
9.501% - 10.000%	...........	211	43,059,529	13.01	570	83.09
10.001% - 10.500%	...........	99	17,015,392	5.14	561	81.26
10.501% - 11.000%	...........	84	12,357,551	3.73	562	83.39
11.001% - 11.500%	...........	35	4,206,987	1.27	552	79.28
11.501% - 12.000%	...........	26	1,945,129	0.59	602	92.49
12.001% - 12.500%	...........	38	2,293,099	0.69	622	92.49
12.501% - 13.000%	...........	26	1,415,074	0.43	612	99.97
13.001% - 13.500%	...........	8	377,236	0.11	620	100.00
13.501% - 14.000%	...........	3	71,361	0.02	616	100.00
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group I was approximately 8.789%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................................	...........	1	$54,933	0.02%	619	8.33%
10.01% - 20.00%...........................................	...........	4	339,582	0.10	566	16.69
20.01% - 30.00%...........................................	...........	10	922,036	0.28	584	26.60
30.01% - 40.00%..........................................	...........	21	3,137,892	0.95	571	35.65
40.01% - 50.00%..........................................	...........	43	7,320,456	2.21	567	45.82
50.01% - 60.00%...............................................	...........	86	16,480,321	4.98	571	56.43
60.01% - 70.00%..........................................	...........	188	41,233,206	12.46	563	67.22
70.01% - 80.00%............................................	...........	489	104,011,319	31.43	583	78.04
80.01% - 90.00%..........................................	...........	486	122,052,097	36.88	587	87.41
90.01% - 100.00%.........................................	...........	263	35,388,430	10.69	603	96.23
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 79.68%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................................	...........	1	$54,933	0.02%	619	8.33%
10.01% - 20.00%...........................................	...........	4	339,582	0.10	566	16.69
20.01% - 30.00%...........................................	...........	10	922,036	0.28	584	26.60
30.01% - 40.00%..........................................	...........	21	3,137,892	0.95	571	35.65
40.01% - 50.00%..........................................	...........	43	7,320,456	2.21	567	45.82
50.01% - 60.00%...............................................	...........	86	16,480,321	4.98	571	56.43
60.01% - 70.00%..........................................	...........	186	40,783,839	12.32	564	67.19
70.01% - 80.00%............................................	...........	353	75,004,304	22.66	564	77.25
80.01% - 90.00%..........................................	...........	474	119,980,324	36.25	588	87.41
90.01% - 100.00%.........................................	...........	413	66,916,586	20.22	614	88.79
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 81.52% .

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Loan Group I

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	67	$2,395,568	0.72%	617	90.19%
$50,001 - $100,000	...........	261	19,624,850	5.93	586	80.78
$100,001 - $150,000	...........	294	37,218,752	11.25	580	76.58
$150,001 - $200,000	...........	280	48,909,042	14.78	578	79.53
$200,001 - $250,000	...........	231	51,494,575	15.56	583	77.28
$250,001 - $300,000	...........	141	38,603,827	11.66	577	77.84
$300,001 - $350,000	...........	104	33,938,936	10.26	581	80.91
$350,001 - $400,000	...........	58	21,702,569	6.56	582	80.57
$400,001 - $450,000	...........	58	24,408,996	7.38	584	82.68
$450,001 - $500,000	...........	37	17,577,466	5.31	595	78.76
$500,001 - $550,000	...........	24	12,569,025	3.80	587	82.94
$550,001 - $600,000	...........	16	9,198,549	2.78	590	85.11
$600,001 - $650,000	...........	11	6,900,974	2.09	604	84.64
$650,001 - $700,000	...........	6	4,106,023	1.24	594	86.08
$700,001 - $750,000	...........	2	1,499,123	0.45	612	75.75
$750,001 and greater	...........	1	792,000	0.24	603	90.00
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group I was approximately $208,130.

Credit Score for the Mortgage Loans in Loan Group I

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	113	$21,839,522	6.60%	509	71.08%
520 - 539..........................	...........	195	36,708,204	11.09	529	75.68
540 - 559..........................	...........	215	46,001,027	13.90	550	76.38
560 - 579..........................	...........	187	40,241,486	12.16	569	79.63
580 - 599..........................	...........	258	58,790,076	17.76	589	81.53
600 - 619..........................	...........	329	75,923,050	22.94	609	82.47
620 - 639..........................	...........	126	22,474,711	6.79	628	82.26
640 - 659..........................	...........	87	15,010,783	4.54	648	84.69
660 - 679..........................	...........	35	6,198,660	1.87	667	82.47
680 - 699..........................	...........	26	4,386,781	1.33	688	83.27
700 - 719..........................	...........	9	2,141,774	0.65	705	84.34
720 - 739..........................	...........	7	897,115	0.27	725	70.22
740 - 759..........................	...........	4	327,086	0.10	747	83.03
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I was approximately 583.

Geographic Distribution of the Mortgaged Properties in Loan Group I*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	12	$1,464,309	0.44%	575	92.79%
Arizona…………………………………………………….	...........	72	15,351,551	4.64	597	82.70
Arkansas…………………………………………………….	...........	6	983,936	0.30	583	81.26
California…………………………………………………….	...........	272	86,007,163	25.99	584	76.66
Colorado…………………………………………………….	...........	23	3,950,147	1.19	581	85.78
Connecticut…………………………………………………….	...........	12	2,720,560	0.82	568	74.09
Delaware…………………………………………………….	...........	7	1,267,156	0.38	578	80.64
District of Columbia…………………………………………………….	...........	15	3,620,952	1.09	574	72.03
Florida…………………………………………………….	...........	224	42,037,319	12.70	579	77.23
Georgia…………………………………………………….	...........	81	12,155,530	3.67	580	86.25
Hawaii…………………………………………………….	...........	1	599,569	0.18	517	75.00
Idaho…………………………………………………….	...........	2	283,815	0.09	557	78.90
Illinois…………………………………………………….	...........	97	20,566,803	6.21	581	82.82
Indiana…………………………………………………….	...........	22	2,482,626	0.75	600	86.27
Iowa………………………………………………………….	...........	11	1,032,569	0.31	555	84.40
Kansas…………………………………………………….	...........	10	896,554	0.27	577	86.21
Kentucky…………………………………………………….	...........	13	1,399,861	0.42	582	85.79
Louisiana…………………………………………………….	...........	4	723,259	0.22	600	65.18
Maine…………………………………………………….	...........	7	1,154,297	0.35	563	74.66
Maryland…………………………………………………….	...........	100	25,213,042	7.62	583	79.46
Massachusetts…………………………………………………….	...........	12	3,557,206	1.07	580	79.53
Michigan…………………………………………………….	...........	34	3,540,553	1.07	593	84.18
Minnesota…………………………………………………….	...........	30	4,716,215	1.43	599	84.04
Mississippi…………………………………………………….	...........	6	645,510	0.20	562	83.21
Missouri…………………………………………………….	...........	29	3,542,137	1.07	582	88.18
Nevada…………………………………………………….	...........	48	9,791,941	2.96	610	80.10
New Hampshire…………………………………………………….	...........	3	725,056	0.22	563	86.86
New Jersey…………………………………………………….	...........	46	10,987,126	3.32	571	77.47
New Mexico…………………………………………………….	...........	8	1,973,116	0.60	585	84.33
New York…………………………………………………….	...........	36	10,729,457	3.24	573	75.77
North Carolina…………………………………………………….	...........	14	2,839,446	0.86	569	87.46
Ohio…………………………………………………….	...........	29	3,582,836	1.08	581	85.71
Oklahoma…………………………………………………….	...........	4	240,461	0.07	623	80.69
Oregon......…………………………………………………….	...........	12	2,910,102	0.88	595	82.64
Pennsylvania…………………………………………………….	...........	63	9,752,995	2.95	579	81.42
Rhode Island …………………………………………………….	...........	5	1,029,264	0.31	589	79.83
South Carolina…………………………………………………….	...........	11	1,492,910	0.45	593	80.00
South Dakota…………………………………………………….	...........	1	95,975	0.03	520	85.00
Tennessee…………………………………………………….	...........	13	1,691,518	0.51	603	87.15
Texas…………………………………………………….	...........	29	3,251,885	0.98	598	84.68
Utah………………………………………………………….	...........	8	1,829,001	0.55	568	86.47
Virginia…………………………………………………….	...........	75	14,180,705	4.28	590	82.22
Washington……………………………………………….	...........	25	5,467,871	1.65	569	77.05
West Virginia……………………………………………….	...........	4	1,052,122	0.32	553	84.28
Wisconsin……………………………………………….	...........	52	7,140,603	2.16	594	80.00
Wyoming……………………………………………….	...........	3	263,242	0.08	541	71.31
Total.........		1,591	$330,940,273	100.00%	583	79.68%

*No more than approximately 0.52% of the mortgage loans in Loan Group I by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group I

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family..................................................	...........	67	$18,811,505	5.68%	595	78.05%
Condominium.........................................	...........	72	14,475,035	4.37	591	81.48
PUD.............................................................	...........	181	43,431,282	13.12	589	82.94
Single Family............................................	...........	1,241	249,328,596	75.34	581	79.11
Townhouse..............................................	...........	30	4,893,856	1.48	585	81.18
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Occupancy Status of Mortgaged Properties in Loan Group I*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.............................................................	...........	93	$16,435,219	4.97%	610	78.44%
Owner Occupied..........................................	...........	1,485	310,922,735	93.95	582	79.76
Second Home....................................................	...........	13	3,582,320	1.08	591	78.96
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group I

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months........................................	...........	1	$171,975	0.05%	614	40.71%
180 - 239 months........................................	...........	57	3,520,903	1.06	621	91.49
240 - 359 months........................................	...........	9	675,470	0.20	595	77.59
360 months................................................	...........	1,524	326,571,926	98.68	583	79.58
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group I was approximately 358 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group I

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months............................................................	...........	1	$171,975	0.05%	614	40.71%
121 - 180 months..........................................................	...........	57	3,520,903	1.06	621	91.49
181 - 240 months..........................................................	...........	8	633,491	0.19	592	76.10
241 - 300 months..........................................................	...........	1	41,978	0.01	645	100.00
301 - 360 months..........................................	...........	1,524	326,571,926	98.68	583	79.58
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 356 months.

Loan Purpose for the Mortgage Loans in Loan Group I

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance................................	...........	1,101	$240,641,212	72.71%	579	78.07%
Purchase.....................................................	...........	340	57,562,883	17.39	608	85.76
Rate/Term Refinance...................................	...........	150	32,736,178	9.89	573	80.85
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative...............................................	...........	929	$178,235,924	53.86%	575	80.91%
Limited……………………………………………………	...........	23	5,640,842	1.70	611	84.47
Lite…………………………………………………………	...........	1	153,939	0.05	609	85.00
Stated Income………………………………………….	...........	638	146,909,569	44.39	592	78.01
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Product Type of the Mortgage Loans in Loan Group I

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)………………………..	...........	47	$10,555,590	3.19%	587	80.34%
BALLOON (50/40 BLN)………………………..	...........	12	2,745,067	0.83	590	86.29
BALLOON………………………………………………………	...........	49	2,884,685	0.87	633	99.99
FIXED………………………………………………………	...........	287	40,797,210	12.33	597	77.71
FIXED IO…………………………………………………..	...........	4	1,231,915	0.37	607	84.28
LIBOR 2/6 10YR DUAL…………………………………….	...........	7	2,356,663	0.71	566	76.93
LIBOR 2/6 ARM…………………………………….	...........	543	102,109,230	30.85	574	79.51
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	412	104,123,496	31.46	573	79.02
LIBOR 2/6 ARM (50/40 BLN)……………………….	...........	36	11,197,145	3.38	594	82.26
LIBOR 2/6 ARM IO………………………………….	...........	152	43,754,460	13.22	608	81.15
LIBOR 3/6 ARM…………………………………..	...........	21	3,529,981	1.07	578	80.84
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	9	1,775,371	0.54	595	73.59
LIBOR 3/6 ARM (50/40 BLN)……………………….	...........	4	1,087,558	0.33	591	77.48
LIBOR 3/6 ARM IO…………………………………	...........	7	2,042,600	0.62	616	84.29
LIBOR 5/6 ARM…………………………………	...........	1	749,300	0.23	614	68.17
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months............................................................	...........	1,192	$272,725,806	82.41%	580	79.65%
Fixed..................................................................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17.................................................................................	...........	4	$653,837	0.20%	591	67.66%
18 - 23...............................................................	...........	1,146	262,887,158	79.44	580	79.71
30 - 35.................................................................	...........	41	8,435,511	2.55	592	79.72
54 - 59.................................................................	...........	1	749,300	0.23	614	68.17
Fixed................................................................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Loan Group I is 23 months Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group I

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%	...........	1	$178,703	0.05%	605	65.00%
11.000% - 11.249%	...........	1	328,000	0.10	612	64.95
11.250% - 11.499%	...........	7	1,790,793	0.54	588	67.75
11.500% - 11.749%	...........	6	1,764,127	0.53	605	79.68
11.750% - 11.999%	...........	14	3,259,383	0.98	582	72.52
12.000% - 12.249%	...........	18	5,864,931	1.77	599	77.20
12.250% - 12.499%	...........	24	6,929,584	2.09	590	75.30
12.500% - 12.749%	...........	35	10,269,129	3.10	587	77.36
12.750% - 12.999%	...........	52	14,069,090	4.25	585	77.06
13.000% - 13.249%	...........	33	8,328,734	2.52	591	80.08
13.250% - 13.499%	...........	50	13,362,902	4.04	565	75.50
13.500% - 13.749%	...........	87	23,289,129	7.04	583	78.75
13.750% - 13.999%	...........	107	26,637,862	8.05	582	81.44
14.000% - 14.249%	...........	43	10,501,075	3.17	599	83.22
14.250% - 14.499%	...........	88	20,101,176	6.07	582	76.30
14.500% - 14.749%	...........	74	17,572,254	5.31	587	77.18
14.750% - 14.999%	...........	128	27,176,131	8.21	579	80.22
15.000% - 15.249%	...........	58	11,407,347	3.45	592	82.45
15.250% - 15.499%	...........	81	18,180,818	5.49	575	82.65
15.500% - 15.749%	...........	75	15,056,785	4.55	573	81.81
15.750% - 15.999%	...........	78	16,631,538	5.03	575	83.02
16.000% - 16.249%	...........	25	4,244,574	1.28	551	81.12
16.250% - 16.499%	...........	33	6,014,858	1.82	555	81.04
16.500% - 16.749%	...........	27	3,387,951	1.02	559	84.95
16.750% - 16.999%	...........	23	3,420,208	1.03	564	88.36
17.000% - 17.249%	...........	9	935,167	0.28	560	90.03
17.250% - 17.499%	...........	9	1,197,303	0.36	529	76.86
17.500% - 17.749%	...........	3	378,634	0.11	560	85.99
17.750% - 17.999%	...........	1	101,483	0.03	503	70.00
18.250% - 18.499%	...........	1	164,168	0.05	573	23.85
18.750% - 18.999%	...........	1	181,971	0.05	661	100.00
Fixed.......................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 14.326%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group I

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.000% - 4.249%	...........	1	$399,134	0.12%	608	80.00%
4.500% - 4.749%	...........	1	236,000	0.07	616	56.87
5.250% - 5.499%	...........	1	180,900	0.05	599	84.14
5.500% - 5.749%	...........	407	83,594,115	25.26	592	81.87
5.750% - 5.999%	...........	30	5,944,448	1.80	572	80.95
6.000% - 6.249%	...........	30	6,893,033	2.08	579	77.45
6.250% - 6.499%	...........	39	7,351,230	2.22	569	72.37
6.500% - 6.749%	...........	11	2,653,960	0.80	605	79.94
6.750% - 6.999%	...........	38	7,565,059	2.29	574	68.17
7.000% - 7.249%	...........	24	7,099,652	2.15	596	77.28
7.250% - 7.499%	...........	31	8,218,310	2.48	586	75.61
7.500% - 7.749%	...........	45	12,379,319	3.74	591	79.10
7.750% - 7.999%	...........	58	15,192,409	4.59	579	79.02
8.000% - 8.249%	...........	33	8,832,782	2.67	587	82.79
8.250% - 8.499%	...........	62	15,170,650	4.58	566	75.67
8.500% - 8.749%	...........	80	21,797,314	6.59	576	78.74
8.750% - 8.999%	...........	76	18,937,043	5.72	576	82.63
9.000% - 9.249%	...........	28	6,545,929	1.98	595	85.06
9.250% - 9.499%	...........	41	9,337,271	2.82	561	78.67
9.500% - 9.749%	...........	27	5,817,162	1.76	548	79.47
9.750% - 9.999%	...........	55	13,575,405	4.10	563	82.46
10.000% - 10.249%	...........	15	2,731,605	0.83	555	76.99
10.250% - 10.499%	...........	25	5,698,355	1.72	571	78.60
10.500% - 10.749%	...........	16	3,207,479	0.97	568	77.93
10.750% - 10.999%	...........	8	1,930,707	0.58	531	74.02
11.000% - 11.249%	...........	3	338,838	0.10	575	77.34
11.250% - 11.499%	...........	4	884,573	0.27	529	75.68
11.500% - 11.749%	...........	2	116,550	0.04	608	81.70
12.250% - 12.499%	...........	1	96,574	0.03	501	70.00
Fixed.......................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 7.442%.

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%..............................................................	...........	1,180	$270,576,185	81.76%	580	79.63%
1.500%...............................................................	...........	10	1,911,899	0.58	591	81.83
3.000%...............................................................	...........	2	237,721	0.07	582	87.45
Fixed....................................................................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.005%.

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.499%	...........	2	$858,950	0.26%	593	86.86%
2.000% - 2.249%	...........	488	126,028,510	38.08	571	78.42
2.500% - 2.749%	...........	1	119,218	0.04	582	80.00
3.000% - 3.249%	...........	683	141,853,282	42.86	588	80.53
5.000% - 5.249%	...........	18	3,865,847	1.17	594	86.01
Fixed....................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 2.560%.

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.000% - 4.249%	...........	1	$399,134	0.12%	608	80.00%
4.500% - 4.749%	...........	1	236,000	0.07	616	56.87
5.000% - 5.249%	...........	1	124,183	0.04	618	90.00
5.250% - 5.499%	...........	267	68,340,821	20.65	577	79.94
5.500% - 5.749%	...........	581	125,790,772	38.01	593	81.89
5.750% - 5.999%	...........	217	54,304,096	16.41	563	76.44
6.000% - 6.249%	...........	38	8,754,650	2.65	568	76.71
6.250% - 6.499%	...........	40	7,099,718	2.15	555	73.39
6.500% - 6.749%	...........	4	569,300	0.17	611	80.72
6.750% - 6.999%	...........	22	3,897,334	1.18	549	66.30
7.000% - 7.249%	...........	5	741,275	0.22	536	69.81
7.250% - 7.499%	...........	6	1,167,802	0.35	570	80.65
7.500% - 7.749%	...........	5	814,689	0.25	576	83.87
7.750% - 7.999%	...........	3	300,938	0.09	597	78.04
8.000% - 8.249%	...........	1	185,094	0.06	585	90.00
Fixed...................	...........	399	58,214,467	17.59	597	79.83
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group I was approximately 5.611%.

Originator of the Mortgage Loans in Loan Group I

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE………………….	...........	617	$151,577,502	45.80%	573	78.37%
BEAR STEARNS RESIDENTIAL………………….	...........	251	49,040,225.00	14.82	596	79.96
OTHER……………………………………………………	...........	723	130,322,546	39.38	591	81.11
Total.........	...........	1,591	$330,940,273	100.00%	583	79.68%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-1

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	5	$2,375,141	0.61%	635	72.20%
6.001% - 6.500%	...........	35	12,476,003	3.20	669	76.95
6.501% - 7.000%	...........	124	52,200,788	13.38	661	81.24
7.001% - 7.500%	...........	139	48,297,954	12.38	646	81.97
7.501% - 8.000%	...........	198	66,116,535	16.95	640	82.43
8.001% - 8.500%	...........	176	61,325,639	15.72	639	82.74
8.501% - 9.000%	...........	158	49,609,169	12.72	614	83.49
9.001% - 9.500%	...........	96	29,415,411	7.54	605	85.07
9.501% - 10.000%	...........	105	23,636,048	6.06	599	86.60
10.001% - 10.500%	...........	74	10,930,343	2.80	608	88.79
10.501% - 11.000%	...........	95	11,610,563	2.98	627	92.95
11.001% - 11.500%	...........	95	7,719,114	1.98	648	97.48
11.501% - 12.000%	...........	104	8,237,178	2.11	655	98.62
12.001% - 12.500%	...........	62	4,351,757	1.12	632	98.57
12.501% - 13.000%	...........	24	1,610,928	0.41	635	100.00
13.001% - 13.500%	...........	3	130,123	0.03	602	94.39
13.501% - 14.000%	...........	2	75,695	0.02	589	100.00
14.001+%	...........	1	27,965	0.01	630	100.00
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-1 was approximately 8.390%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-1

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...............................................................	...........	1	$59,898	0.02%	651	12.68%
20.01% - 30.00%...............................................................	...........	6	509,916	0.13	645	26.53
30.01% - 40.00%................................................................	...........	9	864,085	0.22	601	35.71
40.01% - 50.00%.............................................	...........	9	2,224,777	0.57	660	45.78
50.01% - 60.00%.............................................	...........	26	6,932,495	1.78	584	55.71
60.01% - 70.00%............................................	...........	72	18,314,858	4.69	595	66.66
70.01% - 80.00%...............................................................	...........	500	166,521,834	42.68	640	79.09
80.01% - 90.00%..............................................	...........	307	115,216,621	29.53	625	87.72
90.01% - 100.00%...........................................	...........	566	79,501,871	20.38	651	97.40
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-1 was approximately 84.00%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-1

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%................................................	...........	1	$59,898	0.02%	651	12.68%
20.01% - 30.00%................................................	...........	6	509,916	0.13	645	26.53
30.01% - 40.00%...........................................	...........	9	864,085	0.22	601	35.71
40.01% - 50.00%...............................................	...........	9	2,224,777	0.57	660	45.78
50.01% - 60.00%.............................................	...........	26	6,932,495	1.78	584	55.71
60.01% - 70.00%.................................................................	...........	70	18,054,419	4.63	594	66.69
70.01% - 80.00%........................................................................	...........	187	63,935,813	16.39	604	77.71
80.01% - 90.00%...................................................	...........	287	113,740,851	29.15	626	87.57
90.01% - 100.00%.............................................	...........	901	183,824,101	47.12	657	87.62
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-1 was approximately 89.29%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Subgroup II-1

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	136	$4,892,674	1.25%	644	96.33%
$50,001 - $100,000	...........	305	22,822,266	5.85	642	91.78
$100,001 - $150,000	...........	215	26,664,440	6.83	629	86.19
$150,001 - $200,000	...........	119	20,751,796	5.32	626	83.02
$200,001 - $250,000	...........	83	18,721,136	4.80	630	81.15
$250,001 - $300,000	...........	81	22,256,952	5.70	648	83.32
$300,001 - $350,000	...........	70	22,591,297	5.79	641	83.86
$350,001 - $400,000	...........	58	21,843,116	5.60	640	82.38
$400,001 - $450,000	...........	106	45,602,502	11.69	635	82.55
$450,001 - $500,000	...........	101	48,124,551	12.33	628	82.25
$500,001 - $550,000	...........	83	43,504,608	11.15	636	84.04
$550,001 - $600,000	...........	55	31,640,112	8.11	625	83.79
$600,001 - $650,000	...........	29	18,188,228	4.66	631	83.38
$650,001 - $700,000	...........	16	10,758,035	2.76	634	85.31
$700,001 - $750,000	...........	15	10,958,932	2.81	639	81.78
$750,001 and greater	...........	24	20,825,709	5.34	647	84.44
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-1 was approximately $260,954.

Credit Score for the Mortgage Loans in Subgroup II-1

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	23	$5,966,912	1.53%	510	74.24%
520 - 539..........................	...........	47	11,252,383	2.88	529	73.78
540 - 559..........................	...........	48	13,635,536	3.49	550	78.83
560 - 579..........................	...........	79	25,312,351	6.49	569	79.90
580 - 599..........................	...........	147	37,629,505	9.64	589	82.31
600 - 619..........................	...........	182	44,215,841	11.33	608	85.59
620 - 639..........................	...........	244	62,832,550	16.10	629	86.18
640 - 659..........................	...........	246	70,411,381	18.05	649	85.08
660 - 679..........................	...........	192	46,316,758	11.87	669	85.31
680 - 699..........................	...........	131	35,812,618	9.18	687	85.06
700 - 719..........................	...........	70	13,318,796	3.41	709	86.38
720 - 739..........................	...........	37	12,105,295	3.10	731	86.36
740 - 759..........................	...........	24	6,039,805	1.55	748	83.14
760 - 779..........................	...........	16	3,416,286	0.88	767	75.27
780 - 799..........................	...........	10	1,880,337	0.48	790	86.62
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-1 was approximately 635.

Geographic Distribution of the Mortgaged Properties in Subgroup II-1*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	5	$252,137	0.06%	584	91.20%
Arizona…………………………………………………….	...........	27	5,204,180	1.33	627	85.94
Arkansas…………………………………………………….	...........	2	294,347	0.08	608	89.73
California…………………………………………………….	...........	553	190,750,849	48.89	642	83.75
Colorado…………………………………………………….	...........	12	1,542,902	0.40	664	87.99
Connecticut…………………………………………………….	...........	15	4,428,200	1.14	639	85.62
District of Columbia…………………………………………………….	...........	1	439,682	0.11	614	53.99
Florida…………………………………………………….	...........	156	32,406,089	8.31	626	84.10
Georgia…………………………………………………….	...........	28	5,309,613	1.36	622	87.82
Hawaii…………………………………………………….	...........	1	840,000	0.22	698	80.00
Idaho…………………………………………………….	...........	1	426,942	0.11	596	90.00
Illinois…………………………………………………….	...........	113	24,330,378	6.24	639	87.51
Indiana…………………………………………………….	...........	16	1,474,803	0.38	622	84.43
Iowa…………………………………………………….	...........	7	653,137	0.17	602	87.62
Kansas…………………………………………………….	...........	2	139,857	0.04	613	78.52
Kentucky…………………………………………………….	...........	2	520,449	0.13	549	90.55
Louisiana…………………………………………………….	...........	7	822,712	0.21	601	78.10
Maine…………………………………………………….	...........	3	512,341	0.13	607	84.47
Maryland……………………………………………………………………..	...........	54	13,732,514	3.52	619	82.28
Massachusetts…………………………………………………….	...........	18	3,827,616	0.98	614	85.28
Michigan…………………………………………………….	...........	31	3,182,299	0.82	612	84.30
Minnesota…………………………………………………….	...........	7	2,225,193	0.57	636	81.95
Mississippi…………………………………………………….	...........	7	1,132,703	0.29	635	93.61
Missouri…………………………………………………….	...........	17	2,467,898	0.63	648	83.59
Nevada…………………………………………………….	...........	33	6,646,531	1.70	628	82.22
New Hampshire…………………………………………………….	...........	1	441,589	0.11	625	95.00
New Jersey…………………………………………………….	...........	42	14,591,446	3.74	610	82.39
New Mexico…………………………………………………….	...........	9	1,706,992	0.44	606	79.26
New York…………………………………………………….	...........	118	33,729,064	8.65	644	83.59
North Carolina…………………………………………………….	...........	17	3,208,043	0.82	656	86.59
Ohio…………………………………………………….	...........	7	383,967	0.10	600	92.62
Oklahoma…………………………………………………….	...........	5	308,990	0.08	648	81.94
Oregon......…………………………………………………….	...........	3	371,290	0.10	573	58.78
Pennsylvania…………………………………………………….	...........	27	4,266,824	1.09	624	82.70
Rhode Island…………………………………………………….	...........	5	1,480,132	0.38	602	89.76
South Carolina…………………………………………………….	...........	12	2,528,998	0.65	646	87.20
Tennessee…………………………………………………….	...........	9	1,506,003	0.39	606	86.67
Texas…………………………………………………….	...........	25	3,027,805	0.78	629	85.90
Utah…………………………………………………….	...........	1	46,987	0.01	603	100.00
Vermont…………………………………………………….	...........	1	74,899	0.02	539	52.08
Virginia…………………………………………………….	...........	78	15,406,607	3.95	615	82.75
Washington……………………………………………….	...........	9	2,437,250	0.62	612	82.58
West Virginia…………………………………………………….	...........	8	934,169	0.24	617	77.49
Wisconsin……………………………………………….	...........	1	131,928	0.03	564	80.00
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

*No more than approximately 0.83% of the mortgage loans in Subgroup II-1 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-1

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................………………………	...........	106	$34,271,921	8.78%	656	83.07%
Condominium.............................................	...........	111	19,386,485	4.97	646	85.44
PUD........................................................................	...........	167	46,294,919	11.87	628	84.26
Single Family....................................................	...........	1,097	287,117,559	73.59	632	83.96
Townhouse....................................................	...........	15	3,075,471	0.79	689	85.63
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Occupancy Status of Mortgaged Properties in Subgroup II-1*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor..............................................................	...........	43	$12,832,979	3.29%	637	81.78%
Owner Occupied.................................................	...........	1,442	374,403,641	95.96	635	84.08
Second Home.............................................	...........	11	2,909,735	0.75	630	83.81
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-1

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months...........................................	...........	194	$15,874,463	4.07%	657	98.11%
240 - 359 months........................................	...........	52	2,773,402	0.71	643	94.86
360 months.................................................	...........	1,250	371,498,490	95.22	634	83.32
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-1 was approximately 352 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-1

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months............................................	...........	194	$15,874,463	4.07%	657	98.11%
181 - 240 months.......................................	...........	51	2,709,787	0.69	643	94.74
241 - 300 months...........................................	...........	1	63,614	0.02	677	100.00
301 - 360 months...........................................	...........	1,250	371,498,490	95.22	634	83.32
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-1 was approximately 350 months.

Loan Purpose for the Mortgage Loans in Subgroup II-1

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	642	$208,567,456	53.46%	622	82.60%
Purchase..........................................................	...........	746	147,845,625	37.89	654	85.83
Rate/Term Refinance……………………………	...........	108	33,733,274	8.65	630	84.67
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Documentation Type of the Mortgage Loans in Subgroup II-1

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	745	$174,209,914	44.65%	621	84.31%
Limited…………………………………………………………….	...........	6	1,884,466	0.48	581	82.55
Lite…………………………………………………………….	...........	3	387,560	0.10	619	87.63
Stated Income…………………………………………….	...........	742	213,664,415	54.77	647	83.76
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Product Type of the Mortgage Loans in Subgroup II-1

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (30/15 BLN)…………………………	...........	178	$14,653,254	3.76%	658	99.29%
BALLOON (40/30 BLN)…………………………	...........	39	15,039,387	3.85	649	82.57
BALLOON (50/30 BLN)…………………………	...........	11	4,707,622	1.21	649	80.78
FIXED……………………………………………………….	...........	404	51,730,770	13.26	644	85.60
FIXED IO……………………………………………………..	...........	14	6,991,502	1.79	695	86.20
LIBOR 2/6 ARM DUAL AMORT……………………………………..	...........	19	8,814,904	2.26	626	83.75
LIBOR 2/6 ARM……………………………………..	...........	264	65,897,477	16.89	622	81.89
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	269	105,946,245	27.16	621	82.57
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	28	13,028,785	3.34	628	86.57
LIBOR 2/6 ARM IO…………………………………	...........	176	73,512,735	18.84	649	83.39
LIBOR 3/6 ARM………………………………………	...........	50	11,854,704	3.04	630	86.59
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	16	7,098,979	1.82	620	83.58
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	2	1,168,296	0.30	644	70.74
LIBOR 3/6 ARM IO……………………………………	...........	22	8,341,800	2.14	645	84.37
LIBOR 5/6 ARM …………………………….	...........	3	1,057,964	0.27	700	91.96
LIBOR 5/6 ARM (50/30 BLN)……………………….	...........	1	301,931	0.08	601	69.43
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-1

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months...........................................................	...........	850	$297,023,820	76.13%	630	83.04%
Fixed................................................................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-1

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17..................................................................	...........	21	$8,918,783	2.29%	629	83.77%
18 - 23..................................................................	...........	735	258,281,363	66.20	629	82.83
24 - 29..................................................................	...........	3	1,041,550	0.27	679	83.21
30 - 35...................................................................	...........	87	27,422,229	7.03	631	84.59
54 - 59................................................................	...........	4	1,359,895	0.35	678	86.96
Fixed......................................................................	...........	646	93,122,535	23.87	651	87.07
Total...........	...........	1,496	$390,146,355	100.00%	635	84.00%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-1 is 24 months . Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-1

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500% - 10.749%	...........	1	$438,761	0.11%	562	52.89%
10.750% - 10.999%	...........	4	1,936,380	0.50	652	76.57
11.000% - 11.249%	...........	5	1,571,854	0.40	658	76.80
11.250% - 11.499%	...........	11	4,250,016	1.09	668	78.15
11.500% - 11.749%	...........	22	8,505,433	2.18	651	81.61
11.750% - 11.999%	...........	52	22,468,344	5.76	656	82.49
12.000% - 12.249%	...........	25	9,619,746	2.47	655	81.97
12.250% - 12.499%	...........	48	18,813,889	4.82	645	82.53
12.500% - 12.749%	...........	58	21,579,174	5.53	646	82.42
12.750% - 12.999%	...........	80	28,654,602	7.34	637	83.34
13.000% - 13.249%	...........	43	14,826,644	3.80	647	83.89
13.250% - 13.499%	...........	72	26,444,183	6.78	634	83.55
13.500% - 13.749%	...........	59	20,886,649	5.35	619	83.10
13.750% - 13.999%	...........	67	23,144,494	5.93	618	83.17
14.000% - 14.249%	...........	36	12,530,854	3.21	617	83.24
14.250% - 14.499%	...........	48	19,133,364	4.90	637	81.82
14.500% - 14.749%	...........	35	12,125,442	3.11	596	82.32
14.750% - 14.999%	...........	43	13,286,845	3.41	614	85.82
15.000% - 15.249%	...........	26	5,598,154	1.43	596	83.49
15.250% - 15.499%	...........	27	7,040,867	1.80	602	83.39
15.500% - 15.749%	...........	24	7,244,537	1.86	612	86.15
15.750% - 15.999%	...........	24	6,753,827	1.73	593	83.31
16.000% - 16.249%	...........	6	2,091,241	0.54	554	83.18
16.250% - 16.499%	...........	6	1,878,491	0.48	618	90.45
16.500% - 16.749%	...........	8	2,363,462	0.61	596	87.27
16.750% - 16.999%	...........	9	2,793,686	0.72	573	89.39
17.000% - 17.249%	...........	2	301,739	0.08	549	81.69
17.250% - 17.499%	...........	5	481,484	0.12	566	79.43
17.500% - 17.749%	...........	1	51,937	0.01	531	80.00
17.750% - 17.999%	...........	3	207,724	0.05	553	79.17
Fixed.......................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-1 was approximately 13.504%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-1

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.000% - 5.249%	...........	1	$284,308	0.07%	650	99.82%
5.250% - 5.499%	...........	3	1,013,849	0.26	616	80.00
5.500% - 5.749%	...........	3	714,405	0.18	586	63.35
5.750% - 5.999%	...........	14	4,470,596	1.15	625	81.57
6.000% - 6.249%	...........	52	22,315,136	5.72	649	81.46
6.250% - 6.499%	...........	25	10,598,716	2.72	635	81.94
6.500% - 6.749%	...........	28	10,387,585	2.66	640	81.34
6.750% - 6.999%	...........	63	26,679,130	6.84	655	82.07
7.000% - 7.249%	...........	28	10,606,517	2.72	653	82.19
7.250% - 7.499%	...........	56	21,026,129	5.39	648	82.80
7.500% - 7.749%	...........	65	23,770,556	6.09	643	82.68
7.750% - 7.999%	...........	85	29,798,258	7.64	636	83.58
8.000% - 8.249%	...........	52	16,499,608	4.23	641	83.02
8.250% - 8.499%	...........	78	28,162,434	7.22	633	83.38
8.500% - 8.749%	...........	55	17,982,000	4.61	614	83.68
8.750% - 8.999%	...........	63	20,034,246	5.14	606	83.73
9.000% - 9.249%	...........	32	11,217,385	2.88	596	83.64
9.250% - 9.499%	...........	30	11,392,178	2.92	607	83.30
9.500% - 9.749%	...........	26	8,655,215	2.22	586	84.32
9.750% - 9.999%	...........	32	8,232,703	2.11	603	87.23
10.000% - 10.249%	...........	15	3,121,045	0.80	594	88.65
10.250% - 10.499%	...........	20	4,666,701	1.20	589	84.69
10.500% - 10.749%	...........	11	2,811,021	0.72	591	87.23
10.750% - 10.999%	...........	9	1,923,086	0.49	579	81.19
11.000% - 11.249%	...........	1	191,979	0.05	556	80.00
11.250% - 11.499%	...........	1	153,239	0.04	514	78.77
11.750% - 11.999%	...........	1	171,835	0.04	519	70.00
12.250% - 12.499%	...........	1	143,962	0.04	520	60.00
Fixed.......................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-1 was approximately 7.925%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-1

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%................................................................	...........	790	$273,454,785	70.09%	631	83.01%
1.500%..............................................................	...........	29	8,279,982	2.12	605	83.43
2.000%.................................................................	...........	31	15,289,053	3.92	620	83.49
Fixed..................................................................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-1 was approximately 1.065%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-1

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.00% - 1.499%	...........	2	$275,535	0.07%	587	82.47%
1.500% - 1.749%	...........	16	4,095,991	1.05	605	83.69
2.000% - 2.249%	...........	677	242,235,903	62.09	630	83.00
3.000% - 3.249%	...........	155	50,416,391	12.92	631	83.22
Fixed....................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-1 was approximately 2.162%.

Gross Margin of the Mortgage Loans in Subgroup II-1

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.500% - 2.749%	...........	2	$946,741	0.24%	642	87.51%
4.500% - 4.749%	...........	2	230,581	0.06	617	66.77
4.750% - 4.999%	...........	2	901,176	0.23	626	81.75
5.000% - 5.249%	...........	4	1,636,744	0.42	626	94.12
5.250% - 5.499%	...........	543	195,123,254	50.01	638	83.47
5.500% - 5.749%	...........	23	7,317,483	1.88	627	82.80
5.750% - 5.999%	...........	135	43,788,367	11.22	594	81.07
6.000% - 6.249%	...........	58	23,545,745	6.04	645	81.72
6.250% - 6.499%	...........	19	7,421,202	1.90	604	83.38
6.500% - 6.749%	...........	9	3,125,071	0.80	608	85.92
6.750% - 6.999%	...........	11	3,394,182	0.87	646	79.42
7.000% - 7.249%	...........	7	1,644,393	0.42	628	83.25
7.250% - 7.499%	...........	6	1,510,782	0.39	650	84.90
7.500% - 7.749%	...........	7	1,266,032	0.32	606	87.15
7.750% - 7.999%	...........	5	1,478,577	0.38	639	88.62
8.000% - 8.249%	...........	6	1,426,086	0.37	613	78.26
8.250% - 8.499%	...........	4	845,841	0.22	627	83.24
8.500% - 8.749%	...........	2	417,744	0.11	583	89.31
8.750% - 8.999%	...........	3	879,518	0.23	568	89.01
9.250% - 9.499%	...........	1	67,443	0.02	543	90.00
9.750% - 9.999%	...........	1	56,857	0.01	617	100.00
Fixed...................	...........	646	93,122,535	23.87	651	87.07
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-1 was approximately 5.566%.

Originator of the Mortgage Loans in Subgroup II-1

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE……………………………………………	...........	1,168	$318,278,182	81.58%	635	83.98%
OTHER………………………………………………….	...........	328	71,868,173	18.42	633	84.10
Total.........	...........	1,496	$390,146,355	100.00%	635	84.00%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-2

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	8	$2,119,197	0.73%	661	78.07%
6.001% - 6.500%	...........	49	12,843,077	4.42	660	70.43
6.501% - 7.000%	...........	150	35,399,536	12.18	648	74.62
7.001% - 7.500%	...........	169	40,198,223	13.83	630	78.65
7.501% - 8.000%	...........	229	52,084,452	17.92	612	79.53
8.001% - 8.500%	...........	161	35,845,283	12.34	603	79.21
8.501% - 9.000%	...........	221	44,282,169	15.24	597	80.98
9.001% - 9.500%	...........	122	24,266,706	8.35	577	78.47
9.501% - 10.000%	...........	117	20,805,333	7.16	569	79.38
10.001% - 10.500%	...........	61	9,487,994	3.27	565	79.99
10.501% - 11.000%	...........	60	7,824,896	2.69	557	76.48
11.001% - 11.500%	...........	29	3,261,438	1.12	560	74.18
11.501% - 12.000%	...........	20	1,376,509	0.47	572	82.89
12.001% - 12.500%	...........	6	441,805	0.15	593	80.74
12.501% - 13.000%	...........	7	334,826	0.12	636	99.47
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-2 was approximately 8.260%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-2

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%............................................	...........	4	$604,480	0.21%	664	15.45%
20.01% - 30.00%...............................................	...........	9	916,418	0.32	617	27.10
30.01% - 40.00%...........................................	...........	23	3,641,796	1.25	587	34.99
40.01% - 50.00%.............................................	...........	50	8,909,722	3.07	593	45.87
50.01% - 60.00%...............................................	...........	92	17,990,891	6.19	584	56.18
60.01% - 70.00%..............................................	...........	170	36,122,143	12.43	591	66.57
70.01% - 80.00%............................................	...........	441	94,878,241	32.65	599	77.79
80.01% - 90.00%...........................................	...........	420	95,043,847	32.71	620	87.28
90.01% - 100.00%..........................................	...........	200	32,463,903	11.17	638	96.04
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-2 was approximately 78.39%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-2

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%.............................................	...........	4	$604,480	0.21%	664	15.45%
20.01% - 30.00%...........................................	...........	9	916,418	0.32	617	27.10
30.01% - 40.00%.............................................	...........	23	3,641,796	1.25	587	34.99
40.01% - 50.00%...........................................	...........	50	8,909,722	3.07	593	45.87
50.01% - 60.00%...................................................	...........	92	17,990,891	6.19	584	56.18
60.01% - 70.00%.............................................	...........	169	35,974,009	12.38	592	66.55
70.01% - 80.00%...............................................	...........	363	76,716,689	26.40	588	77.28
80.01% - 90.00%..........................................	...........	419	95,120,236	32.74	620	87.26
90.01% - 100.00%.........................................	...........	280	50,697,201	17.45	640	90.24
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-2 was approximately 79.63%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Subgroup II-2

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	47	$1,811,887	0.62%	627	90.17%
$50,001 - $100,000	...........	179	13,588,184	4.68	599	78.05
$100,001 - $150,000	...........	251	31,528,670	10.85	592	75.01
$150,001 - $200,000	...........	271	47,619,316	16.39	606	77.64
$200,001 - $250,000	...........	205	45,862,419	15.78	603	77.69
$250,001 - $300,000	...........	171	46,809,499	16.11	612	77.74
$300,001 - $350,000	...........	130	41,912,920	14.42	615	79.65
$350,001 - $400,000	...........	107	39,996,341	13.76	612	80.39
$400,001 - $450,000	...........	31	12,896,231	4.44	611	81.51
$450,001 - $500,000	...........	7	3,335,001	1.15	656	74.72
$500,001 - $550,000	...........	10	5,210,974	1.79	634	83.75%
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-2 was approximately $206,367.

Credit Score for the Mortgage Loans in Subgroup II-2

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	87	$16,211,760	5.58%	509	69.29%
520 - 539..........................	...........	124	23,739,153	8.17	530	73.26
540 - 559..........................	...........	131	27,165,331	9.35	550	73.11
560 - 579..........................	...........	119	21,702,595	7.47	569	73.44
580 - 599..........................	...........	152	31,683,483	10.90	589	79.72
600 - 619..........................	...........	179	37,291,564	12.83	609	79.78
620 - 639..........................	...........	229	49,689,029	17.10	629	81.77
640 - 659..........................	...........	162	32,742,543	11.27	649	81.75
660 - 679..........................	...........	105	23,368,727	8.04	668	82.82
680 - 699..........................	...........	66	13,472,088	4.64	689	81.54
700 - 719..........................	...........	23	6,017,817	2.07	709	83.09
720 - 739..........................	...........	18	3,693,771	1.27	730	79.71
740 - 759..........................	...........	10	2,883,203	0.99	754	72.42
760 - 779..........................	...........	2	483,684	0.17	767	60.20
780 - 799..........................	...........	2	426,695	0.15	787	70.65
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-2 was approximately 608.

Geographic Distribution of the Mortgaged Properties in Subgroup II-2*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	5	$582,228	0.20%	540	82.97%
Arizona…………………………………………………….	...........	37	8,163,207	2.81	610	82.78
California…………………………………………………….	...........	255	70,484,728	24.26	618	75.06
Colorado…………………………………………………….	...........	11	1,775,061	0.61	611	85.60
Connecticut…………………………………………………….	...........	12	2,136,457	0.74	594	74.59
Delaware…………………………………………………….	...........	6	991,577	0.34	611	79.30
District of Columbia…………………………………………………….	...........	8	1,730,559	0.60	604	64.96
Florida…………………………………………………….	...........	207	38,818,049	13.36	600	76.83
Georgia…………………………………………………….	...........	33	4,576,584	1.58	607	83.27
Hawaii…………………………………………………….	...........	3	894,736	0.31	605	55.06
Idaho…………………………………………………….	...........	7	839,094	0.29	593	76.29
Illinois…………………………………………………….	...........	186	37,146,992	12.78	621	82.66
Indiana…………………………………………………….	...........	25	2,320,741	0.80	612	89.10
Iowa…………………………………………………………..	...........	3	275,757	0.09	624	93.97
Kansas…………………………………………………….	...........	5	377,588	0.13	580	79.81
Kentucky…………………………………………………….	...........	5	545,139	0.19	645	84.68
Louisiana…………………………………………………….	...........	2	360,153	0.12	589	87.86
Maine……………………………………………………………………..	...........	3	515,937	0.18	563	77.77
Maryland……………………………………………………………………..	...........	90	18,599,506	6.40	601	79.61
Massachusetts…………………………………………………….	...........	20	4,987,747	1.72	598	77.49
Michigan…………………………………………………….	...........	17	2,511,417	0.86	584	83.77
Minnesota…………………………………………………….	...........	17	2,786,109	0.96	632	85.93
Mississippi…………………………………………………….	...........	6	698,079	0.24	612	84.69
Missouri…………………………………………………….	...........	14	1,441,346	0.50	602	89.57
Nevada…………………………………………………….	...........	24	4,940,954	1.70	617	81.30
New Hampshire…………………………………………………….	...........	5	958,341	0.33	614	81.12
New Jersey…………………………………………………….	...........	49	12,797,815	4.40	586	75.67
New Mexico…………………………………………………….	...........	11	1,911,715	0.66	596	79.60
New York…………………………………………………….	...........	96	26,122,659	8.99	607	75.15
North Carolina…………………………………………………….	...........	18	2,768,749	0.95	589	82.95
Ohio…………………………………………………….	...........	4	545,428	0.19	630	91.03
Oklahoma…………………………………………………….	...........	10	860,371	0.30	596	81.55
Oregon......…………………………………………………….	...........	14	3,416,780	1.18	597	79.83
Pennsylvania…………………………………………………….	...........	45	6,063,110	2.09	590	79.89
Rhode Island…………………………………………………….	...........	10	1,863,625	0.64	600	83.37
South Carolina…………………………………………………….	...........	5	910,858	0.31	570	73.53
South Dakota…………………………………………………….	...........	1	237,653	0.08	651	85.00
Tennessee…………………………………………………….	...........	10	1,209,756	0.42	575	83.18
Texas…………………………………………………….	...........	22	2,575,314	0.89	632	75.97
Utah……………………………………………………………	...........	8	1,133,069	0.39	605	85.97
Virginia…………………………………………………….	...........	70	12,767,877	4.39	605	80.51
Washington……………………………………………….	...........	19	4,084,592	1.41	607	81.99
West Virginia……………………………………………….	...........	6	1,143,726	0.39	574	80.36
Wisconsin……………………………………………….	...........	4	615,829	0.21	658	96.60
Wyoming……………………………………………….	...........	1	84,431	0.03	549	100.00
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

*No more than approximately 0.87% of the mortgage loans in Subgroup II-2 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-2

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................……………………	...........	110	$32,723,301	11.26%	624	75.86%
Condominium...............................................	...........	63	11,717,580	4.03	613	80.14
PUD.................................................................	...........	132	28,109,728	9.67	601	80.33
Single Family...............................................	...........	1,095	216,020,116	74.34	606	78.43
Townhouse.....................................................	...........	9	2,000,718	0.69	634	78.61
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Occupancy Status of Mortgaged Properties in Subgroup II-2*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor............................................................	...........	77	$14,778,970	5.09%	634	77.81%
Owner Occupied.......................................	...........	1,324	274,636,379	94.52	607	78.44
Second Home..............................................	...........	8	1,156,093	0.40	592	75.98
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-2

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months........................................	...........	2	$174,815	0.06%	582	71.68%
180 - 239 months........................................	...........	45	3,397,236	1.17	643	81.10
240 - 359 months.........................................	...........	8	826,534	0.28	675	58.92
360 months...................................................	...........	1,354	286,172,859	98.49	608	78.42
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-2 was approximately 357 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-2

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months...........................................	...........	2	$174,815	0.06%	582	71.68%
121 - 180 months...........................................	...........	45	3,397,236	1.17	643	81.10
181 - 240 months...............................................	...........	6	537,361	0.18	685	57.74
241 - 300 months...............................................	...........	2	289,172	0.10	655	61.10
301 - 360 months...............................................	...........	1,354	286,172,859	98.49	608	78.42
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-2 was approximately 356 months.

Loan Purpose for the Mortgage Loans in Subgroup II-2

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	1,140	$241,832,706	83.23%	605	77.73%
Purchase...........................................................	...........	37	3,861,215	1.33	621	88.54
Rate/Term Refinance……………...………...	...........	232	44,877,521	15.44	624	81.11
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Documentation Type of the Mortgage Loans in Subgroup II-2

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	877	$167,151,697	57.53%	603	78.80%
Limited………………………………………………………..	...........	1	46,374	0.02	522	91.93
Lite………………………………………………………..	...........	1	227,935	0.08	543	80.00
Stated Income…………………………………………	...........	530	123,145,437	42.38	616	77.83
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Product Type of the Mortgage Loans in Subgroup II-2

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (30/15 BLN)…………………………	...........	32	$1,557,097	0.54%	646	98.33%
BALLOON (40/30 BLN)…………………………	...........	56	12,307,423	4.24	624	74.19
BALLOON (50/30 BLN)…………………………	...........	28	7,188,563	2.47	663	79.36
FIXED………………………………………………………	...........	321	53,109,805	18.28	630	76.31
FIXED IO………………………………………………………	...........	24	6,825,100	2.35	646	82.63
LIBOR 2/6 ARM DUAL AMORT……………………………………..	...........	27	8,737,456	3.01	591	76.35
LIBOR 2/6 ARM……………………………………..	...........	384	70,207,385	24.16	584	78.18
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	289	71,336,508	24.55	589	78.02
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	43	10,552,527	3.63	621	80.16
LIBOR 2/6 ARM IO…………………………………..	...........	96	24,695,945	8.50	641	82.29
LIBOR 3/6 ARM…………………………………..	...........	53	10,617,191	3.65	616	81.91
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	21	4,387,912	1.51	587	74.97
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	6	1,281,802	0.44	612	80.41
LIBOR 3/6 ARM IO……………………………….	...........	20	4,999,470	1.72	633	83.79
LIBOR 5/6 ARM…………………………………..	...........	3	798,905	0.27	627	82.02
LIBOR 5/6 ARM (40/30 BLN)……………………….	...........	1	379,755	0.13	595	80.00
LIBOR 5/6 ARM (50/30 BLN)……………………….	...........	2	662,348	0.23	647	50.60
LIBOR 5/6 ARM IO……………………………….	...........	3	926,250	0.32	626	81.35
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-2

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.......................................................	...........	948	$209,583,455	72.13%	598	78.85%
Fixed................................................................................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-2

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17............................................................................	...........	8	$1,897,573	0.65%	561	73.99%
18 - 23............................................................................	...........	831	183,632,248	63.20	596	78.74
30 - 35...........................................................................	...........	100	21,286,375	7.33	614	80.83
54 - 59...............................................................................	...........	9	2,767,259	0.95	627	74.00
Fixed............................................................................	...........	461	80,987,988	27.87	634	77.22
Total...........	...........	1,409	$290,571,443	100.00%	608	78.39%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-2 is 24 months . Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-2

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%	...........	8	$2,119,197	0.73%	661	78.07%
11.000% - 11.249%	...........	8	2,080,060	0.72	637	69.71
11.250% - 11.499%	...........	13	3,418,593	1.18	629	74.44
11.500% - 11.749%	...........	21	5,111,458	1.76	649	77.49
11.750% - 11.999%	...........	42	10,633,309	3.66	632	77.68
12.000% - 12.249%	...........	27	6,256,233	2.15	622	81.39
12.250% - 12.499%	...........	54	13,680,780	4.71	627	79.34
12.500% - 12.749%	...........	51	11,716,450	4.03	621	77.48
12.750% - 12.999%	...........	91	22,334,946	7.69	603	78.27
13.000% - 13.249%	...........	46	10,803,139	3.72	601	77.21
13.250% - 13.499%	...........	54	13,768,808	4.74	608	82.30
13.500% - 13.749%	...........	75	16,355,674	5.63	594	80.76
13.750% - 13.999%	...........	86	19,195,464	6.61	598	82.19
14.000% - 14.249%	...........	47	9,033,337	3.11	581	76.38
14.250% - 14.499%	...........	53	12,188,824	4.19	586	80.15
14.500% - 14.749%	...........	37	7,031,489	2.42	559	76.73
14.750% - 14.999%	...........	69	13,978,532	4.81	583	79.44
15.000% - 15.249%	...........	25	4,750,621	1.63	566	76.98
15.250% - 15.499%	...........	24	4,895,563	1.68	581	82.40
15.500% - 15.749%	...........	29	6,140,192	2.11	552	78.60
15.750% - 15.999%	...........	26	4,667,749	1.61	565	75.98
16.000% - 16.249%	...........	12	1,843,501	0.63	569	76.02
16.250% - 16.499%	...........	12	1,943,108	0.67	535	65.64
16.500% - 16.749%	...........	12	1,758,617	0.61	564	73.57
16.750% - 16.999%	...........	15	2,455,318	0.84	537	77.42
17.000% - 17.249%	...........	1	78,617	0.03	507	89.94
17.250% - 17.499%	...........	2	265,737	0.09	539	65.99
17.500% - 17.749%	...........	2	165,070	0.06	537	92.33
17.750% - 17.999%	...........	3	350,072	0.12	530	79.37
18.250% - 18.449%	...........	2	443,066	0.15	519	78.21
19.000% - 19.249%	...........	1	119,931	0.04	557	80.00
Fixed.......................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-2 was approximately 13.624%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-2

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.000% - 5.249%	...........	1	$100,000	0.03%	629	64.94%
5.250% - 5.499%	...........	2	363,278	0.13	513	72.19
5.500% - 5.749%	...........	7	1,043,460	0.36	595	76.15
5.750% - 5.999%	...........	11	2,747,172	0.95	639	77.98
6.000% - 6.249%	...........	37	9,370,862	3.22	605	79.13
6.250% - 6.499%	...........	25	7,189,295	2.47	598	75.86
6.500% - 6.749%	...........	25	6,173,905	2.12	637	76.80
6.750% - 6.999%	...........	50	12,863,907	4.43	625	78.19
7.000% - 7.249%	...........	33	7,438,179	2.56	623	81.46
7.250% - 7.499%	...........	62	15,229,886	5.24	623	79.09
7.500% - 7.749%	...........	55	12,625,750	4.35	617	77.11
7.750% - 7.999%	...........	102	24,121,418	8.30	605	78.49
8.000% - 8.249%	...........	47	10,636,299	3.66	597	77.92
8.250% - 8.499%	...........	56	13,743,731	4.73	607	82.63
8.500% - 8.749%	...........	78	16,611,287	5.72	596	81.31
8.750% - 8.999%	...........	86	18,323,038	6.31	596	82.14
9.000% - 9.249%	...........	40	7,827,177	2.69	573	76.11
9.250% - 9.499%	...........	50	11,125,054	3.83	580	79.62
9.500% - 9.749%	...........	40	6,922,604	2.38	553	77.79
9.750% - 9.999%	...........	51	9,943,999	3.42	569	79.89
10.000% - 10.249%	...........	18	3,043,257	1.05	552	76.54
10.250% - 10.499%	...........	16	3,296,144	1.13	577	80.83
10.500% - 10.749%	...........	18	3,736,430	1.29	542	73.97
10.750% - 10.999%	...........	17	2,279,649	0.78	543	68.15
11.000% - 11.249%	...........	5	975,162	0.34	571	70.35
11.250% - 11.499%	...........	8	923,043	0.32	534	61.63
11.500% - 11.749%	...........	1	82,149	0.03	539	60.00
11.750% - 11.999%	...........	5	514,682	0.18	518	70.58
12.000% - 12.249%	...........	1	119,931	0.04	557	80.00
12.250% - 12.499%	...........	1	212,707	0.07	541	60.00
Fixed.......................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-2 was approximately 8.196%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-2

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%...............................................................	...........	911	$201,270,415	69.27%	599	78.88%
1.500%.............................................................	...........	15	2,535,230	0.87	563	78.84
2.000%................................................................	...........	22	5,777,810	1.99	584	77.71
Fixed.............................................................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-2 was approximately 1.034%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-2

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000% - 1.449%	...........	3	$515,937	0.18%	563	77.77%
1.500% - 1.749%	...........	14	2,216,126	0.76	564	78.67
2.000% - 2.249%	...........	789	177,662,249	61.14	600	78.59
3.000% - 3.249%	...........	142	29,189,143	10.05	590	80.46
Fixed....................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-2 was approximately 2.132%.

Gross Margin of the Mortgage Loans in Subgroup II-2

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	2	$423,991	0.15%	573	82.93%
4.500% - 4.749%	...........	1	50,339	0.02	625	90.00
4.750% - 4.999%	...........	3	619,645	0.21	598	87.32
5.000% - 5.249%	...........	8	1,276,733	0.44	626	83.18
5.250% - 5.499%	...........	491	111,606,457	38.41	614	81.10
5.500% - 5.749%	...........	61	11,907,139	4.10	612	82.62
5.750% - 5.999%	...........	275	60,183,467	20.71	572	73.06
6.000% - 6.249%	...........	40	9,202,542	3.17	588	81.78
6.250% - 6.499%	...........	18	4,634,791	1.60	572	78.94
6.500% - 6.749%	...........	8	1,594,539	0.55	574	77.86
6.750% - 6.999%	...........	13	3,060,143	1.05	589	81.12
7.000% - 7.249%	...........	5	747,019	0.26	613	82.86
7.250% - 7.499%	...........	8	1,684,964	0.58	568	77.41
7.500% - 7.749%	...........	8	1,212,678	0.42	572	78.48
7.750% - 7.999%	...........	7	1,379,007	0.47	609	83.26
Fixed...................	...........	461	80,987,988	27.87	634	77.22
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-2 was approximately 5.621%.

Originator of the Mortgage Loans in Subgroup II-2

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE……………………………………………..	...........	1,159	$246,331,177	84.77%	610	78.20%
OTHER…………………………………………………..	...........	250	44,240,266	15.23	598	79.46
Total.........	...........	1,409	$290,571,443	100.00%	608	78.39%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-3

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	7	$2,200,411	1.12%	687	76.53%
6.001% - 6.500%	...........	42	10,647,035	5.43	658	71.98
6.501% - 7.000%	...........	105	25,074,713	12.80	645	77.77
7.001% - 7.500%	...........	103	24,724,712	12.62	630	79.53
7.501% - 8.000%	...........	147	34,892,923	17.81	622	81.96
8.001% - 8.500%	...........	108	21,197,141	10.82	600	79.68
8.501% - 9.000%	...........	150	28,055,237	14.32	593	80.30
9.001% - 9.500%	...........	107	20,016,596	10.21	591	81.47
9.501% - 10.000%	...........	81	15,819,273	8.07	576	82.72
10.001% - 10.500%	...........	46	7,678,061	3.92	560	81.99
10.501% - 11.000%	...........	23	3,374,510	1.72	574	78.78
11.001% - 11.500%	...........	6	589,913	0.30	572	75.24
11.501% - 12.000%	...........	12	1,562,907	0.80	537	74.30
12.001% - 12.500%	...........	1	127,799	0.07	524	60.90
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-3 was approximately 8.225%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-3

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01% - 30.00%...............................................	...........	3	$194,858	0.10%	593	25.25%
30.01% - 40.00%...........................................	...........	10	1,342,508	0.69	624	34.77
40.01% - 50.00%.............................................	...........	26	4,420,107	2.26	635	46.56
50.01% - 60.00%...............................................	...........	43	8,146,151	4.16	597	56.38
60.01% - 70.00%..............................................	...........	120	24,877,975	12.70	585	67.11
70.01% - 80.00%............................................	...........	292	62,781,922	32.04	608	78.02
80.01% - 90.00%...........................................	...........	347	73,441,417	37.48	613	87.00
90.01% - 100.00%..........................................	...........	97	20,756,294	10.59	644	95.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-3 was approximately 79.89%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-3

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01% - 30.00%...........................................	...........	3	$194,858	0.10%	593	25.25%
30.01% - 40.00%.............................................	...........	9	1,292,633	0.66	628	34.91
40.01% - 50.00%...........................................	...........	27	4,469,982	2.28	634	46.39
50.01% - 60.00%...................................................	...........	41	7,921,636	4.04	597	56.40
60.01% - 70.00%.............................................	...........	120	24,883,316	12.70	585	66.98
70.01% - 80.00%...............................................	...........	225	48,898,552	24.95	596	77.50
80.01% - 90.00%..........................................	...........	333	71,602,246	36.54	614	86.95
90.01% - 100.00%.........................................	...........	180	36,698,009	18.73	643	89.09
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-3 was approximately 81.43%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Subgroup II-3

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	6	$298,746	0.15%	606	48.56%
$50,001 - $100,000	...........	122	9,777,813	4.99	590	77.35
$100,001 - $150,000	...........	176	21,893,599	11.17	601	79.96
$150,001 - $200,000	...........	190	33,520,944	17.11	605	78.34
$200,001 - $250,000	...........	152	34,129,755	17.42	613	79.51
$250,001 - $300,000	...........	119	32,861,202	16.77	620	80.00
$300,001 - $350,000	...........	74	23,904,140	12.20	610	79.94
$350,001 - $400,000	...........	65	24,597,254	12.55	608	82.40
$400,001 - $450,000	...........	24	9,890,232	5.05	632	81.74
$450,001 - $500,000	...........	6	2,856,691	1.46	628	84.04
$500,001 - $550,000	...........	2	1,038,366	0.53	675	80.00
$550,001 - $600,000	...........	1	567,578	0.29	722	78.02
$600,001 - $650,000	...........	1	624,910	0.32	612	83.89
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-3 was approximately $209,107.

Credit Score for the Mortgage Loans in Subgroup II-3

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	50	$9,491,563	4.84%	509	70.02%
520 - 539..........................	...........	77	14,661,399	7.48	530	74.22
540 - 559..........................	...........	86	15,687,383	8.01	552	76.84
560 - 579..........................	...........	80	16,875,501	8.61	571	79.10
580 - 599..........................	...........	133	25,554,879	13.04	589	81.13
600 - 619..........................	...........	133	26,634,754	13.59	609	80.62
620 - 639..........................	...........	135	31,438,506	16.04	630	84.00
640 - 659..........................	...........	88	20,508,589	10.47	648	82.82
660 - 679..........................	...........	69	15,064,051	7.69	669	80.01
680 - 699..........................	...........	30	6,953,446	3.55	690	80.83
700 - 719..........................	...........	21	4,916,454	2.51	709	84.47
720 - 739..........................	...........	15	3,768,006	1.92	728	79.80
740 - 759..........................	...........	5	1,273,007	0.65	752	81.22
760 - 779..........................	...........	7	1,283,384	0.65	768	62.62
780 - 799..........................	...........	8	1,507,954	0.77	786	79.00
800 - 819..........................	...........	1	342,356	0.17	813	48.93
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-3 was approximately 611.

Geographic Distribution of the Mortgaged Properties in Subgroup II-3*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	6	$954,238	0.49%	638	81.80%
Arizona…………………………………………………….	...........	13	2,744,671	1.40	619	79.75
Arkansas…………………………………………………….	...........	5	516,350	0.26	599	81.95
California…………………………………………………….	...........	173	52,196,962	26.64	622	76.26
Colorado…………………………………………………….	...........	4	934,886	0.48	625	88.92
Connecticut…………………………………………………….	...........	12	2,328,190	1.19	609	77.96
Delaware…………………………………………………….	...........	3	250,162	0.13	583	62.72
District of Columbia…………………………………………………….	...........	5	1,187,301	0.61	619	71.56
Florida…………………………………………………….	...........	130	26,025,645	13.28	604	79.33
Georgia…………………………………………………….	...........	32	4,918,366	2.51	618	83.15
Hawaii…………………………………………………….	...........	1	99,621	0.05	550	57.97
Idaho…………………………………………………….	...........	3	534,019	0.27	640	86.63
Illinois…………………………………………………….	...........	121	26,065,734	13.30	620	83.41
Indiana…………………………………………………….	...........	6	694,424	0.35	589	89.86
Iowa…………………………………………………………..	...........	3	333,296	0.17	682	96.31
Kansas…………………………………………………….	...........	4	623,452	0.32	558	88.49
Kentucky…………………………………………………….	...........	3	593,237	0.30	626	81.72
Louisiana…………………………………………………….	...........	5	964,862	0.49	596	85.10
Maine…………………………………………………….	...........	4	579,919	0.30	578	79.51
Maryland……………………………………………………………………..	...........	60	12,693,036	6.48	601	79.06
Massachusetts…………………………………………………….	...........	8	2,659,396	1.36	639	80.09
Michigan…………………………………………………….	...........	33	4,159,288	2.12	584	82.54
Minnesota…………………………………………………….	...........	4	755,873	0.39	593	74.91
Mississippi…………………………………………………….	...........	6	684,798	0.35	606	86.05
Missouri…………………………………………………….	...........	15	1,745,908	0.89	626	91.53
Nebraska…………………………………………………….	...........	2	244,008	0.12	558	84.40
Nevada…………………………………………………….	...........	18	4,835,535	2.47	600	83.67
New Hampshire…………………………………………………….	...........	5	778,696	0.40	591	82.77
New Jersey…………………………………………………….	...........	36	8,105,696	4.14	595	80.87
New Mexico…………………………………………………….	...........	6	570,476	0.29	628	83.03
New York…………………………………………………….	...........	40	8,946,958	4.57	586	75.00
North Carolina…………………………………………………….	...........	8	1,461,356	0.75	629	88.46
Ohio…………………………………………………….	...........	6	793,131	0.40	599	89.14
Oklahoma…………………………………………………….	...........	4	606,241	0.31	632	89.38
Oregon......…………………………………………………….	...........	9	1,994,351	1.02	637	82.10
Pennsylvania…………………………………………………….	...........	35	4,258,103	2.17	588	80.97
Rhode Island…………………………………………………….	...........	4	870,710	0.44	621	77.47
South Carolina…………………………………………………….	...........	9	1,145,065	0.58	605	84.16
Tennessee…………………………………………………….	...........	11	1,372,350	0.70	623	87.70
Texas…………………………………………………….	...........	11	1,366,187	0.70	602	80.81
Utah……………………………………………………………	...........	2	558,681	0.29	503	74.29
Virginia…………………………………………………….	...........	51	8,253,756	4.21	608	80.47
Washington……………………………………………….	...........	12	2,585,723	1.32	645	82.80
West Virginia……………………………………………….	...........	4	974,925	0.50	576	83.78
Wisconsin……………………………………………….	...........	6	995,650	0.51	603	87.93
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

*No more than approximately 1.34% of mortgage loans in Subgroup II-3 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-3

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................……………………	...........	67	$19,384,176	9.89%	635	78.02%
Condominium...............................................	...........	45	8,367,855	4.27	621	75.81
PUD.................................................................	...........	76	17,782,417	9.07	607	81.12
Single Family...............................................	...........	745	149,522,159	76.30	608	80.19
Townhouse.....................................................	...........	5	904,624	0.46	611	83.78
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Occupancy Status of Mortgaged Properties in Subgroup II-3*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor............................................................	...........	74	$14,946,706	7.63%	645	80.73%
Owner Occupied.......................................	...........	852	178,337,904	91.01	608	79.80
Second Home..............................................	...........	12	2,676,622	1.37	663	81.47
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-3

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months........................................	...........	6	$864,044	0.44%	593	69.86%
240 - 359 months.........................................	...........	6	748,721	0.38	646	68.60
360 months...................................................	...........	926	194,348,466	99.18	611	79.98
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-3 was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-3

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months...........................................	...........	6	$864,044	0.44%	593	69.86%
181 - 240 months...............................................	...........	3	362,755	0.19	683	73.19
241 - 300 months...............................................	...........	3	385,966	0.20	610	64.28
301 - 360 months...............................................	...........	926	194,348,466	99.18	611	79.98
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-3 was approximately
357 months.

Loan Purpose for the Mortgage Loans in Subgroup II-3

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	742	$159,492,087	81.39%	608	79.56%
Purchase...........................................................	...........	80	12,119,295	6.18	629	84.63
Rate/Term Refinance……………...………...	...........	116	24,349,849	12.43	620	79.70
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Documentation Type of the Mortgage Loans in Subgroup II-3

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	592	$115,302,651	58.84%	603	80.65%
Limited………………………………………………………..	...........	1	624,910	0.32	612	83.89
Lite………………………………………………………..	...........	2	293,832	0.15	577	89.81
Stated Income…………………………………………	...........	343	79,739,839	40.69	623	78.72
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Product Type of the Mortgage Loans in Subgroup II-3

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)…………………………	...........	44	$11,305,155	5.77%	630	80.31%
BALLOON (50/30 BLN)…………………………	...........	19	4,569,149	2.33	632	77.70
FIXED………………………………………………………	...........	163	28,587,383	14.59	627	76.73
FIXED IO………………………………………………………	...........	16	4,513,700	2.30	668	75.15
LIBOR 2/6 ARM DUAL AMORT……………………………………..	...........	23	5,755,275	2.94	607	82.41
LIBOR 2/6 ARM……………………………………..	...........	274	51,442,746	26.25	591	79.64
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	205	50,401,688	25.72	605	80.22
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	31	7,695,924	3.93	621	82.05
LIBOR 2/6 ARM IO…………………………………..	...........	61	16,875,687	8.61	647	82.74
LIBOR 3/6 ARM…………………………………..	...........	56	7,197,967	3.67	588	80.40
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	24	3,945,032	2.01	576	81.96
LIBOR 3/6 ARM IO……………………………….	...........	22	3,671,525	1.87	603	85.97
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-3

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.......................................................	...........	696	$146,985,845	75.01%	604	80.69%
Fixed................................................................................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-3

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17............................................................................	...........	48	$10,454,536	5.34%	599	81.86
18 - 23............................................................................	...........	546	121,716,784	62.11	607	80.40%
30 - 35...............................................................................	...........	102	14,814,524	7.56	589	82.20
Fixed............................................................................	...........	242	48,975,386	24.99	632	77.50
Total...........	...........	938	$195,961,231	100.00%	611	79.89%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-3 is 23 months . Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-3

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%	...........	5	$1,667,611	0.85%	660	79.87%
11.000% - 11.249%	...........	2	546,636	0.28	712	81.93
11.250% - 11.499%	...........	10	2,987,830	1.52	628	75.01
11.500% - 11.749%	...........	18	4,826,774	2.46	659	82.00
11.750% - 11.999%	...........	33	8,889,868	4.54	633	79.94
12.000% - 12.249%	...........	22	4,975,950	2.54	628	80.58
12.250% - 12.499%	...........	33	8,216,433	4.19	618	78.31
12.500% - 12.749%	...........	50	12,693,700	6.48	625	81.94
12.750% - 12.999%	...........	59	14,771,737	7.54	624	82.71
13.000% - 13.249%	...........	22	4,029,933	2.06	607	77.64
13.250% - 13.499%	...........	40	8,394,656	4.28	590	82.44
13.500% - 13.749%	...........	51	10,664,623	5.44	600	78.82
13.750% - 13.999%	...........	59	11,932,945	6.09	591	79.72
14.000% - 14.249%	...........	29	5,940,487	3.03	599	81.98
14.250% - 14.499%	...........	38	7,596,434	3.88	575	78.88
14.500% - 14.749%	...........	29	6,774,911	3.46	593	84.55
14.750% - 14.999%	...........	38	7,335,499	3.74	585	78.97
15.000% - 15.249%	...........	15	3,074,493	1.57	570	78.90
15.250% - 15.499%	...........	19	3,257,881	1.66	566	80.37
15.500% - 15.749%	...........	17	2,503,155	1.28	573	76.16
15.750% - 15.999%	...........	27	4,691,738	2.39	578	82.48
16.000% - 16.249%	...........	11	1,271,727	0.65	599	80.20
16.250% - 16.499%	...........	11	1,429,375	0.73	587	82.96
16.500% - 16.749%	...........	12	1,984,693	1.01	549	77.36
16.750% - 16.999%	...........	18	2,490,302	1.27	563	81.31
17.000% - 17.249%	...........	13	2,116,442	1.08	588	92.16
17.250% - 17.499%	...........	5	733,690	0.37	525	72.75
17.500% - 17.749%	...........	4	386,844	0.20	559	87.08
17.750% - 17.999%	...........	4	582,615	0.30	638	81.82
18.000% - 18.249%	...........	2	216,861	0.11	612	100.00
Fixed.......................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-3 was approximately 13.668%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-3

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.500% - 4.749%	...........	1	$123,231	0.06%	689	95.00%
4.750% - 4.999%	...........	2	430,524	0.22	564	88.47
5.000% - 5.249%	...........	6	1,012,011	0.52	607	79.21
5.250% - 5.499%	...........	6	863,359	0.44	599	78.28
5.500% - 5.749%	...........	10	1,488,574	0.76	616	82.44
5.750% - 5.999%	...........	30	5,054,596	2.58	611	83.16
6.000% - 6.249%	...........	25	4,146,855	2.12	607	82.45
6.250% - 6.499%	...........	21	4,709,049	2.40	608	78.86
6.500% - 6.749%	...........	32	6,593,233	3.36	635	81.60
6.750% - 6.999%	...........	41	10,220,851	5.22	625	79.34
7.000% - 7.249%	...........	23	5,053,861	2.58	628	80.57
7.250% - 7.499%	...........	33	8,216,433	4.19	618	78.31
7.500% - 7.749%	...........	50	12,693,700	6.48	625	81.94
7.750% - 7.999%	...........	59	14,773,971	7.54	623	82.86
8.000% - 8.249%	...........	22	4,029,933	2.06	607	77.64
8.250% - 8.499%	...........	40	8,394,656	4.28	590	82.44
8.500% - 8.749%	...........	51	10,664,623	5.44	600	78.82
8.750% - 8.999%	...........	61	12,117,606	6.18	592	79.78
9.000% - 9.249%	...........	28	5,746,515	2.93	597	82.73
9.250% - 9.499%	...........	39	7,662,073	3.91	576	78.94
9.500% - 9.749%	...........	28	6,651,679	3.39	591	84.35
9.750% - 9.999%	...........	35	6,761,178	3.45	580	80.64
10.000% - 10.249%	...........	10	2,333,915	1.19	553	77.58
10.250% - 10.499%	...........	13	2,471,682	1.26	553	81.45
10.500% - 10.749%	...........	7	1,261,724	0.64	542	71.07
10.750% - 10.999%	...........	10	1,749,679	0.89	587	83.72
11.000% - 11.249%	...........	1	54,002	0.03	589	70.00
11.250% - 11.499%	...........	3	348,354	0.18	548	63.88
11.500% - 11.749%	...........	2	393,953	0.20	523	69.55
11.750% - 11.999%	...........	6	836,224	0.43	546	76.33
12.250% - 12.499%	...........	1	127,799	0.07	524	60.90
Fixed.......................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-3 was approximately 8.094%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-3

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%...............................................................	...........	591	$131,433,537	67.07%	606	80.49%
1.500%.............................................................	...........	104	15,417,589	7.87	586	82.33
2.000%................................................................	...........	1	134,719	0.07	572	84.69
Fixed.............................................................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-3 was approximately 1.053%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-3

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000% - 1.449%	...........	5	$742,062	0.38%	585	81.80
1.500% - 1.749%	...........	98	13,981,438	7.13	587	82.05%
2.000% - 2.249%	...........	578	129,738,862	66.21	606	80.44
3.000% - 3.249%	...........	15	2,523,482	1.29	609	85.52
Fixed....................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-3 was approximately 1.965%.

Gross Margin of the Mortgage Loans in Subgroup II-3

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	4	$1,119,358	0.57%	594	79.21%
3.750% - 3.999%	...........	1	94,842	0.05	549	66.90
4.250% - 4.499%	...........	1	50,251	0.03	512	70.00
4.500% - 4.749%	...........	1	123,231	0.06	689	95.00
4.750% - 4.999%	...........	2	430,524	0.22	564	88.47
5.000% - 5.249%	...........	7	1,262,104	0.64	594	77.29
5.250% - 5.499%	...........	378	85,686,002	43.73	618	81.36
5.500% - 5.749%	...........	49	10,716,599	5.47	609	83.63
5.750% - 5.999%	...........	192	38,604,010	19.70	578	78.15
6.000% - 6.249%	...........	23	3,600,219	1.84	591	82.53
6.250% - 6.499%	...........	11	1,721,219	0.88	574	85.54
6.500% - 6.749%	...........	15	1,832,098	0.93	574	80.68
6.750% - 6.999%	...........	8	1,330,983	0.68	575	75.29
7.000% - 7.249%	...........	2	198,401	0.10	549	86.07
7.250% - 7.499%	...........	1	101,860	0.05	653	86.44
7.750% - 7.999%	...........	1	114,143	0.06	599	100.00
Fixed...................	...........	242	48,975,386	24.99	632	77.50
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-3 was approximately 5.520%.

Originator of the Mortgage Loans in Subgroup II-3

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE	...........	818	$178,370,142	91.02%	613	79.58%
OTHER…………………………………………………..	...........	120	17,591,089	8.98	595	83.04
Total.........	...........	938	$195,961,231	100.00%	611	79.89%

Mortgage Interest Rates of the Mortgage Loans in Loan Group II

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	20	$6,694,750	0.76%	661	75.48%
6.001% - 6.500%	...........	126	35,966,116	4.10	662	73.15
6.501% - 7.000%	...........	379	112,675,037	12.85	653	78.39
7.001% - 7.500%	...........	411	113,220,889	12.91	637	80.26
7.501% - 8.000%	...........	574	153,093,909	17.46	627	81.34
8.001% - 8.500%	...........	445	118,368,063	13.50	621	81.12
8.501% - 9.000%	...........	529	121,946,574	13.91	603	81.84
9.001% - 9.500%	...........	325	73,698,713	8.41	592	81.92
9.501% - 10.000%	...........	303	60,260,653	6.87	583	83.09
10.001% - 10.500%	...........	181	28,096,398	3.20	580	83.96
10.501% - 11.000%	...........	178	22,809,968	2.60	595	85.20
11.001% - 11.500%	...........	130	11,570,466	1.32	620	89.77
11.501% - 12.000%	...........	136	11,176,595	1.27	628	93.28
12.001% - 12.500%	...........	69	4,921,361	0.56	626	95.99
12.501% - 13.000%	...........	31	1,945,755	0.22	635	99.91
13.001% - 13.500%	...........	3	130,123	0.01	602	94.39
13.501% - 14.000%	...........	2	75,695	0.01	589	100.00
14.000% and greater	...........	1	27,965	0.00	630	100.00
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group II was approximately 8.310%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%..........................................	...........	5	$664,378	0.08%	663	15.20%
20.01% - 30.00%............................................	...........	18	1,621,192	0.18	623	26.70
30.01% - 40.00%................................................	...........	42	5,848,389	0.67	598	35.04
40.01% - 50.00%.............................................	...........	85	15,554,606	1.77	615	46.05
50.01% - 60.00%............................................	...........	161	33,069,537	3.77	587	56.13
60.01% - 70.00%........................................	...........	362	79,314,976	9.05	590	66.76
70.01% - 80.00%..............................................	...........	1,233	324,181,996	36.98	622	78.50
80.01% - 90.00%...................................................	...........	1,074	283,701,885	32.36	620	87.38
90.01% - 100.00%...........................................	...........	863	132,722,069	15.14	647	96.77
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 81.23%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%.....................................................	...........	5	$664,378	0.08%	663	15.20%
20.01% - 30.00%............................................................	...........	18	1,621,192	0.18	623	26.70
30.01% - 40.00%................................................................	...........	41	5,798,515	0.66	598	35.08
40.01% - 50.00%......................................................	...........	86	15,604,481	1.78	614	46.00
50.01% - 60.00%..............................................	...........	159	32,845,022	3.75	587	56.13
60.01% - 70.00%...............................................	...........	359	78,911,744	9.00	590	66.72
70.01% - 80.00%..............................................	...........	775	189,551,053	21.62	595	77.48
80.01% - 90.00%............................................	...........	1,039	280,463,333	31.99	621	87.31
90.01% - 100.00%..........................................	...........	1,361	271,219,311	30.94	652	88.31
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 84.33%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Loan Group II

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	189	$7,003,307	0.80%	638	92.70%
$50,001 - $100,000	...........	606	46,188,264	5.27	618	84.69
$100,001 - $150,000	...........	642	80,086,709	9.14	607	80.09
$150,001 - $200,000	...........	580	101,892,057	11.62	610	78.97
$200,001 - $250,000	...........	440	98,713,310	11.26	612	78.97
$250,001 - $300,000	...........	371	101,927,654	11.63	623	79.69
$300,001 - $350,000	...........	274	88,408,357	10.08	620	80.80
$350,001 - $400,000	...........	230	86,436,712	9.86	618	81.47
$400,001 - $450,000	...........	161	68,388,965	7.80	630	82.24
$450,001 - $500,000	...........	114	54,316,243	6.20	630	81.88
$500,001 - $550,000	...........	95	49,753,948	5.68	636	83.93
$550,001 - $600,000	...........	56	32,207,691	3.67	627	83.69
$600,001 - $650,000	...........	30	18,813,138	2.15	631	83.39
$650,001 - $700,000	...........	16	10,758,035	1.23	634	85.31
$700,001 - $750,000	...........	15	10,958,932	1.25	639	81.78
$750,001 and greater	...........	24	20,825,709	2.38	647	84.44
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group II was approximately $228,285.

Credit Score for the Mortgage Loans in Loan Group II

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	160	$31,670,235	3.61%	509	70.44%
520 - 539..........................	...........	248	49,652,935	5.66	530	73.66
540 - 559..........................	...........	265	56,488,250	6.44	550	75.53
560 - 579..........................	...........	278	63,890,447	7.29	570	77.49
580 - 599..........................	...........	432	94,867,867	10.82	589	81.13
600 - 619..........................	...........	494	108,142,159	12.34	609	82.36
620 - 639..........................	...........	608	143,960,084	16.42	629	84.18
640 - 659..........................	...........	496	123,662,513	14.11	649	83.82
660 - 679..........................	...........	366	84,749,536	9.67	669	83.68
680 - 699..........................	...........	227	56,238,152	6.41	688	83.69
700 - 719..........................	...........	114	24,253,067	2.77	709	85.18
720 - 739..........................	...........	70	19,567,072	2.23	730	83.84
740 - 759..........................	...........	39	10,196,015	1.16	750	79.87
760 - 779..........................	...........	25	5,183,353	0.59	767	70.73
780 - 799..........................	...........	20	3,814,987	0.44	788	81.82
800 - 819..........................	...........	1	342,356	0.04	813	48.93
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II was approximately 621.

Geographic Distribution of the Mortgaged Properties in Loan Group II*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	16	$1,788,603	0.20%	599	83.51%
Arizona…………………………………………………….	...........	77	16,112,058	1.84	617	83.28
Arkansas…………………………………………………….	...........	7	810,697	0.09	602	84.78
California…………………………………………………….	...........	981	313,432,539	35.75	633	80.55
Colorado…………………………………………………….	...........	27	4,252,848	0.49	634	87.20
Connecticut…………………………………………………….	...........	39	8,892,848	1.01	620	80.96
Delaware…………………………………………………….	...........	9	1,241,739	0.14	605	75.96
District of Columbia…………………………………………………….	...........	14	3,357,542	0.38	611	65.86
Florida…………………………………………………….	...........	493	97,249,784	11.09	610	79.92
Georgia…………………………………………………….	...........	93	14,804,564	1.69	616	84.86
Hawaii…………………………………………………….	...........	5	1,834,357	0.21	645	66.64
Idaho…………………………………………………….	...........	11	1,800,055	0.21	607	82.61
Illinois…………………………………………………….	...........	420	87,543,105	9.99	626	84.23
Indiana…………………………………………………….	...........	47	4,489,968	0.51	612	87.68
Iowa…………………………………………………….	...........	13	1,262,189	0.14	628	91.30
Kansas…………………………………………………….	...........	11	1,140,897	0.13	572	84.40
Kentucky…………………………………………………….	...........	10	1,658,825	0.19	608	85.46
Louisiana…………………………………………………….	...........	14	2,147,727	0.24	597	82.88
Maine…………………………………………………….	...........	10	1,608,197	0.18	582	80.53
Maryland……………………………………………………………………..	...........	204	45,025,056	5.14	607	80.27
Massachusetts…………………………………………………….	...........	46	11,474,758	1.31	613	80.69
Michigan…………………………………………………….	...........	81	9,853,003	1.12	593	83.42
Minnesota…………………………………………………….	...........	28	5,767,175	0.66	628	82.95
Mississippi…………………………………………………….	...........	19	2,515,579	0.29	621	89.08
Missouri…………………………………………………….	...........	46	5,655,152	0.65	630	87.56
Nebraska…………………………………………………….	...........	2	244,008	0.03	558	84.40
Nevada…………………………………………………….	...........	75	16,423,019	1.87	617	82.37
New Hampshire…………………………………………………….	...........	11	2,178,626	0.25	608	84.52
New Jersey…………………………………………………….	...........	127	35,494,958	4.05	598	79.62
New Mexico…………………………………………………….	...........	26	4,189,183	0.48	604	79.93
New York…………………………………………………….	...........	254	68,798,680	7.85	622	79.27
North Carolina…………………………………………………….	...........	43	7,438,147	0.85	626	85.60
Ohio…………………………………………………….	...........	17	1,722,526	0.20	609	90.51
Oklahoma…………………………………………………….	...........	19	1,775,603	0.20	617	84.29
Oregon......…………………………………………………….	...........	26	5,782,422	0.66	609	79.26
Pennsylvania…………………………………………………….	...........	107	14,588,037	1.66	600	81.03
Rhode Island…………………………………………………….	...........	19	4,214,466	0.48	605	84.39
South Carolina…………………………………………………….	...........	26	4,584,921	0.52	621	83.73
South Dakota…………………………………………………….	...........	1	237,653	0.03	651	85.00
Tennessee…………………………………………………….	...........	30	4,088,109	0.47	603	85.99
Texas…………………………………………………….	...........	58	6,969,306	0.79	625	81.23
Utah…………………………………………………….	...........	11	1,738,737	0.20	572	82.59
Vermont…………………………………………………….	...........	1	74,899	0.01	539	52.08
Virginia…………………………………………………….	...........	199	36,428,240	4.16	610	81.45
Washington……………………………………………….	...........	40	9,107,565	1.04	619	82.38
West Virginia……………………………………………….	...........	18	3,052,820	0.35	588	80.57
Wisconsin……………………………………………….	...........	11	1,743,407	0.20	620	90.39
Wyoming……………………………………………….	...........	1	84,431	0.01	549	100.00
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

*No more than approximately 0.69% ofmortgage loans in Loan Group II by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group II

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................……………………..	...........	283	$86,379,398	9.85%	639	79.20%
Condominium...............................................	...........	219	39,471,920	4.50	631	81.83
PUD.................................................................	...........	375	92,187,064	10.52	616	82.45
Single Family....................................................	...........	2,937	652,659,834	74.45	618	81.27
Townhouse................................................	...........	29	5,980,813	0.68	659	83.00
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

Occupancy Status of Mortgaged Properties in Loan Group II*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.......................................................	...........	194	$42,558,655	4.85%	638	80.03%
Owner Occupied...........................................	...........	3,618	827,377,924	94.38	620	81.28
Second Home............................................	...........	31	6,742,450	0.77	636	81.54
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group II

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months......................................	...........	2	$174,815	0.02%	582	71.68%
180 - 239 months......................................	...........	245	20,135,743	2.30	652	94.03
240 - 359 months...........................................	...........	66	4,348,656	0.50	650	83.51
360 months..................................................	...........	3,530	852,019,815	97.19	620	80.91
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II was approximately 355 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group II

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months..............................................	...........	2	$174,815	0.02%	582	71.68
121 - 180 months..............................................	...........	245	20,135,743	2.30	652	94.03%
181 - 240 months..........................................	...........	60	3,609,903	0.41	653	87.07
241 - 300 months..........................................	...........	6	738,753	0.08	634	66.11
301 - 360 months.......................................	...........	3,530	852,019,815	97.19	620	80.91
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately
353 months.

Loan Purpose for the Mortgage Loans in Loan Group II

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	2,524	$609,892,249	69.57%	612	79.88%
Purchase.........................................................	...........	863	163,826,136	18.69	651	85.80
Rate/Term Refinance…………………………	...........	456	102,960,644	11.74	625	81.94
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative.............................................	...........	2,214	$456,664,262	52.09%	610	81.37%
Limited………………………………………………………………..	...........	8	2,555,750	0.29	588	83.05
Lite………………………………………………………………..	...........	6	909,327	0.10	587	86.42
Stated Income……………………………………..	...........	1,615	416,549,691	47.51	633	81.05
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

Product Type of the Mortgage Loans in Loan Group II

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (30/15 BLN)…………………………	...........	210	$16,210,351	1.85%	657	99.20%
BALLOON (40/30 BLN)…………………………	...........	139	38,651,965	4.41	636	79.24
BALLOON (50/30 BLN)…………………………	...........	58	16,465,334	1.88	650	79.30
FIXED……………………………………………………….	...........	888	133,427,958	15.22	635	80.01
FIXED IO……………………………………………………..	...........	54	18,330,301	2.09	670	82.15
LIBOR 2/6 ARM DUAL AMORT……………………………………..	...........	69	23,307,635	2.66	608	80.65
LIBOR 2/6 ARM……………………………………..	...........	922	187,547,608	21.39	599	79.89
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	763	227,684,441	25.97	607	80.62
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	102	31,277,237	3.57	624	83.29
LIBOR 2/6 ARM IO…………………………………	...........	333	115,084,367	13.13	647	83.06
LIBOR 3/6 ARM………………………………………	...........	159	29,669,863	3.38	615	83.42
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	61	15,431,923	1.76	599	80.72
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	8	2,450,098	0.28	627	75.80
LIBOR 3/6 ARM IO……………………………………	...........	64	17,012,795	1.94	632	84.54
LIBOR 5/6 ARM………………………………………	...........	6	1,856,869	0.21	669	87.68
LIBOR 5/6 ARM (40/30 BLN)……………………….	...........	1	379,755	0.04	595	80.00
LIBOR 5/6 ARM (50/30 BLN)……………………….	...........	3	964,279	0.11	633	56.49
LIBOR 5/6 ARM IO…………………………….	...........	3	926,250	0.11	626	81.35
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.......................................................	...........	2,494	$653,593,120	74.55%	614	81.17%
Fixed................................................................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17.................................................................	...........	77	$21,270,892	2.43%	608	81.96%
18 - 23.......................................................................	...........	2,112	563,630,396	64.29	614	80.97
24 - 29.............................................................	...........	3	1,041,550	0.12	679	83.21
30 - 35..............................................................	...........	289	63,523,129	7.25	615	82.77
54 - 59...........................................................	...........	13	4,127,153	0.47	644	78.27
Fixed............................................................	...........	1,349	223,085,909	25.45	641	81.39
Total...........	...........	3,843	$876,679,029	100.00%	621	81.23%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Loan Group II is 24 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group II

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500% - 10.749%	...........	1	$438,761	0.05%	562	52.89%
10.750% - 10.999%	...........	17	5,723,189	0.65	658	78.09
11.000% - 11.249%	...........	15	4,198,549	0.48	655	73.96
11.250% - 11.499%	...........	34	10,656,439	1.22	644	76.08
11.500% - 11.749%	...........	61	18,443,665	2.10	653	80.57
11.750% - 11.999%	...........	127	41,991,521	4.79	645	80.73
12.000% - 12.249%	...........	74	20,851,928	2.38	639	81.46
12.250% - 12.499%	...........	135	40,711,102	4.64	634	80.61
12.500% - 12.749%	...........	159	45,989,323	5.25	634	81.03
12.750% - 12.999%	...........	230	65,761,285	7.50	622	81.47
13.000% - 13.249%	...........	111	29,659,716	3.38	625	80.60
13.250% - 13.499%	...........	166	48,607,647	5.54	619	83.01
13.500% - 13.749%	...........	185	47,906,946	5.46	606	81.35
13.750% - 13.999%	...........	212	54,272,904	6.19	605	82.07
14.000% - 14.249%	...........	112	27,504,678	3.14	602	80.71
14.250% - 14.499%	...........	139	38,918,623	4.44	609	80.72
14.500% - 14.749%	...........	101	25,931,842	2.96	585	81.39
14.750% - 14.999%	...........	150	34,600,875	3.95	595	81.79
15.000% - 15.249%	...........	66	13,423,268	1.53	580	80.13
15.250% - 15.499%	...........	70	15,194,312	1.73	588	82.42
15.500% - 15.749%	...........	70	15,887,884	1.81	583	81.66
15.750% - 15.999%	...........	77	16,113,315	1.84	580	80.94
16.000% - 16.249%	...........	29	5,206,469	0.59	570	79.92
16.250% - 16.499%	...........	29	5,250,974	0.60	579	79.23
16.500% - 16.749%	...........	32	6,106,772	0.70	571	80.10
16.750% - 16.999%	...........	42	7,739,305	0.88	558	83.00
17.000% - 17.249%	...........	16	2,496,797	0.28	581	90.82
17.250% - 17.499%	...........	12	1,480,911	0.17	540	73.71
17.500% - 17.749%	...........	7	603,851	0.07	551	87.90
17.750% - 17.999%	...........	10	1,140,410	0.13	589	80.59
18.000% - 18.249%	...........	2	216,861	0.02	612	100.00
18.250% - 18.449%	...........	2	443,066	0.05	519	78.21
19.000% - 19.249%	...........	1	119,931	0.01	557	80.00
Fixed.......................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately
13.579%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group II

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.500% - 4.749%	...........	1	$123,231	0.01%	689	95.00%
4.750% - 4.999%	...........	2	430,524	0.05	564	88.47
5.000% - 5.249%	...........	8	1,396,319	0.16	617	82.39
5.250% - 5.499%	...........	11	2,240,487	0.26	593	78.07
5.500% - 5.749%	...........	20	3,246,439	0.37	603	76.22
5.750% - 5.999%	...........	55	12,272,365	1.40	622	81.42
6.000% - 6.249%	...........	114	35,832,852	4.09	632	80.97
6.250% - 6.499%	...........	71	22,497,060	2.57	617	79.35
6.500% - 6.749%	...........	85	23,154,723	2.64	638	80.20
6.750% - 6.999%	...........	154	49,763,888	5.68	641	80.51
7.000% - 7.249%	...........	84	23,098,557	2.63	638	81.60
7.250% - 7.499%	...........	151	44,472,448	5.07	634	80.70
7.500% - 7.749%	...........	170	49,090,005	5.60	632	81.06
7.750% - 7.999%	...........	246	68,693,647	7.84	622	81.64
8.000% - 8.249%	...........	121	31,165,840	3.55	621	80.58
8.250% - 8.499%	...........	174	50,300,821	5.74	619	83.02
8.500% - 8.749%	...........	184	45,257,909	5.16	604	81.66
8.750% - 8.999%	...........	210	50,474,891	5.76	599	82.20
9.000% - 9.249%	...........	100	24,791,077	2.83	589	81.05
9.250% - 9.499%	...........	119	30,179,305	3.44	589	80.83
9.500% - 9.749%	...........	94	22,229,498	2.54	577	82.30
9.750% - 9.999%	...........	118	24,937,879	2.84	583	82.52
10.000% - 10.249%	...........	43	8,498,217	0.97	568	81.28
10.250% - 10.499%	...........	49	10,434,528	1.19	577	82.70
10.500% - 10.749%	...........	36	7,809,174	0.89	560	78.28
10.750% - 10.999%	...........	36	5,952,415	0.68	568	76.94
11.000% - 11.249%	...........	7	1,221,142	0.14	569	71.86
11.250% - 11.499%	...........	12	1,424,636	0.16	535	64.03
11.500% - 11.749%	...........	3	476,103	0.05	526	67.90
11.750% - 11.999%	...........	12	1,522,741	0.17	533	73.67
12.000% - 12.249%	...........	1	119,931	0.01	557	80.00
12.250% - 12.499%	...........	3	484,469	0.06	530	60.24
Fixed.......................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 8.050%.

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%................................................................	...........	2,292	$606,158,737	69.14%	615	81.09%
1.500%......................................................................	...........	148	26,232,801	2.99	590	82.34
2.000%..................................................................	...........	54	21,201,582	2.42	610	81.92
Fixed...................................................................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 1.053%.

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000% - 1.449%	...........	10	$1,533,535	0.17%	578	80.57%
1.500% - 1.749%	...........	128	20,293,555	2.31	588	82.01
2.000% - 2.249%	...........	2,044	549,637,014	62.70	615	80.97
3.000% - 3.249%	...........	312	82,129,016	9.37	615	82.31
Fixed....................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 2.108%.

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	8	$2,490,090	0.28%	609	83.00%
3.750% - 3.999%	...........	1	94,842	0.01	549	66.90
4.250% - 4.499%	...........	1	50,251	0.01	512	70.00
4.500% - 4.749%	...........	4	404,152	0.05	640	78.27
4.750% - 4.999%	...........	7	1,951,346	0.22	603	85.00
5.000% - 5.249%	...........	19	4,175,581	0.48	616	85.69
5.250% - 5.499%	...........	1,412	392,415,714	44.76	627	82.34
5.500% - 5.749%	...........	133	29,941,222	3.42	615	83.03
5.750% - 5.999%	...........	602	142,575,843	16.26	580	76.90
6.000% - 6.249%	...........	121	36,348,506	4.15	626	81.81
6.250% - 6.499%	...........	48	13,777,212	1.57	589	82.15
6.500% - 6.749%	...........	32	6,551,708	0.75	590	82.49
6.750% - 6.999%	...........	32	7,785,308	0.89	612	79.38
7.000% - 7.249%	...........	14	2,589,814	0.30	618	83.35
7.250% - 7.499%	...........	15	3,297,606	0.38	608	81.12
7.500% - 7.749%	...........	15	2,478,711	0.28	589	82.91
7.750% - 7.999%	...........	13	2,971,727	0.34	624	86.57
8.000% - 8.249%	...........	6	1,426,086	0.16	613	78.26
8.250% - 8.499%	...........	4	845,841	0.10	627	83.24
8.500% - 8.749%	...........	2	417,744	0.05	583	89.31
8.750% - 8.999%	...........	3	879,518	0.10	568	89.01
9.250% - 9.499%	...........	1	67,443	0.01	543	90.00
9.750% - 9.999%	...........	1	56,857	0.01	617	100.00
Fixed...................	...........	1,349	223,085,909	25.45	641	81.39
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group II was approximately 5.573%.

Originator of the Mortgage Loans in Loan Group II

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE……………………………………………..	...........	3,145	$742,979,501	84.75%	621	81.01%
OTHER……………………………………………………..	...........	698	133,699,528	15.25	617	82.42
Total.........	...........	3,843	$876,679,029	100.00%	621	81.23%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE10 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities